                                                                       EXHIBIT 3

                             INTERTAPE POLYMER INC.

                                     - and -

                             INTERTAPE POLYMER CORP.

                                     - and -

             EACH OF THE OTHER PARTIES LISTED IN SCHEDULE "K" HERETO

                    AS JOINT AND SEVERAL FACILITY A BORROWERS

                                     - and -

                                IPG HOLDINGS LP,

                            AS FACILITY B/C BORROWER

                                      -and-

                          INTERTAPE POLYMER GROUP INC.

                               IPG FINANCE LLC AND

                       IPG HOLDING COMPANY OF NOVA SCOTIA

                                  AS GUARANTORS

                                     - and -

                          THE TORONTO-DOMINION BANK, AS

       CANADIAN ADMINISTRATION AGENT, CANADIAN COLLATERAL AGENT, LENDER,
                      SWING LINE LENDER AND ISSUING LENDER

           TORONTO DOMINION (TEXAS), INC., AS US ADMINISTRATION AGENT

                                     - and -

                                COMERICA BANK, AS

                     LENDER, ISSUING LENDER AND CO-ARRANGER

                                     - and -

                           NATIONAL BANK OF CANADA, AS

                  LENDER, CO-ARRANGER AND DOCUMENTATION AGENT

                                     - and -

                                TD SECURITIES, AS

                          LEAD ARRANGER AND BOOKMANAGER

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT
                    bearing formal date of December 20, 2001
                                 US $145,000,000

--------------------------------------------------------------------------------

                                 HEENAN BLAIKIE
                          1250 Rene Levesque Blvd. West
                                   Suite 2500
                            Montreal (Quebec) H3B 4Y1
                            Telephone: (514) 846-1212
                           Telecopier: (514) 846-3427

CREDIT AGREEMENT entered into in the City of New York, State of New York dated as of December 20, 2001

BETWEEN: INTERTAPE POLYMER INC., a corporation constituted in accordance with the laws of Canada, having its principal place of business at 110E Montee de Liesse, in the City of St. Laurent, Province of Quebec

AND: INTERTAPE POLYMER CORP., a corporation constituted in accordance with the laws of the State of Delaware, having its principal place of business at 3647 Cortez Road West, Suite 102, Brandenton, Florida, 34210

AND:                          EACH OF THE OTHER PARTIES LISTED IN SCHEDULE "K"
                              HERETO

                              (hereinafter collectively called the "FACILITY A BORROWERS")

                              PARTIES OF THE FIRST PART

AND: IPG HOLDINGS LP, a limited partnership constituted in accordance with the laws of the State of Delaware, having its registered office c/o RL&F Service Corp, One Rodney Square, Tenth floor, Tenth and King Streets, in the City of Wilmington, State of Delaware, represented herein by its general partner, Intertape Polymer Inc., having its principal place of business at 110E Montee de Liesse, in the City of St. Laurent, Province of Quebec (hereinafter called the "FACILITY B/C BORROWER")

                              PARTY OF THE SECOND PART

AND: INTERTAPE POLYMER GROUP INC., a corporation constituted in accordance with the laws of Canada, having its principal place of business at 110E Montee de Liesse, in the City of St. Laurent, Province of Quebec

AND: IPG FINANCE LLC, a limited liability company constituted in accordance with the laws of the State of Delaware, having its principal place of business at registered office at c/o RL&F Service Corp, One Rodney Square, Tenth floor, Tenth and King Streets, in the City of Wilmington, State of Delaware

AND: IPG HOLDING COMPANY OF NOVA SCOTIA, a corporation constituted in accordance with the laws of Nova Scotia, having its principal place of business at 110 Montee de Liesse, in the City of St. Laurent, Province of Quebec,

                              (as Guarantors)

                              PARTIES OF THE THIRD PART

AND: THE TORONTO-DOMINION BANK, a banking corporation organized under the laws of Canada, having an office at 66 Wellington Street West, 38th Floor, Toronto, Ontario, M5K 1A2, acting as Canadian administration agent, Canadian Collateral Agent, Lender, Swing Line Lender and Issuing Lender (hereinafter called "TD")

                              PARTY OF THE FOURTH PART

AND: TORONTO DOMINION (TEXAS), INC., a banking corporation organized under the laws of Delaware, having an office at 909 Fannin Street, Suite 1700, in the City of Houston, State of Texas, 77010, acting as US administration agent (hereinafter called "TD TEXAS")

                              PARTY OF THE FIFTH PART

AND: COMERICA BANK, a banking corporation organized under the laws of Michigan, having an office at 500 Woodward Avenue, 23rd Floor, in the City of Detroit, Michigan, acting as Lender and Co-Arranger (hereinafter called "COMERICA")

                              PARTY OF THE SIXTH PART

AND: NATIONAL BANK OF CANADA, a banking corporation organized under the laws of Canada, having an office at 1155 Metcalfe Street, 5th Floor in the City of Montreal, Quebec, H3B 4S9, acting as Lender, Co-Arranger and Documentation Agent (hereinafter called "NBC")

                              PARTY OF THE SEVENTH PART

         WHEREAS the Borrowers wish to borrow certain amounts from the Lenders and the Lenders have agreed to lend such amounts to the Borrowers, subject to and in accordance with the provisions hereof;

         NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1        INTERPRETATION

         1.1  DEFINITIONS

         In addition to the definitions contained in Schedule D, the following words and expressions, when used in this Agreement, in the Schedules hereto or in any deed or agreement supplementary hereto, unless the contrary is stipulated, have the following meaning:

               1.1.1 "ACQUISITION" means the acquisition (whether by way of purchase, exchange, Investment or otherwise) of (i) a majority of the issued and outstanding capital stock or other ownership interests of a Person (other than a member of the Restricted Group) granting a right to vote in all circumstances, or (ii) assets of a Person (other than a member of the Restricted Group) comprising substantially all of the assets of such Person or of an independent business unit (for example, a division) operated by such Person;

               1.1.2 "ADJUSTED CONSOLIDATED" shall have the same meaning as "Consolidated" except that the Unrestricted Subsidiaries are accounted for on a cost basis rather than on a Consolidated basis;

               1.1.3 "ADVANCE" means any advance by any Lender under this Agreement, including direct Advances by way of Prime Rate Advances, US Base Rate Advances, US Prime Rate Advances and Libor Advances and, for Facility A only, direct Advances by way of Swing Line Advances and indirect Advances by way of BA Advances and Letters of Credit, and any renewal or conversion of an Advance;

               1.1.4 "AFFILIATE" means any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, IPG, (ii) which beneficially owns or holds 5% or more of the Voting Stock of IPG or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by IPG or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise;

               1.1.5 "AGENT" means either the Canadian Agent, the US Agent or (unless the context requires otherwise) both, as the case may be, determined by reference to the provisions of Section 18.19;

               1.1.6 "AGREEMENT", "CREDIT AGREEMENT", "THESE PRESENTS", "HEREIN", "HEREBY", "HEREUNDER" and other similar expressions refer collectively to this Credit Agreement and the Schedules hereto;

               1.1.7 "ARRANGERS" means TD, Comerica and NBC;

               1.1.8 "ASSIGNMENT" means an assignment of all or a portion of a Lender's rights, benefits and obligations under this Agreement in respect of any Facilities in accordance with Sections 17.2 and 17.3, and "ASSIGNEE" has the meaning ascribed to it in subsection 17.2.1;

               1.1.9 "AVAILABLE CASH" means, as of any date of determination, cash and Cash Equivalents which are freely available to the Restricted Group on such date, in that there are no restrictions of any nature whatsoever on the Restricted Group's access thereto including any restrictions or potential delays arising out of any
               (i) agreement, (ii) incorporating, constituting or charter documents, (iii) foreign exchange or currency controls, (iv) Law,
               (v) Charge, or (vi) otherwise. For purposes of the computation of Total Debt, Available Cash shall not include cash and Cash Equivalents held in Drumheath;

               1.1.10 "BANKERS' ACCEPTANCE" means a non-interest bearing draft or bill of exchange in Canadian Dollars drawn and endorsed by a Canadian Borrower and accepted by a Lender in accordance with the provisions of Article 6, and includes a Discount Note where the context permits. Subject to the Lenders electing to use a clearing house as contemplated by the Depository Bills and Notes Act (S.C. 1998 c. 13) (the "Act"), "Bankers' Acceptance" shall also include a depository bill (as defined in the Act) in Canadian Dollars signed by a Canadian Borrower and accepted by a Canadian Lender. Drafts or bills of exchange that become depository bills may nevertheless be referred to herein as "drafts";

               1.1.11 "BA ADVANCE" means at any time the part of the Advances which a Canadian Borrower has chosen to borrow by Bankers' Acceptances, calculated based on the face amount of such Bankers' Acceptances;

               1.1.12 "BA PROCEEDS" means, (i) for any Bankers' Acceptance issued hereunder (other than Discount Notes), an amount calculated on the applicable Acceptance Date (as defined in subsection 6.1.1) by multiplying: a) the face amount of the Bankers' Acceptance by b) the following fraction:

                                        1
               --------------------------------------------------------------
               (1+ (Bankers' Acceptance Discount Rate x Designated Period (in days) (365))

               , with such fraction being rounded up or down to the fifth decimal place and .00005 being rounded up; and (ii) for any Discount Notes issued hereunder, the face amount of such Discount Notes, less a discount established in the same manner as provided in (i) above (with references to "Bankers' Acceptances" being replaced by references to "Discount Notes");

               1.1.13 "BA SCHEDULE I REFERENCE LENDER" means TD or such other Lender which is a Schedule I bank under the Bank Act (Canada) appointed by the Canadian Agent with the consent of the Facility A Borrowers in replacement of said Lender;

               1.1.14 "BA SCHEDULE II REFERENCE LENDER" means a Lender which is a Schedule II bank under the Bank Act (Canada) appointed by the Canadian Agent with the consent of the Facility A Borrowers;

               1.1.15 "BANKERS' ACCEPTANCE DISCOUNT RATE" means (i) in respect of Bankers' Acceptances to be purchased by the Canadian Lenders which are Schedule I banks under the Bank Act (Canada), the average rate for Canadian Dollar bankers' acceptances having Designated Periods of 1, 2, 3 or 6 months quoted on Reuters Service, page CDOR "Canadian Interbank Bid BA Rates" (the "CDOR RATE"), having an identical Designated Period to that of the Bankers' Acceptance to be issued on such day, and (ii) in respect of Bankers' Acceptances to be purchased by the Canadian Lenders which are Schedule II and Schedule III banks under the Bank Act (Canada) and in respect of Canadian Lenders lending by way of Discount Notes, the rate for Canadian Dollar bankers' acceptances quoted by the BA Schedule II Reference Lender, provided that such rate may not exceed the rate determined under clause (i) by more than 10 basis points (.10%) (in each of cases (i) and (ii), the "DISCOUNT RATES"). In all cases, the Discount Rates shall be quoted at approximately 10:00 a.m. (Toronto time) on the Acceptance Date calculated on the basis of a year of 365 days.

               In the absence of any such quote, the Bankers' Acceptance Discount Rate which would have been determined in accordance with clause (i) or clause (ii) above, respectively, shall be equal to the rate determined from time to time by the Agent as being the discount rate for bankers' acceptances of

                    (A) in the case of clause (i), the BA Schedule I Reference Lender; and

                    (B) in the case of clause (ii), the BA Schedule I Reference Lender plus 10 basis points (.10%),

               calculated on the basis of a year of 365 days, established in accordance with their normal practices at 10:00 a.m. on the Acceptance Date, for bankers' acceptances accepted by the BA
               Schedule I Reference Lender in amounts equal to the amount of the BA Advances to be made that day by the BA Schedule I Reference Lender, having an identical Designated Period to that of the proposed Bankers' Acceptances to be issued on such day, provided that the Bankers' Acceptance Discount Rate replacing the rate which would have been determined under clause (ii) above shall not exceed the Bankers' Acceptance Discount Rate which would have been determined in accordance with clause (i) above by more than 10 basis points (.10%);

               1.1.16 "BORROWERS" means collectively the Facility A Borrowers and the Facility B/C Borrower, and "Borrower" means any or each of them, as the context may require. "Canadian Borrowers" means those Facility A Borrowers whose names appear from time to time in Section 1 of Schedule "K" and "U.S. Borrowers" means all Borrowers other than Canadian Borrowers;

               1.1.17 "BORROWING BASE" means the aggregate, without duplication, of;

                    1.1.17.1 80% of the Eligible Trade Receivables; and

                    1.1.17.2 50% of the Eligible Inventory; and

                    1.1.17.3 33% of the Eligible Raw Materials, but in any event not exceeding US$10,000,000;

               based on the most recent inventory, accounts receivable and raw materials listing provided to the Agent in accordance with subsection 13.16.3(d). Notwithstanding the foregoing, (a) accounts receivable and inventory which would otherwise be considered Eligible Trade Receivables, Eligible Raw Materials and Eligible Inventory shall only be included if such accounts receivable, raw materials and inventory are subject to valid and enforceable Charges in favour of the Canadian Collateral Agent or the US Collateral Agent, of the nature and priority contemplated by the Inter-Creditor Agreement and the Security Documents under Facility A (but subject to the provisions of Section 10.3 hereof with regard to any Release Period); (b) there shall be deducted from the Borrowing Base amounts, whether or not due, which are secured by Charges, whether or not Permitted Charges, on the assets of the Restricted Group ranking prior to the Security under Facility A, such as deductions at source and other fiscal debts, as well as the aggregate liability of the Restricted Group referred to in Section 12.15 in respect of which a Charge has actually arisen; and (c) the amount of Eligible Inventory plus Eligible Raw Materials shall not exceed 40 % of the total Borrowing Base;

               1.1.18 "BRANCH" means the office of the Agent located at, for the US Agent, 909 Fannin, Suite 1700, Houston, Texas, 77010, and, for the Canadian Agent, at 500 St.Jacques, Montreal, Quebec, H2Y 1S1, or any other offices designated by the applicable Agent from time to time by written notice to the Borrowers;

               1.1.19 "BUSINESS DAY" means any day, except Saturdays, Sundays and other days which in New York, New York, London (England), Toronto, Ontario or Montreal, Quebec, are holidays or a day upon which banks in any such location are generally not open for business;

               1.1.20 "CANADIAN AGENT" means TD, in its capacity as Canadian administration agent for all of the Lenders, or any successor thereof;

               1.1.21 "CANADIAN COLLATERAL AGENT" means TD or any replacement thereof agreed upon by the Lenders;

               1.1.22 "CANADIAN COLLATERAL TRUSTEE" means Computershare Trust Company of Canada or its successor duly appointed in accordance with the provisions of the Inter-Creditor Agreement;

               1.1.23 "CANADIAN DOLLAR ADVANCES" means at any time, all Advances made in Cdn. Dollars, and includes all the BA Advances made, and all Letters of Credit issued, in Cdn. Dollars;

               1.1.24 "CANADIAN ENVIRONMENTAL INDEMNIFICATION AGREEMENT" has the meaning ascribed thereto in subsection 11.1.22 of this Agreement;

               1.1.25 "CANCO" means IPG Holding Company of Nova Scotia and its successors;

               1.1.26 "CAPITALIZED LEASE" means any lease (i) the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of IPG and its Subsidiaries in accordance with GAAP or (ii) for which the amount of the asset and liability thereunder if so capitalized is required to be disclosed in a note to such balance sheet in accordance with GAAP;

               1.1.27 "CAPITALIZED RENTALS" of any Person means, as of the date of any determination thereof, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is then a lessee would be reflected as a liability on a consolidated balance sheet of such Person as of such date in accordance with GAAP;

               1.1.28 "CASH EQUIVALENTS" means, as of the date of any determination thereof, Investments of the type described in the second, third and fourth subsections of the definition of the term "Permitted Investments" as well as all sums held in bank accounts;

               1.1.29 "CDN. DOLLARS", "CANADIAN DOLLARS" or "CDN. $" means the lawful currency of Canada;

               1.1.30 "CHARGE" means any right to any property, or the income or benefits flowing therefrom, which secures an obligation due to a Person or a claim of such Person, whether such right is based on the common law, statute or contract, and includes any security interest, hypothec, pledge, pawn, mortgage, prior claim, lien, charge, assignment for security purposes, cession, encumbrance, Capitalized Lease, conditional sale or trust receipt or a lease in which such Person is lessor, or a consignment or bailment for security purposes. The term "Charge" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, each of the members of the Restricted Group shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall constitute a Charge;

               1.1.31 "CLOSING DATE" means December 20, 2001;

               1.1.32 "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, together with the regulations thereunder, in each case as in effect from time to time;

               1.1.33 "COLLATERAL TRUST INDENTURE" means the Collateral Trust Indenture to be dated the Closing Date, among the Lenders, the holders of the Notes, certain members of the Restricted Group, the US Collateral Trustee and the US Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof;

               1.1.34 "COMMITMENT" means the portion of the Credit for which each Lender is responsible, as set out in Schedule "A" hereof;

               1.1.35 "CONSOLIDATED" means produced by aggregating the relevant financial statements or accounts of the Subsidiaries (or other Persons which, in accordance with GAAP, are to be included in such computation) of a Person on a line-by-line basis (i.e.: adding together corresponding items of assets, liabilities, revenues and expenses) with the relevant financial statements or accounts of such Person, eliminating inter-company balances and transactions and providing for any Minority Interests, all as determined in accordance with GAAP; for greater certainty, all of the financial covenants contained in Section 13.11 and the other financial calculations required to be made on a Consolidated basis hereunder are calculated solely by reference to the Restricted Group, excluding any items attributable to Unrestricted Subsidiaries;

               1.1.36 "CONSOLIDATED ASSETS" means, as of the date of any determination thereof, the Consolidated total assets of the Restricted Group determined as of such date in accordance with GAAP (excluding, in any event, assets or equity attributable to Unrestricted Subsidiaries);

               1.1.37 "CONSOLIDATED CURRENT LIABILITIES" means as of the date of any determination thereof, such liabilities of the Restricted Group on a Consolidated basis as shall be determined in accordance with GAAP to constitute current liabilities as of such date (excluding, in any event, liabilities attributable to Unrestricted Subsidiaries);

               1.1.38 "CONSOLIDATED NET INCOME" for any period means the gross revenues of the Restricted Group for such period less all expenses and other proper charges (including taxes on income) for such period, determined on a Consolidated basis and otherwise in accordance with GAAP after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                    1.1.38.1 any gains or losses (i) on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses or (ii) attributable to any non-recurring or extraordinary items including, without limitation, any discontinuance of operations;

                    1.1.38.2 the proceeds of any life insurance policy;

                    1.1.38.3 net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                    1.1.38.4 net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by any member of the Restricted Group, realized by such Person prior to the date of such acquisition;

                    1.1.38.5 net earnings and losses of any Person (other than a Restricted Subsidiary) with which any member of the Restricted Group shall have consolidated or which shall have merged into or with any member of the Restricted Group prior to the date of such consolidation or merger;

                    1.1.38.6 net earnings of any Person (other than a Restricted Subsidiary) in which any member of the Restricted Group has an ownership interest unless such net earnings shall have actually been received by any member of the Restricted Group in the form of cash distributions;

                    1.1.38.7 any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends or interest to any member of the Restricted Group;

                    1.1.38.8 earnings resulting from any reappraisal, revaluation or write-up of assets;

                    1.1.38.9 any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                    1.1.38.10 any gain arising from the acquisition of any Securities of any member of the Restricted Group; and

                    1.1.38.11 any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income or revenues included in the definition of Consolidated Net Income for such period;

               1.1.39 "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the Consolidated total shareholders' equity of the Restricted Group as of such date, determined on a Consolidated basis, but in any event excluding any amount of such shareholders' equity allocable or attributable to (i) Minority Interests and (ii) all Investments (other than Permitted Investments) by any member of the Restricted Group;

               1.1.40 "CONSOLIDATED TOTAL CAPITALIZATION" means, as of the date of any determination thereof, the sum of (i) the amount of Total Debt as of such date, plus (ii) the Consolidated Net Worth as of such date;

               1.1.41 "CONVERSION DATE" means, as of any date of determination, the later of (i) the 364th day following the Closing Date or (ii) the last day of the most recent Renewal Period (if any);

               1.1.42 "CREDIT" has the meaning ascribed thereto in Section 2.1 hereof;

               1.1.43 "DEBT" of any Person means, as of the date of any determination thereof (without duplication):

                    1.1.43.1 all Indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of Indebtedness of such Person;

                    1.1.43.2 the Negative Value of Derivative Instruments of such Person;

                    1.1.43.3 obligations secured by any Charge upon property owned by such Person or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under any such arrangement in the event of default are limited to repossession or sale of property, including obligations secured by Charges arising from the sale or transfer of notes or accounts receivable, but, in all events, excluding trade payables and accrued expenses constituting Consolidated Current Liabilities;

                    1.1.43.4 Capitalized Rentals of such Person;

                    1.1.43.5 reimbursement obligations in respect of credit enhancement instruments of such Person including letters of credit; and

                    1.1.43.6 (without duplication of any of the foregoing) Guarantees of such Person of obligations of others of the character referred to hereinabove in this definition;

               1.1.44 "DEFAULT" means an event or circumstances, the occurrence or existence of which would, with the giving of a notice, lapse of time or combination thereof, constitute an Event of Default unless remedied within the prescribed period of time or waived in writing by the Agent, as authorized by the Lenders in accordance with the provisions hereof;

               1.1.45 "DERIVATIVE INSTRUMENT" means an agreement entered into from time to time by the Facility B/C Borrower in order to control, fix or regulate currency exchange fluctuations, or the rate of interest payable, on borrowings under Facility B and/or Facility C;

               1.1.46 "DERIVATIVE OBLIGATIONS" means obligations of a Borrower to one or more Lenders under Derivative Instruments;

               1.1.47 "DESIGNATED PERIOD" means, with respect to a Libor Advance or BA Advance, a period designated by a Borrower in accordance with Section 4.2 or 6.1 or 6.4;

               1.1.48 "DISCOUNT NOTE" means a non-interest bearing promissory note denominated in Canadian Dollars issued by a Canadian Borrower to a Canadian Lender or a participant which is not a bank or which does not stamp Bankers' Acceptances, such note to be in the form normally used by such Canadian Lender or participant;

               1.1.49 "DRUMHEATH" means Drumheath Indemnity Ltd. and its successors;

               1.1.50 "EBITDA" means, for any fiscal period, (i) the Consolidated Net Income of the Restricted Group for such period plus (ii) to the extent included in the calculation of such Consolidated Net Income, the Interest Expense, taxes, depreciation and amortization of the Restricted Group for such period, each calculated on a Consolidated basis and otherwise in accordance with GAAP. Notwithstanding the foregoing, "EBITDA OF THE UNRESTRICTED SUBSIDIARIES" has the same meaning as EBITDA but shall be calculated in relation to the Unrestricted Subsidiaries only;

               1.1.51 "ELIGIBLE INVENTORY" means the finished goods inventory of the Restricted Group reasonably acceptable to the Lenders, valued at the lower of cost or fair market value in accordance with GAAP;

               1.1.52 "ELIGIBLE RAW MATERIALS" means the resin, paper, polyethylene and any other marketable raw material of the Restricted Group reasonably acceptable to the Lenders, valued at the lower of cost or fair market value in accordance with GAAP ;

               1.1.53 "ELIGIBLE TRADE RECEIVABLES" means, as of any date of determination, the net amount (i.e. net of set-off, deduction or reduction by any debtor of the Restricted Group who might also be a creditor thereof, net of sales and similar taxes, and, more generally, the net amount actually receivable by any member of the Restricted Group for its own account) of each of the Restricted Group's bona fide trade accounts receivables then outstanding ninety (90) days or less from the date of the related invoice or other evidence of billing, from each Person who is not an Affiliate of the Restricted Group, provided that such accounts receivable:

                    1.1.53.1 are considered by the Lenders, acting reasonably, to be collectable by the Restricted Group in the ordinary course of business;

                    1.1.53.2 are not owing by an account debtor who has failed to pay 25% or more of the aggregate amount of its accounts owing to the Restricted Group within 90 days after the date of the respective invoices or other writing evidencing such accounts;

                    1.1.53.3 arise either from the sale or lease of goods which, on or prior to such date, have been shipped or delivered to the account debtor under such account, or arise from services which have been performed on or prior to such date;

                    1.1.53.4 are evidenced by an invoice, dated not later than the date of shipment, delivery or performance, rendered to such account debtor or some other evidence of billing reasonably acceptable to the Agent;

                    1.1.53.5 are not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered by the relevant member of the Restricted Group to the Canadian Collateral Agent or the US Collateral Agent, as the case may be;

                    1.1.53.6 are not owing by an account debtor which (i) does not maintain its chief executive office in the United States of America or Canada, (ii) is not organized under the laws of the United States or Canada, or (iii) is the government of any foreign country or sovereign state (other than the United States or Canada), or of any state, province, municipality or other instrumentality thereof;

                    1.1.53.7 are not accounts owing by the United States of America or Canada or any state, province or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable Law, if applicable, and all other necessary steps are taken to perfect the US Collateral Agent's or the Canadian Collateral Agent's (as applicable) security interest in such account; and

                    1.1.53.8 are not owing by an account debtor for which the Restricted Group has received a notice of (i) the death of the account debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the account debtor, (iii) the appointment of a receiver for any part of the property of the account debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency Laws by or against the account debtor;

               Eligible Trade Receivables shall also include accounts receivable guaranteed by the trustee in bankruptcy of Owens Corning, accounts receivable owing by account debtors located outside the United States and Canada, and accounts receivable outstanding more than 90 days from the date specified in paragraph 4 above, each to the extent that (i) a letter of credit or letter of guaranty has been issued in favour of the relevant member(s) of the Restricted Group in relation thereto, (ii) such letter of credit or letter of guaranty is acceptable to the Lenders acting reasonably, and (iii) no dispute has arisen with regard to such letter of credit or letter of guaranty;

               1.1.54 "ENVIRONMENTAL LAWS" means all applicable United States, Mexican and Canadian, federal, state, provincial or local, and other foreign, statutes and codes or regulations, rules or ordinances issued, promulgated or approved thereunder, as well as all other Laws and common laws under which environmental liabilities can arise, now or hereafter in effect (including those with respect to asbestos or asbestos-containing material or exposure to asbestos or asbestos-containing material), relating to pollution or protection of the environment and public health and relating to (a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes (including without limitation, any Hazardous Substance into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), and (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, and chemicals or substances regulated by any such statute, codes, regulations, rules or ordinances, and (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such statute, codes, regulations, rules or ordinances to include the applicable provisions of (i) the Clean Air Act (42 U.S.C.ss.7401 et seq.),
               (ii) the Clean Water Act (33 U.S.C.ss.1251 et seq.), (iii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C.ss. 6901 et seq.), (iv) the Toxic

               Substances Control Act (15 U.S.C.ss.2601 et seq.), (v) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C.ss. 9601 et seq.), (vi) the Environmental Protection Act (Canada), (vii) the Environmental Protection Act (Ontario), and (viii) the Environmental Quality Act (Quebec);

               1.1.55 "EQUITY INTERESTS" shall mean:

                         (a)  in the case of a corporation, capital stock;

                         (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

                         (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

                         (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

                         (e) any rights, warrants or options, or other Securities that are exercisable, exchangeable or convertible for or into any of the foregoing.

               1.1.56 "EQUIVALENT AMOUNT", "EQUIVALENT AMOUNT" and similar expressions mean the amount obtained in converting one currency to another in accordance with the provisions of Article 16;

               1.1.57 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, together with the regulations thereunder, in each case as in effect from time to time;

               1.1.58 "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is, along with the Borrowers or IPG, treated as a single employer under Section 414(b) or 414(c), respectively, of the Code;

               1.1.59 "EVENT OF DEFAULT" means one or more of the events described in Section 15.1;

               1.1.60 "EXCESS CASH FLOW" means the Restricted Group's EBITDA on a Consolidated basis for any period, calculated as set out hereinbelow and at the times provided for in Section 9.2, plus the amount of any decrease and minus the amount of any increase in the Restricted Group's Consolidated working capital (non-cash items) for such period, less the sum of:

                    (a) the amount of taxes paid in cash during the period in question;

                    (b) the amount of any interest or dividends paid on Debt or preferred shares in cash (not accrued) during such period;

                    (c) the amount of any voluntary or scheduled principal repayment during such period of Debt that is permitted hereunder, including any voluntary or mandatory permanent reductions thereof;

                    (d) the amount of capital expenditures during such period which either are not financed using Debt, or are financed using Debt incurred hereunder or Debt from a member of the Restricted Group to another member of the Restricted Group, up to a maximum of US$15,000,000 during IPG's 2002 fiscal year and US$20,000,000 during IPG's 2003 fiscal year (it being understood that if Facility B is fully repaid and cancelled during or prior to IPG's 2002 or 2003 fiscal year, then the maximum amount set forth in this clause (d) with respect to such fiscal year shall not apply); and

                    (e) the amount of payments under Capitalized Leases during such period;

               in each case by the Restricted Group on a Consolidated basis; provided, however, that no amount will be deducted pursuant to subsections b) to d) inclusive, to the extent that such amount has already been deducted from the Restricted Group's EBITDA for the relevant period, nor will (i) the amount of any Mandatory Repayment resulting from the application of subsection 9.2.2 with respect to the Excess Cash Flow for a prior fiscal period or (ii) any repayment of Debt, whether voluntary or as a Mandatory Repayment, resulting from sales of assets (other than sales of inventory in the ordinary course) be deducted in calculating Excess Cash Flow. Excess Cash Flow shall be determined for each applicable fiscal quarter or fiscal year of IPG as follows:

               -----------------------------------------------------------------
               FISCAL QUARTER/YEAR      BASIS
               -----------------------------------------------------------------

               Q1/2002                  Based on Excess Cash Flow ("ECF") during
                                        the quarter
               -----------------------------------------------------------------

               Q2/2002 Based on the ECF during the first two quarters of fiscal year 2002 reduced by the ECF Mandatory Repayment made in accordance with the provisions of this Agreement and the Note Agreements with respect to the first quarter of fiscal year 2002 (the amount of any such reduction to be made under this subsection is hereinafter referred to as the "ADJUSTED AMOUNT")
               -----------------------------------------------------------------

               Q3/2002 Based on the ECF during the first three quarters of fiscal year 2002 reduced by the ECF Mandatory Repayments made with respect to the first two quarters of fiscal year 2002
               -----------------------------------------------------------------

               Q4/2002 Based on the ECF for fiscal year 2002 reduced by the ECF Mandatory Repayments made with respect to the first three quarters of fiscal year 2002 and to be adjusted promptly following confirmation by IPG's auditors upon the release of the fiscal 2002 year-end financial statements
               -----------------------------------------------------------------

               Each fiscal quarter      On a trailing four quarter basis reduced
               during 2003              by the ECF Mandatory Repayments made
                                        with respect to the previous three
                                        quarters and to be adjusted (in the case
                                        of the four-quarter period comprising
                                        the fiscal year 2003) promptly following
                                        confirmation by IPG's auditors upon the
                                        release of the fiscal 2003 year-end
                                        financial statements
               -----------------------------------------------------------------

               Each fiscal year         On a trailing four quarter basis with
               commencing with the      the first payment due 120 days following
               fiscal year in which     the fiscal year end in which Facility B
               Facility B has been      was fully repaid and cancelled and each
               repaid and cancelled     subsequent payment due 120 days
                                        following the end of every subsequent
                                        fiscal year, in each case as confirmed
                                        by IPG's auditors upon the release of
                                        such fiscal year's year-end financial
                                        statements
               -----------------------------------------------------------------

               Any negative Adjusted Amounts shall be carried forward into the following quarter(s) and shall not be repaid to the Borrowers. Notwithstanding anything in this subsection to the contrary, the basis of calculation set forth in the above chart opposite the caption "Q1/2002", "Q2/2002", "Q3/2002", "Q4/2002" and "each fiscal quarter during 2003" shall apply only if Facility B has not been fully repaid and cancelled prior to the date on which the Mandatory Repayment with respect to the applicable fiscal quarter is due pursuant to the first paragraph of subsection 9.2.2;

               1.1.61 "EXISTING CREDIT FACILITIES" means all existing committed and uncommitted bank credit facilities in favour of any of the Borrowers or the Restricted Subsidiaries, including those facilities accorded by TD, Comerica, The Bank of Nova Scotia and National Bank of Canada;

               1.1.62 "FACILITIES" means Facility A, Facility B and Facility C;

               1.1.63 "FACILITY A" means the portion of the Advances available pursuant to subsection 2.1.1;

               1.1.64 "FACILITY A BORROWERS" means, jointly and severally, Intertape Polymer Inc., IPC and each of the other Operating Restricted Subsidiaries listed as Facility A Borrowers in Schedule "K" hereto, provided that only Canadian Borrowers may borrow under Tranche A-1 and only U.S. Borrowers may borrow under Tranche A-2 (as defined in Section 2.2);

               1.1.65 "FACILITY B" means the portion of the Advances available pursuant to subsection 2.1.2;

               1.1.66 "FACILITY B/C BORROWER" means IPG Holdings LP;

               1.1.67 "FACILITY C" means the portion of the Advances available pursuant to subsection 2.1.3;

               1.1.68 "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum (calculated based on a 360-day year) equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the immediately preceding Business
               Day) by the Federal Reserve Bank of New York or, for any day on which such rate is not so published for such day by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent;

               1.1.69 "FEES" means the fees payable to the Agents, the Lenders and the Arrangers in accordance with the provisions of Section 5.14;

               1.1.70 "FIRST CURRENCY" has the meaning ascribed to it in Section 16.1;

               1.1.71 "FIXED CHARGES" for any period means, on a Consolidated basis, the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Restricted Group, and (ii) all Interest Expense for such period on all Indebtedness (including, for this purpose, the interest component of Rentals on Capitalized Leases) of the Restricted Group;

               1.1.72 Intentionally deleted

               1.1.73 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means the generally accepted accounting principles acknowledged by the Canadian Institute of Chartered Accountants and published in the Canadian Institute of Chartered Accountants' Handbook;

               1.1.74 "GUARANTEES" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor, (b) to advance or supply funds
               (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain working capital or other balance sheet items, or otherwise to advance or make available funds, for the purchase or payment of such Indebtedness or other obligation,
               (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation against loss in respect thereof, or (d) otherwise to assure the owner of the Indebtedness or other obligation of the Primary Obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money, and a Guarantee in respect of any dividend or other obligation, shall be deemed to be Indebtedness equal to the maximum aggregate amount of such Indebtedness, dividend or other obligation;

               1.1.75 "GUARANTORS" means IPG, LLC and any other Person who has guaranteed the obligations of a Borrower from time to time hereunder pursuant to the Security Documents. A list of the Guarantors under each of the Facilities as of the Closing Date is attached hereto as Schedule "L";

               1.1.76 "HAZARDOUS SUBSTANCES" shall have the meaning assigned to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986 (42 U.S.C.ss. 9601 et seq.) and shall include petroleum including crude oil or any fraction thereof, any petroleum product, asbestos, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive and toxic substances, prohibited substances and hazardous waste under the Environmental Protection Act (Canada), a "contaminant" under the Environmental Protection Act (Ontario), and a "contaminant" and a "pollutant" under the Environmental Quality Act (Quebec) as well as similar terms for such substances (including "Dangerous Substances") used in any applicable provincial or federal Canadian Laws or any other waste, chemicals or substances regulated by any Environmental Law;

               1.1.77 "INACTIVE SUBSIDIARIES" means those Subsidiaries of IPG which are not Restricted Subsidiaries and which do not conduct any real operations or business, a list of which, at the Closing Date, is attached hereto as part of Schedule "D";

               1.1.78 "INDEBTEDNESS" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals and (e) Guarantees of any other Person's obligations of the character referred to in this definition;

               1.1.79 "INTER-CREDITOR AGREEMENT" means the Intercreditor Agreement, to be dated the Closing Date, among the Lenders, the holders of the Notes, the members of the Restricted Group, the Canadian Collateral Trustee, the US Collateral Trustee, the Canadian Collateral Agent and the US Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof;

               1.1.80 "INTEREST EXPENSE" of any Person for any period means all interest and all amortization of debt discount and expense for such period on each item of Indebtedness of such Person for which such calculations are being made. Computations of Interest Expense on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination;

               1.1.81 "INVESTMENTS" means all investments, including Acquisitions, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in Operating Assets to be used or consumed in the ordinary course of business, or Available Cash;

               1.1.82 "IPC" means Intertape Polymer Corp. and its successors;

               1.1.83 "IPG" means Intertape Polymer Group Inc. and its successors;

               1.1.84 "ISSUING LENDER" means, for Letters of Credit to be issued in Canadian Dollars or US Dollars requested by a Canadian Borrower, TD and, for Letters of Credit to be issued in US Dollars requested by a US Borrower, Comerica;

               1.1.85 "LAWS" or "LAW" means all applicable provisions of all laws, ordinances, decrees, orders, rules, regulations and directives of governmental bodies, and all applicable provisions of treaties as well as all ordinances and other decrees of tribunals and arbitrators;

               1.1.86 "LENDER" or "LENDERS" means the Lenders listed in Schedule "A" together with any Assignee(s) or, as the context permits, any of them alone; "Canadian Lenders" means TD, NBC and Comerica Bank Canada Branch together with any Assignee(s), and "US Lenders" means the U.S. based branches of TD, NBC and Comerica together with any Assignee(s);

               1.1.87 "LETTER OF CREDIT" means a stand-by letter of credit or a letter of guarantee issued by the Agent in accordance with the provisions hereof;

               1.1.88 "LIBOR" means, with respect to any Designated Period of 1, 2, 3 or 6 months relating to a Libor Advance, the average rate for deposits in US$ for a period comparable to the Designated Period which is quoted on Libor 01 Page of Reuters, or, in case of the unavailability of such page, which is quoted on the British Bankers Association Libor Rates Telerate (page 3750 or other applicable page), in either case at or about 11:00 a.m., London, England time, determined two Business Days prior to a drawdown date or Rollover Date in accordance with Section 5.10; if neither of such quotes is available, then LIBOR shall be determined by the Agent as the average of the rates at which deposits in US$ for a period similar to the Designated Period and in amounts comparable to the amount of such Libor Advance are offered by the Libor Reference Lenders to prime banks in the London inter-bank market at or about 11:00 a.m. London, England time on the date of such determination;

               In any event, the rate determined by reference to the above-mentioned, Reuter's page, Telerate page or average inter-bank offered rate in accordance with the immediately preceding paragraph (the "QUOTED RATE") shall be adjusted for reserve requirements in accordance with the following formula to obtain the applicable LIBOR:

                                             Quoted Rate
                         LIBOR=    ------------------------------
                                     1.00 - Reserved Percentage

               where "RESERVE PERCENTAGE" means the rate (expressed as a decimal) applicable to the Agent during the relevant Designated Period under regulations, directives or guidelines issued from time to time by the Board of Governors of the Federal Reserve System (in the USA), by the Office of the Superintendent of Financial Institutions (in Canada) or by any other applicable regulatory agency, for determining the reserve requirement applicable to the Credit Facilities or to similar credit facilities of the Agent or any of the Lenders (including any basic, supplemental, emergency or marginal reserve requirement) with respect to "Eurocurrency liabilities", as that term is defined under such regulations or for the purposes of complying with such directives or guidelines, in each case depending on the situs of the Advances in question (for example, if the Advances are made in the USA, the applicable Reserve Percentage shall be that of the Board of Governors of the Federal Reserve System). All adjustments to the Quoted Rate shall occur and be effective as of the effective date of any change in the Reserve Percentage, and the Agent will use reasonable efforts to advise the Borrowers of any such change as soon as practicable (provided that the Agent shall not be liable if it fails to do so).

               1.1.89 "LIBOR ADVANCE" means, at any time, the part of the Advances in US$ with respect to which a Borrower has chosen to pay interest on the Libor Basis;

               1.1.90 "LIBOR BASIS" means the basis of calculation of interest on the Advances or any part thereof, as set forth in Sections 5.7, 5.9 and 5.10;

               1.1.91 "LIBOR REFERENCE LENDERS" means TD and Comerica or such other Lenders appointed by the Agent with the consent of the Borrowers in replacement of said Lender(s);

               1.1.92 "LIKE ASSETS" means, as of the date of any determination thereof, fixed or capital assets, used or to be used by one or more members of the Restricted Group in the lines of business in which the Restricted Group is engaged as of the Closing Date or in a business reasonably related thereto;

               1.1.93 "LLC" means IPG Finance LLC and its successors;

               1.1.94 "LOAN" means, at any time, the aggregate of the Advances then outstanding in accordance with the provisions hereof, including the face amount of any Bankers' Acceptances and Letters of Credit issued in accordance with the provisions hereof, together with any other amount in principal, interest and accessory costs payable to the Agent or the Lenders by the Borrowers pursuant hereto;

               1.1.95 "MAJORITY LENDERS" means, if there are two or three Lenders, unanimity and, if there are four or more Lenders, at least three Lenders having an aggregate of at least 662/3% of the Commitments;

               1.1.96 "MANDATORY REPAYMENT" means the repayment of all or any part of the Loan and/or the Notes which the Borrowers are obliged to effect in accordance with Section 9.2 and/or the corresponding provisions of the Note Agreements;

               1.1.97 "MARGIN" means, with respect to Sections 4.3, 5.1, 5.5,
               5.7 and 5.14, and subject to the provisions of Section 10.3 hereof, under:

                    1.1.97.1 Facility A, for the period during which it constitutes Priority Debt, the margins, Stamping Fees and Standby Fees set out in the following grid:

                                                                              22

               Ratio of Total      Standby Fee   Standby Fee  Prime plus;   Libor plus;
               Debt to EBITDA      (where        (where       US Base Rate  Letter of
                                   Facility A    Facility A   plus; US      Credit Fee;
                                   is drawn by   is not so    Prime Rate    Stamping Fee
                                   more than     drawn)       plus
                                   50%)
               --------------      ----------    ---------    -----------   -------------

               >4.50x                 .875%        1.225%      2.75%        3.50%
                                      -----        ------      -----        -----

               >4.00x                  .75%         1.05%      2.25%        3.00%
               <4.50x
               -                      -----        ------      -----        -----


               >3.50x                 .625%         .875%      1.75%        2.50%
               <4.00x
               -                      -----        ------      -----        -----

               >3.25x                  .50%          .70%      1.25%        2.00%
               <3.50x
               -                      -----        ------      -----        -----

               >3.00x                 .375%         .525%       .75%        1.50%
               <3.25x
               -                      -----        ------      -----        -----

               >2.50x                  .25%          .35%       .25%        1.00%
               <3.00x
               -                      -----        ------      -----        -----

               <2.50x                .1875%        .2625%         0%         .75%
               -                      -----        ------      -----        -----

               As indicated, the foregoing grid shows the amount of the Standby Fee referred to in Section 5.14.1, the fees payable in respect of Letters of Credit in accordance with the provisions of Section
               4.3 and the Stamping Fee referred to in subsection 6.2.3. On the Conversion Date, each Margin other than the Standby Fee shall be automatically increased by .25% and the Standby Fee shall increase by, where Facility A is drawn by more than 50%, .0625% and, where such is not the case, by .0875%;

               1.1.97.2 each of Facility B and Facility C, and Facility A in respect of any period during which the latter does not constitute Priority Debt, the margins, Stamping Fees and Standby Fees set out in the following grid:



               Ratio of Total      Standby Fee   Standby Fee  Prime plus;   Libor plus;
               Debt to EBITDA      (where such   (where such  US Base Rate  Letter of
                                   Facility      Facility     plus; US      Credit Fee;
                                   is drawn by   is not so    Prime Rate    Stamping
                                   more than     drawn)       plus          Fee
                                   50%)
               --------------      ----------    ---------    -----------   -------------

               >3.50x              0.9875%        1.3825%      3.20%        3.95%
                                   -------        -------      -----        -----

               >3.25x               .6875%         .9625%      2.00%        2.75%
               <3.50x
               -                   -------        -------      -----        -----

               >3.00x               .5625%         .7875%       1.5%        2.25%
               <3.25x
                                   -------        -------      -----        -----

               >2.50x               .4375%         .6125%       1.0%        1.75%
               <3.00x
               -                   -------        -------      -----        -----

               <2.50x                .375%          .525%        .75%        1.50%
               -                   -------        -------      -----        -----

               1.1.97.3 during any Release Period (as defined in the first paragraph of Section 10.3), the Margin shall be agreed upon by the Borrowers, the Agent and the Lenders;

               1.1.97.4 each Margin under Facility B shall increase by .25% per month (and the Standby Fee applicable thereto shall increase by, where such Facility is drawn by more than 50%, .0625% and, where such is not the case, by .0875%) if at any time after April 30, 2002 IPG shall have failed to enter into a "reasonable and bona fide" agreement authorizing a reputable American and/or Canadian dealer to market the issuance of equity securities or subordinated or mezzanine Debt, which Debt shall be on terms acceptable to the Lenders, in their absolute discretion, in a minimum amount equal to the outstanding amount of the Loan under Facility B, or to underwrite such securities on a firm commitment basis, in each case, on financial and other terms and conditions not materially less favourable to IPG then those generally available in the American or Canadian capital markets to issuers of securities in the packaging industry having a creditworthiness comparable to that of IPG.

               The Margin shall be adjusted quarterly based on the ratio of Total Debt as of the end of IPG's most recent fiscal quarter to EBITDA

               (for the four consecutive fiscal quarters including the fiscal quarter ending on the calculation date, taken as a single accounting period), such adjustment to be effective 60 days following the end of each fiscal quarter;

               1.1.98 "MATERIAL ADVERSE CHANGE" means the occurrence or the failure to occur of any event or series of events which, either singly or in the aggregate, would have a material adverse change in the business, assets, liabilities, financial position, operating results, business prospects or material agreements of the Restricted Group, or on the ability of the Borrowers, the Guarantors and IPG, taken as a whole, to perform their obligations under this Agreement or under the Security Documents;

               1.1.99 "MATERIAL DEBT" means, as of any date of determination, any Debt which then has or relates to, in the aggregate, an unpaid principal amount (or a corresponding unpaid liability) of more than US $5,000,000 or an equivalent amount of money in any other currency;

               1.1.100 "MINORITY INTERESTS" means any shares of stock or other ownership interests of any class of a Restricted Subsidiary (other than directors' qualifying shares or similar ownership interests as required by law) that are not owned by any member of the Restricted Group (each an "OWNERSHIP INTEREST"). Minority Interests shall be valued by valuing Ownership Interests constituting preferred stock (or if such Ownership Interest is not in a corporation, then any such Ownership Interest that has the characteristics of preferred stock; in either case, a "PREFERRED INTEREST") at the voluntary or involuntary liquidating value of such Ownership Interest, whichever is greater, and by valuing Ownership Interests constituting common stock (or if such Ownership Interest is not in a corporation, then any such Ownership Interest that has the characteristics of common stock; in either case, a "COMMON INTEREST") at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such Common Interest required by the foregoing method of valuing Minority Interests in Preferred Interests;

               1.1.101 "MULTIEMPLOYER PLAN" shall have the same meaning as in section 3(37) of ERISA;

               1.1.102 "NEGATIVE VALUE OF DERIVATIVE INSTRUMENTS" means the aggregate amount that would be payable to all Persons by a Borrower (net of all amounts that would be payable by each such Person to such Borrower) on the date of determination pursuant to
               Section 6(e)(ii)(2)(A) of each ISDA Master Agreement between such Borrower and such Persons as if all Derivative Instruments under such ISDA Master Agreements were being terminated on that day; provided that, with respect to the Derivative Instruments between each Lender and a Borrower, the Agent will determine Market Quotation (as such term is defined in the ISDA Master Agreement) using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as such term is defined in the ISDA Master Agreement);

               1.1.103 "NET INCOME AVAILABLE FOR FIXED CHARGES" for any period means the sum of Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income)
               (a) all provisions for any Federal, state, provincial or other income taxes made by the Restricted Group during such period, (b) Fixed Charges of the Restricted Group during such period, (c) all amortization expenses of the Restricted Group, and (d) all depreciation of the Restricted Group;

               1.1.104 "NET INCOME TAXES" means net income taxes, net profit taxes, franchise taxes (imposed in lieu of income taxes) and taxes on capital imposed on any Lender under the laws of a jurisdiction in which such Lender is organized or located;

               1.1.105 "NOTE AGREEMENTS" collectively means (i) the agreement entered into by the Facility B/C Borrower and IPG dated as of June 1, 1998, with respect to the issuance and sale of one series of senior notes in an aggregate principal amount of US$137,000,000 and (ii) the agreement entered into by the Facility B/C Borrower and IPG dated as of July 1, 1999, with respect to the issuance and sale of two series of senior notes in an aggregate principal amount of US$137,000,000, each as amended and restated on or around the Closing Date pursuant to Amended and Restated Note Agreements, and "NOTES" means the Notes issued thereunder, as so amended and restated, and in each case as such Amended and Restated Note Agreements and Notes may be amended, supplemented or otherwise modified from time to time after the Closing Date in accordance with the provisions hereof, thereof and of the Inter-Creditor Agreement;

               1.1.106 "NOTICE OF BORROWING" means a notice transmitted to the Agent by a Borrower in accordance with the provisions of Sections 4.1, 4.2, 4.3 or 4.4 or of subsection 6.1.1;

               1.1.107 "OPERATING ASSETS" means the accounts receivable and inventory (including raw materials, work in process and finished goods) of each of the members of the Restricted Group, wherever situated, together with any proceeds (including insurance proceeds) thereof;

               1.1.108 "OPERATING RESTRICTED SUBSIDIARY" means the Restricted Subsidiaries so identified in Schedule "D";

               1.1.109 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under section 4002 of ERISA;

               1.1.110 "PERMITTED CHARGES" means, with respect to any Person as of any date:

                    1.1.110.1 any Charge created by law that arises in the ordinary course of business , which has not at such date been registered in accordance with applicable Laws against such Person, which relates to obligations which are not yet due, which is not related to any loan of money or obtention of credit and which, in combination with other such Charges, does not affect in a material way the use, the income or the benefits flowing from the property so charged in the conduct of the business of such Person; any Charge resulting from judgments or similar decisions which such Person has, at such date, appealed or in respect of which it has sought revision and obtained a suspension of execution pending the appeal or the revision; any Charge for taxes, assessments or governmental claims or other impositions not yet due or matured or the validity of which is then being contested in good faith by such Person before a competent tribunal or other governmental body in accordance with the provisions of Section 13.7; or any deposit of monies or securities in the ordinary course of business with respect to any Charge referred to in this paragraph, or to secure workman's compensation, surety or appeal bonds or security for costs of litigation;

                    1.1.110.2 any right of a municipality, governmental body or other public authority pursuant to any lease, license, franchise, grant or permit obtained by such Person, or any right resulting from a legislative provision, to terminate such lease, license, franchise, grant or permit, or requiring an annual or periodic payment as a condition of its extension;

                    1.1.110.3 any right granted by such Person to a public body, or to a municipal or governmental authority or public utility, or which may be imposed by one or the other, when required by such body or authority with respect to the operations of such Person or in the ordinary course of its business;

                    1.1.110.4 rights granted in favour of municipal authorities or public utilities on real property acquired from time to time by such Person which do not materially adversely affect the value or marketability of such Person's real property;

                    1.1.110.5 minor title defects, homologated lines, zoning and building by-laws, ordinances, regulations and other governmental restrictions on the use of property which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not, in any event, materially impair their use in the operation of the businesses carried on by such Person;

                    1.1.110.6 Charges securing Indebtedness of a Restricted Subsidiary to IPG or to another Wholly-owned Restricted Subsidiary, or Charges on shares of stock of, or other ownership interests in, Unrestricted Subsidiaries so long as same are subordinate in all respects to the Charges in favour of the Lenders;

                    1.1.110.7 Charges incurred after the Closing Date to secure the payment of the purchase price of fixed assets useful and intended to be used in carrying on the business of any member of the Restricted Group to the extent incurred in connection with (and within twelve months of) the acquisition of such fixed assets, including Charges existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by any member of the Restricted Group of any business entity then owning such fixed assets, whether or not such existing Charges were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (a) the Charges shall attach solely to the fixed assets acquired or purchased, (b) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Charges on such fixed assets whether or not assumed by any member of the Restricted Group shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of IPG), and (c) all such Indebtedness shall have been incurred within the other applicable limitations of subsections 13.11.1 and 13.11.4 and Section 14.2;

                    1.1.110.8 security which is already encumbering assets acquired by any member of the Restricted Group prior to the date hereof and described in Schedule "I", provided that such security secures Indebtedness which complies with the other applicable limitations of subsections 13.11.1 and
                    13.11.4 and Section 14.2;

                    1.1.110.9 Charges incurred under the Security Documents;

                    1.1.110.10 Charges in favour of any lender under an operating line which replaces Facility A at the expiry of its Term, ranking pari passu with or subordinate to the Charges described in Section 10.2; and further provided that after giving effect to the incurrence of all Debt secured by such Charges, all such Debt shall have been incurred within the other applicable limitations of Section 13.11 and
                    Section 14.2; provided further, however, that IPG will not, and will not permit any Restricted Subsidiary to, incur or maintain any operating lines or short-term or revolving bank facilities secured by Charges on any assets of any member of the Restricted Group, except as permitted in clause 9 or 10 of this definition;

               1.1.111 "PERMITTED INVESTMENTS" means all:

                    1.1.111.1 Investments by any member of the Restricted Group in any other member of the Restricted Group, including Investments (a) directly out of the cash proceeds to IPG of the concurrent sale of shares of capital stock of IPG or (b) pursuant to a direct share exchange offer by IPG;

                    1.1.111.2 any Investment by any member of the Restricted Group in commercial paper maturing in 270 days or less from the date of acquisition thereof by such member of the Restricted Group, and which is accorded as of such date a rating of at least A-1 by Standard & Poor's Corporation ("STANDARD & POOR'S") or at least P-1 by Moody's Investors Service, Inc. ("MOODY'S") or their equivalent acceptable to the Lenders;

                    1.1.111.3 Investments in (a) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America or (b) direct obligations of Canada or any agency or instrumentality of Canada, the payment or guarantee of which constitutes a full faith and credit obligation of Canada, in either case, maturing in twelve months or less from the date of acquisition thereof by any member of the Restricted Group;

                    1.1.111.4 Investments in certificates of deposit maturing within one year from the date of acquisition thereof by any member of the Restricted Group, issued by a bank or trust company organized under the laws of the United States of America, any state thereof or Canada or any province thereof, having capital, surplus and undivided profits aggregating at least US $500,000,000 (or its equivalent in Canadian currency) and whose long-term certificates of deposit are, as of such date, rated A- or better by Standard & Poor's or A3 or better by Moody's, or their equivalent acceptable to the Lenders, or Investments in Eurodollar certificates of deposit maturing within one year after the date of acquisition thereof by any member of the Restricted Group and issued by a bank in western Europe or England having capital, surplus and undivided profits of at least US $1,000,000,000 (or its equivalent in such country's local currency); and

                    1.1.111.5 loans or advances to employees of IPG and its Subsidiaries for the purchase of shares of stock of IPG by such employees) in the usual and ordinary course of business, and other loans and advances to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of any member of the Restricted Group, provided that the aggregate outstanding amount of all such loans or advances shall at no time exceed US $5,000,000;

               1.1.112 "PERSON" means a company, a corporation, an entity created pursuant to Law, a physical person, a joint venture, a partnership, a limited liability company, a trust, an entity without juridical personality, a government or any ministry, organization or intermediary of such government;

               1.1.113 "PLAN" means a "pension plan," as such term is defined in section 3(2) of ERISA and which is subject to Title IV of ERISA, established or maintained by IPG or the Borrowers or any ERISA Affiliate, or as to which IPG or the Borrowers or any ERISA Affiliate contributed or is a member or otherwise may have any liability;

               1.1.114 "PRIME RATE" means, on any day, the reference rate of interest, expressed as an annual rate, publicly announced or posted from time to time by TD as being its reference rate then in effect for determining interest rates on demand commercial loans granted in Canada in Canadian Dollars to clients of TD (whether or not any such loans are actually made), rounded up, if necessary, to the first whole multiple of 1/16th of 1%; provided that in the event that the Prime Rate is, on any day, less than the average one month Bankers' Acceptance rate quoted on Reuters Service, page CDOR, as at approximately 10:00 a.m. on such day plus 1% (the "BA RATE"), the "Prime Rate" for such day shall be equal to the BA Rate;

               1.1.115 "PRIME RATE ADVANCES" means, at any time, the part of the Canadian Dollar Advances with respect to which a Canadian Borrower has chosen, or, in accordance with the provisions hereof, is obliged, to pay interest on the Prime Rate Basis;

               1.1.116 "PRIME RATE BASIS" means the basis of calculation of interest on the Prime Rate Advances, or any part thereof, as set forth in Sections 5.1 and 5.2;

               1.1.117 "PRIORITY DEBT" has the meaning ascribed to it in subsection 14.2.1(c);

               1.1.118 "PRO RATA SHARING" means the obligation of the Lenders and the holders of Notes to share the proceeds of Mandatory Repayments, as provided in subsection 9.2.4;

               1.1.119 "QUALIFYING EU JURISDICTION" means any country (other than Greece) which as of the Closing Date is a member of the European Union;

               1.1.120 "RENTALS" means and includes, as of the date of any determination thereof, all fixed payments (including all such payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by any member of the Restricted Group, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by any member of the Restricted Group (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee or sublessee regardless of sales volume or gross revenues;

               1.1.121 "REPORTABLE EVENT" means an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under PBGC Regulation Section 4043;

               1.1.122 "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of a Borrower or IPG with responsibility for the administration of the relevant portion of this Agreement;

               1.1.123 "RESTRICTED GROUP" means, as of any date of determination thereof, IPG and the Restricted Subsidiaries;

               1.1.124 "RESTRICTED PAYMENTS" means:

                    1.1.124.1 the declaration or payment, directly or indirectly, of any dividend either in cash or property, on any shares of capital stock of any member of the Restricted Group;

                    1.1.124.2 the purchase, redemption or retirement, directly or indirectly, of any shares of capital stock or other equity interests of any class, or of any warrants, rights or options to purchase or acquire shares of capital stock or other equity interests of any member of the Restricted Group;

                    1.1.124.3 any payment or distribution, directly or indirectly, by any member of the Restricted Group in respect of its capital stock or other equity interests; and

                    1.1.124.4 the prepayment of any Debt (other than Debt secured by Charges described in the subsection 7 of the definition of "Permitted Charges"), save as provided herein;

               provided, however, that "Restricted Payments" shall not include any such dividend, purchase, redemption, retirement, payment, distribution or prepayment by any member of the Restricted Group to IPG or to a Wholly-owned Restricted Subsidiary;

               1.1.125 "RESTRICTED SUBSIDIARY" means, as of any date of determination, each of the Subsidiaries so described in Schedule "D" hereto which is then a Subsidiary and any other Subsidiary
               (a) which is then organized under the laws of the United States, Puerto Rico, Canada or any Qualifying EU Jurisdiction or any jurisdiction of any of the foregoing; (b) which then conducts substantially all of its business and has substantially all of its assets within the United States, Puerto Rico, Canada or any Qualifying EU Jurisdiction; (c) of which more than 80% (by number of votes) of the Voting Stock is then beneficially owned by IPG or any Wholly-owned Restricted Subsidiary (or any combination thereof), and (d) which has been designated by the board of directors of IPG as a Restricted Subsidiary on or prior to such date in accordance with Section 13.20;

               provided that such Subsidiary has provided enforceable Security to the extent contemplated by Article 10;

               1.1.126 "ROLLOVER DATE" means, with respect to a Libor Advance or a BA Advance, the date of any such Advance, or the first day of any Designated Period;

               1.1.127 "SECOND CURRENCY" has the meaning ascribed to it in
               Section 16.1;


               1.1.128 "SECURITIES" has the meaning attributed to such term in
               Section 2(1) of the Securities Act of 1933, as amended or replaced from time to time;

               1.1.129 "SECURITY" means the Guarantees and Charges created by the Security Documents;

               1.1.130 "SECURITY DOCUMENTS" means all of the documents described in Article 10, as same may be amended, supplemented or otherwise modified or replaced hereunder from time to time;

               1.1.131 "SELECTED AMOUNT" means:

                    1.1.131.1 with respect to a BA Advance, the amount of the Canadian Dollar Advances which a Canadian Borrower has asked to obtain by the issuance of Bankers' Acceptances in accordance with Section 6.1, and

                    1.1.131.2 with respect to a Libor Advance, the amount of the Advances in respect of which a Borrower has asked, in accordance with Section 4.2, that the interest payable thereon be calculated on the Libor Basis;

               1.1.132 "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of IPG;

               1.1.133 "STAMPING FEE" means the fee indicated in the applicable row of the first or second subsection of the definition of the term "Margin", as the case may be;

               1.1.134 "SUBSIDIARY" means any Person in respect of which the majority of the issued and outstanding capital stock or other ownership interests granting a right to vote in all circumstances is at the relevant time owned by IPG or one or more of its direct or indirect Subsidiaries, or a combination of any such Persons, and includes a limited partnership, the general partner of which is IPG or one of its Subsidiaries;

               1.1.135 "SWING LINE ADVANCES" means (i) a Prime Rate Advance under Facility A by the Canadian Swing Line Lender to the Canadian Swing Line Borrower in an aggregate principal amount outstanding at any time not exceeding the Canadian Dollar equivalent amount of US$5,000,000, and (ii) a US Prime Rate Advance under Facility A by the American Swing Line Lender to the American Swing Line Borrower in an aggregate principal amount outstanding at any time not exceeding US$7,500,000. All Swing Line Advances in Canada are available only by way of Prime Rate Advances, and in the United States, only by way of US Prime Rate Advances, and may not be converted into any other form of borrowing;

               1.1.136 "SWING LINE BORROWERS" means IPI (the "CANADIAN SWING LINE BORROWER") for Advances in Cdn. Dollars, and IPC (the "AMERICAN SWING LINE BORROWER") for Advances in US Dollars;

               1.1.137 "SWING LINE LENDERS" means TD (the "CANADIAN SWING LINE LENDER") for Advances to a Canadian Borrower in either Cdn. Dollars or US Dollars, and Comerica (the "AMERICAN SWING LINE LENDER") for advances to a US Borrower in US Dollars, or both of them where the context so requires;

               1.1.138 "SWING LINE LOAN" means, at any time, the aggregate of the Swing Line Advances outstanding at any time in accordance with the provisions hereof, together with any other amount in interest and accessory costs payable to the Swing Line Lenders by the Swing Line Borrowers pursuant hereto;

               1.1.139 "TERM" means the period commencing on the Closing Date and terminating on:

                    1.1.139.1 with respect to Facility A, the second anniversary of the Conversion Date;

                    1.1.139.2 with respect to Facility B, December 31, 2003; and

                    1.1.139.3 with respect to Facility C, the earlier of December 31, 2005 or the date determined pursuant to Article 9;

               1.1.140 "TOTAL DEBT" means, as of any date of determination, the sum of (i) the aggregate principal amount of all Debt of the Restricted Group then outstanding other than Debt owing by a member of the Restricted Group to another member thereof (and for greater certainty, includes any Debt of an Unrestricted Subsidiary Guaranteed by any member of the Restricted Group) on a Consolidated basis, plus (ii) the greater of (a) the stated value of all preferred shares, or (b) the voluntary or involuntary liquidation value of all preferred shares, as issued by a member of the

               Restricted Group then outstanding (other than any such preferred shares held by another member of the Restricted Group), less
               (iii) the Available Cash as of such date;

               1.1.141 "TRANSFER AGREEMENT" means the form of transfer agreement annexed hereto as Schedule "C";

               1.1.142 "UNRESTRICTED SUBSIDIARY" means any Subsidiary of IPG which is an Inactive Subsidiary or which is not otherwise a Restricted Subsidiary, a list of which, at the Closing Date, is attached hereto in Schedule "J", or as may be determined by IPG at any later date, provided the provisions of this Agreement are respected;

               1.1.143 "US AGENT" means TD Texas, in its capacity as US administration agent for all of the Lenders, or any successor thereof;

               1.1.144 "US BASE RATE" means, on any day, the rate of interest, expressed as an annual rate, publicly announced or posted from time to time by TD as being its reference rate then in effect for determining interest rates on demand commercial loans granted in Canada in US Dollars to its clients (whether or not any such loans are actually made); provided that if the US Base Rate is, for any period, less than the Federal Funds Effective Rate plus 1.00% per annum, the US Base Rate for such period shall be deemed to be equal to the Federal Funds Effective Rate plus 1.00% per annum. If for any reason the Canadian Agent shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of failure of the Canadian Agent to obtain sufficient bid or publications in accordance with the terms hereof, the Canadian Agent's announced US Base Rate shall apply;

               1.1.145 "US BASE RATE ADVANCE" means, at any time, the part of the US Dollar Advances with respect to which a Canadian Borrower has chosen, or, in accordance with the provisions hereof, is obliged, to pay interest on the US Base Rate Basis;

               1.1.146 "US BASE RATE BASIS" means the basis of calculation of interest on the US Base Rate Advances, or any part thereof, as set forth in Sections 5.3 and 5.4;

               1.1.147 "US COLLATERAL AGENT" means State Street Bank and Trust Company or any replacement thereof agreed upon by the Lenders;

               1.1.148 "US COLLATERAL TRUSTEE" means State Street Bank and Trust Company, in its capacity as collateral trustee, pursuant to the Collateral Trust Indenture, or its successor duly appointed pursuant to the terms of such indenture;

               1.1.149 "US DOLLARS" or "US $" means the lawful currency of the United States of America in same day immediately available funds or, if such funds are not available, the form of currency of the United States of America which is ordinarily used in the settlement of international banking obligations on the day on which any payment or any calculation must be made pursuant to this Agreement;


               1.1.150 "US DOLLAR ADVANCES" means, at any time, the total of all Loans in US Dollars, including the face amount of all Letters of Credit denominated in US Dollars;

               1.1.151 "US ENVIRONMENTAL INDEMNIFICATION AGREEMENT" has the meaning ascribed thereto in subsection 11.1.22 of this Agreement;

               1.1.152 "US PRIME RATE" means, on any day, the rate of interest, expressed as an annual rate, publicly announced or posted by the US Agent as being its reference rate then in effect for determining interest rates on demand commercial loans granted in the United States of America in US Dollars to its clients, whether or not such loans are actually made; provided that in the event that the US Prime Rate is, for any period, less than the Federal Funds Effective Rate plus .50%, the US Prime Rate for such period shall be deemed to be equal to the Federal Funds Effective Rate plus .50%. If for any reason the US Agent shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of failure of such party to obtain sufficient bids or publications in accordance with the terms hereof, such party's announced US Prime Rate shall apply;

               1.1.153 "US PRIME RATE ADVANCE" means, at any time, the part of the US Dollar Advances with respect to which a US Borrower has chosen, or, in accordance with the provisions hereof, is obliged, to pay interest on the US Prime Rate Basis;

               1.1.154 "US PRIME RATE BASIS" means the basis of calculation of interest on the US Dollar Advances, or any part thereof, as set forth in Sections 5.5 and 5.6;

               1.1.155 "VOTING STOCK" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions); and

               1.1.156 "WHOLLY-OWNED" when used in connection with any Subsidiary means a Subsidiary of which all of the equity and voting interests (except directors' qualifying shares or similar equity interests as required by law) shall be owned by a Borrower, IPG or one or more of IPG's Wholly-owned Restricted Subsidiaries (or a combination of any such Persons).

         1.2   INTERPRETATION

         Unless stipulated to the contrary, the words used herein which indicate the singular include the plural and vice versa and the words indicating masculine include the feminine and vice versa. In addition, (a) the word "INCLUDES" (or "INCLUDING") shall be interpreted to mean "INCLUDES (OR INCLUDING) WITHOUT LIMITATION", and (b) where any provision in this

         Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         1.3   CURRENCY

         Unless the contrary is indicated, all amounts referred to herein are expressed in US Dollars.

         1.4  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         Unless the Lenders shall otherwise expressly agree or unless otherwise expressly provided herein, all of the terms used in this Agreement which are defined under the rules constituting Generally Accepted Accounting Principles shall be interpreted, and all financial statements to be prepared hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles.

         1.5   DIVISION AND TITLES

         The division of this Agreement into Articles, Sections and subsections and the insertion of titles are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

2        THE CREDIT

         2.1   THE FACILITIES

         Subject to the provisions hereof, each Lender, individually and not jointly and severally with any other Lender, agrees to make available to the Borrowers its Commitment in the Credit, which Credit consists of:

               2.1.1 as of the date of determination thereof, for the Facility A Borrowers, jointly and severally, a maximum amount under Facility A equal to the least of (i) US$50,000,000, (ii) the sum obtained in subtracting from the maximum amount of Priority Debt then permitted to be outstanding pursuant to Section 14.2.1(c) hereof all then existing Priority Debt other than the Loan under Facility A, or (iii) the Borrowing Base;

               2.1.2 for the Facility B/C Borrower, a maximum amount of US $35,000,000 under Facility B; and

               2.1.3 for the Facility B/C Borrower, a maximum amount of US $60,000,000 under Facility C;

         for a total of up to US $145,000,000 (the "CREDIT").

         2.2   FACILITY A

         Facility A shall be divided into two tranches, Tranche A-1 and Tranche A-2. Tranche A-1, in a maximum amount of US$10,000,000, may be borrowed only by the Canadian Borrowers from the Canadian Lenders; Tranche A-2, in a maximum amount of US$40,000,000, may be borrowed by the U.S. Borrowers from the U.S. Lenders. Provided that no Default shall have occurred and be continuing and that no Event of Default shall have occurred which has not been waived, IPG may, once per fiscal quarter, by notice in writing sent to the Agent at least 30 days prior to the effective date thereof (the "EFFECTIVE RE-ALLOCATION DATE"), request that a different allocation, not exceeding $50,000,000 in total, be made between Tranche A-1 and Tranche A-2 of Facility A. In such event, such re-allocation will occur on the Effective Re-Allocation Date, provided that, prior to the Effective Re-Allocation Date, the U.S. Borrowers have repaid the U.S. Lenders under Tranche A-2 and the Canadian Borrowers have repaid the Canadian Lenders under Tranche A-1, to the extent necessary to permit such re-allocation to occur.

         All Advances borrowed under Facility A may be repaid and re-borrowed by the Facility A Borrowers at all times during the Term.

         2.3   FACILITY B AND FACILITY C

         Subject to the permanent reductions in the ongoing availability of Facility B and Facility C resulting from the repayment of such Facilities under the provisions of either Section 9.1 or 9.2, all Advances available to the Facility B/C Borrower under Facility B and Facility C may be repaid and re-borrowed by the Facility B/C Borrower at all times during the Term.

         2.4   EXTENSION OF TERM - FACILITY A

         The Facility A Borrowers may request, by notice in writing to the Agent given at least 60 days but not more than 90 days prior to the Conversion Date, that the Lenders extend such Conversion Date (a "RENEWAL REQUEST") by a period of 364 days from the Conversion Date otherwise in effect (the "RENEWAL PERIOD").

         The Agent shall promptly notify the Lenders of any such Renewal Request, and the Lenders undertake to respond thereto no more than thirty (30) days following the Agent's receipt of the Renewal Request. If all of the Lenders agree to the Renewal Request during such period, the Conversion Date shall be extended to the last day of the Renewal Period. If any Lender fails to so respond, such Lender shall be deemed to have refused the Renewal Request. Each of the Lenders may accept or refuse the Renewal Request at its entire discretion or impose any condition it sees fit. In the event of an explicit or a deemed refusal by any of the Lenders or if the Facility A Borrowers do not accept any conditions imposed by any of the Lenders, the Term shall be extended for another 2 years, but the Facility A Borrowers shall no longer have the right to forward a Renewal Request.

3        PURPOSE

3.1      PURPOSE OF THE ADVANCES

         All Advances made by the Lenders to the Borrowers in accordance with the provisions hereof shall be used by the Borrowers (directly or indirectly) for (a) the financing of the non-hostile acquisition of assets, and (b) general corporate or business purposes, including the issuance of letters of credit and the repayment and cancellation of all Existing Credit Facilities. No proceeds of any Advance will be used (A) to acquire any equity "security", as defined in Section 2(1) of the Securities Act of 1933, as amended, of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in Federal Reserve System Board of Governors Regulation U, or (B) to finance or protect against any hostile acquisition (meaning an acquisition by or of a member of the Restricted Group in respect of which the board of directors of the target company or management of the target Person (if the target is not a corporation) has not recommended acceptance of same).

4        ADVANCES, CONVERSIONS AND OPERATION OF ACCOUNTS

         4.1   NOTICE OF BORROWING

         Subject to the applicable provisions of this Agreement, on any Business Day during the relevant Term, each of the Borrowers shall be entitled to draw upon the Credit, on one or more occasions, up to the maximum amount of the Credit, provided that at least one (1) Business Day prior to the day on which any Prime Rate Advance, US Base Rate Advance or US Prime Rate Advance (other than a Swing Line Advance, which shall be made in accordance with the provisions of Section 4.4) is required, such Borrower shall have provided to the Agent an irrevocable telephone notice at or before 10:00 A.M., New York time, on any Business Day, followed by the delivery on the same day of a written notice of confirmation substantially in the form of Schedule "B". Notices in respect of Libor Advances, Letters of Credit, Swing Line Advances and BA Advances shall be made in accordance with the provisions of Sections 4.2, 4.3, 4.4 and 6.1 respectively.

         4.2   LIBOR ADVANCES AND CONVERSIONS

         On any Business Day during the Term, upon an irrevocable telephone notice to the Agent given prior to 10:00 A.M., New York time at least three Business Days prior to the date of a proposed Libor Advance or a Rollover Date, followed by the delivery on the same day of a written notice of confirmation substantially in the form annexed hereto as Schedule "B", each of the Borrowers may request that a Libor Advance be made, that one or more Advances not borrowed as Libor Advances be converted into one or more Libor Advances (but subject to the other provisions of this Agreement) or that a Libor Advance or any part thereof be extended, as the case may be. The Agent shall determine the LIBOR which will be in effect on the date of the Advance or the Rollover Date, as the case may be (which in each case must be a Business Day), with respect to the Selected Amount or to each of the Selected Amounts, as the case may be, having a Designated Period of 1, 2, 3 or 6 months. However, if a Borrower requesting a LIBOR Advance has not delivered a notice to the

         Agent in a timely manner in accordance with the provisions of this
         Section 4.2, the relevant Borrower shall be deemed to have chosen to have the interest on the amount of such Advance calculated in accordance with the provisions of Section 5.11.

         4.3   LETTERS OF CREDIT

         As part of the Credit available hereunder and upon not less than three
         (3) Business Days' prior notice to the Agent, each of the Facility A Borrowers may cause to be issued by an Issuing Lender one or more Letters of Credit under Facility A in a maximum aggregate amount outstanding at any time not exceeding US $15,000,000, and for a duration not exceeding the lesser of one (1) year from the date of issuance or the remaining duration of the Term, subject to the signature by the relevant Facility A Borrower of the Issuing Lender's standard documentation then currently used in connection with letters of credit. Such Borrower shall pay non-refundable fees in respect of any such Letter of Credit equal to the rate per annum indicated in the definition of "Margin" multiplied by the face amount thereof, subject to a minimum fee for each Letter of Credit in an amount of $250, payable in advance. The relevant Facility A Borrower shall also pay to the Issuing Lender Letter of Credit fees in respect of any such Letters of Credit equal to .12% per annum of the face amount thereof, payable
         (i) for Letters of Credit issued at the request of a US Borrower, in arrears at the end of each fiscal quarter of IPG, and (ii) for Letters of Credit issued at the request of a Canadian Borrower, in advance on the date of issuance, or on such other date as the Agent may determine from time to time. IPG and LLC expressly acknowledge that they will remain liable hereunder in respect of Letters of Credit irrespective of the fact that they have not executed such standard documentation together with the applicable Borrower. If a request for payment is made under any Letter of Credit, the Issuing Lender will advise the Agent and the Agent will promptly advise the relevant Facility A Borrower of any payment made thereunder. Upon any payment by the Issuing Lender under any Letter of Credit, each of the Lenders shall reimburse to the Issuing Lender a portion of such payment equal to the percentage of its respective Facility A Commitment multiplied by the amount of such payment.

         4.4   SWING LINE ADVANCES

               4.4.1 Swing Line Advances. Subject to the terms and conditions of this Agreement, the Swing Line Lenders agree to make Swing Line Advances to the Swing Line Borrowers on any Business Day from time to time during the Term of Facility A. Swing Line Advances may be made or drawn by way of overdrafts on the relevant Swing Line Borrower's account with the relevant Swing Line Lender or by way of irrevocable same Business Day telephone notice to the Swing Line Lender at or before 11:00 a.m. New York time followed by the delivery on the same day of a written notice of confirmation. Not later than the day following the Business Day on which it requests any Swing Line Advance, the relevant Swing Line Borrower shall advise the Agent of such Swing Line Advance by notice in writing or, where applicable, by providing to the Agent a copy of all relevant documentation. Such Borrower shall advise the Agent in a similar fashion of any repayment of a Swing Line Advance not later than the Business Day following the date of such repayment.

               4.4.2 Use of Proceeds of Swing Line Advances. The proceeds of Swing Line Advances may be used by the Swing Line Borrowers for any purpose for which other Advances under Facility A may be used.

               4.4.3 Retirement and Replacement. If any Swing Line Lender no longer wishes to act as such, it shall notify the Facility A Borrowers, the other Facility A Lenders and the Agent not less than ten (10) days prior to the date on which it proposes to cease acting as a Swing Line Lender. In such event, the Facility A Borrowers may designate a different Swing Line Lender by sending a notice to (a) the Swing Line Lender who will no longer act as such (the "RETIRING SWING LINE LENDER"), (b) the new Swing Line Lender who has agreed to act as such and (c) the Agent, not less than five (5) days prior to the date on which the replacement is to occur. On the replacement date, the new Swing Line Lender shall make a Prime Rate Advance or a US Prime Rate Advance, as the case may be, available to the Agent for the purpose of repaying the Swing Line Loans owed to the Retiring Swing Line Lender.

               4.4.4 No Replacement Possible/Events of Default. If an Event of Default shall have occurred which has not been waived, other than an Event of Default under subsection 15.1.3, or if no Facility A Lender agrees to act as a replacement for the Retiring Swing Line Lender (in such case, the affected Swing Line Lender or Swing Line Lenders are herein referred to as the "FORMER SWING LINE LENDER"), the Facility A Borrowers shall be deemed to have made a request for a Prime Rate Advance or a US Prime Rate Advance, as the case may be, under Facility A, and each Facility A Lender shall make a Prime Rate Advance or a US Prime Rate Advance, as the case may be, available to the Agent, on the date referred to in the first sentence of subsection 4.4.3, for the purpose of repaying the principal amount of the Swing Line Loans owed to the Former Swing Line Lender, in the amount of such Facility A Lender's Commitment percentage multiplied by the amount of the outstanding Swing Line Loans owing to the Former Swing Line Lender (the "LENDER SWING LINE REPAYMENTS"). From and after such date, the Facility A Borrowers shall not have any further right to obtain Swing Line Advances and any outstanding Swing Line Loans will continue to form part of the Loans made under Facility
               A. However, if a Default under subsection 15.1.3 shall have occurred and be continuing, or if an Event of Default under subsection 15.1.3 shall have occurred and not been waived, the Facility A Lenders shall not make such Lender Swing Line Repayments and the provisions of subsection 4.4.5 shall apply.

               4.4.5 Payments Following a certain Default or Event of Default. If, before the making of a Lender Swing Line Repayment under subsection 4.4.4, a Default under subsection 15.1.3 shall have occurred and be continuing or an Event of Default under subsection 15.1.3 shall have occurred which has not been waived, each Facility A Lender will, on the date such Lender Swing Line Repayment was to have been made, purchase from the Former Swing Line Lender an undivided participating interest in the Swing Line Loans to be repaid, in an amount equal to its Commitment percentage multiplied by the amount of the outstanding Swing Line Loans, and immediately transfer such amount to the Agent for the benefit of the Former Swing

               Line Lender, in immediately available funds. From and after such date, the Facility A Borrowers shall not have any further right to obtain Swing Line Advances and the outstanding Swing Line Loans will continue to form part of the Loans made under Facility A.

               4.4.6 Subsequent Payments. If at any time after any Lender Swing Line Repayment has been made, the Former Swing Line Lender receives any payment on account of the Swing Line Loans in respect of which such Lender Swing Line Repayment has been made or on account of the purchase referred to in subsection 4.4.5, the Former Swing Line Lender will distribute to the Agent for the benefit of each Facility A Lender an amount equal to its Commitment percentage multiplied by such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Facility A Lender's portion was outstanding and funded) in like funds as received; provided, however, that if such payment received by the Former Swing Line Lender is required to be returned, such Facility A Lender will return to the Agent for the benefit of the Former Swing Line Lender any portion thereof previously distributed by the Former Swing Line Lender to the Agent for the benefit of such Facility A Lender in like funds as such payment is required to be returned by such Former Swing Line Lender.

               4.4.7 Unconditional Obligation to Make Lender Swing Line Repayments. Each Facility A Lender's obligation to make Lender Swing Line Repayments or to purchase a participating interest in Swing Line Loans in accordance with subsections 4.4.4 and 4.4.5 shall be absolute and unconditional and shall not be affected by any circumstance, including: (1) any set-off, compensation, counterclaim, recoupment, defence or other right which such Facility A Lender may have against a Swing Line Lender, the Facility A Borrowers or any other Person for any reason whatsoever; (2) the occurrence or continuance of any Default or Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Facility A Borrowers or any other Person; (4) any breach of this Agreement by the Facility A Borrowers or any other Person; (5) any inability of the Facility A Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any such Lender Swing Line Repayment is to be made or participating interest is to be purchased or (6) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing. If any Facility A Lender does not make available the amount required to be funded by it under subsection 4.4.4 or 4.4.5, as the case may be, the Former Swing Line Lender shall be entitled to recover such amount on demand from such Facility A Lender, together with interest thereon at the Prime Rate or the US Prime Rate, as the case may be, from the date of non-payment until such amount is paid in full.

               4.4.8 Standby Fee not Affected. Notwithstanding the provisions of
               Section 5.14, and for greater certainty, the Standby Fee described in subsection 5.14.1 will be calculated daily and be payable on the entire unused portion of Facility A, irrespective of the amount of the Borrowing Base.

         4.5   CURRENCY

         Subject to the provisions of Sections 2.1 and 2.2 and of Article 5 and
         Section 6.1, at any time during the relevant Term, each of the Facility A Borrowers may borrow, on one or more occasions, up to the maximum amount of the Credit under Facility A in Canadian or US Dollars or in any combination thereof, as such Borrowers may consider appropriate. The Facility B/C Borrower shall borrow in US Dollars only.

         4.6   OPERATION OF ACCOUNTS

         The Agent shall maintain in its books at the Branch a record of the Loan, including the Letters of Credit issued by the Issuing Lender at the request of a Borrower, attesting as to the total of the Borrowers' indebtedness to the Lenders in accordance with the provisions hereof. Such record shall constitute, in the absence of manifest error, prima facie proof of the total amount of the indebtedness of the Borrowers to the Lenders in accordance with the provisions hereof, of the date of any Advance made to the Borrowers and of the total of all amounts paid by the Borrowers from time to time with respect to principal and interest owing on the Loan and the fees and other sums payable in accordance with the provisions hereof.

         4.7   APPORTIONMENT OF ADVANCES

         The amount of each Advance will be apportioned among the Lenders by the Agent by reference to the Commitment of each Lender with respect to the applicable Facility, as such Commitment shall be in effect immediately prior to the making of such Advance, subject to the provisions of
         Section 4.4 hereof with respect to Swing Line Advances and Section 6.9 hereof with respect to BA Advances. If any amount is not in fact made available to the Agent by a Lender, the Agent shall be entitled to recover such amount (together with interest thereon at the rate reasonably determined by the Agent as being its cost of funds in the circumstances) on demand from such Lender or, if such Lender fails to reimburse the Agent for such amount on demand, from the Borrowers.

         4.8   LIMITATIONS ON ADVANCES

         Any amount of the Credit available under Facility A, Facility B and Facility C shall cease to be available at the expiry of the applicable Term.

         4.9   NETTING

         On the date of any Advance or on a Rollover Date, each of the Lenders shall be entitled to net amounts payable on such date by such Lender to a Borrower against amounts due and payable on such date by such Borrower to the Lender.

         4.10  NOTICES IRREVOCABLE

         Any notice given to the Agent by a Borrower in accordance with Article 4 may not be revoked or withdrawn.

5        INTEREST AND FEES

         5.1   INTEREST ON THE PRIME RATE BASIS

         The principal amount of the Loan which at any time and from time to time remains outstanding and in respect of which a Canadian Borrower has chosen or, in accordance with the provisions hereof, is obliged to pay interest on the Prime Rate Basis, shall bear interest, calculated daily, on the daily outstanding principal balance of such Loan, from the date of each applicable Advance up to and including the day preceding the date of repayment thereof in full, at the annual rate (calculated based on a 365 or 366 day year, as the case may be) applicable to each of such days which corresponds to the Prime Rate at the close of business on each of such days, plus the Margin.

         5.2   PAYMENT OF INTEREST ON THE PRIME RATE BASIS

         The interest payable in accordance with Section 5.1 and calculated in the manner described therein shall be payable to the Agent monthly in arrears, on the first Business Day of each month or on such other date as the Agent may determine and advise the Borrowers in writing from time to time, the first payment of which shall be payable on the first Business Day of the month immediately following the month in which the first Prime Rate Advance was made.

         5.3   INTEREST ON THE US BASE RATE BASIS

         The principal amount of the Loan which at any time and from time to time remains outstanding and in respect of which a Canadian Borrower has chosen or, in accordance with the provisions hereof, is obliged to pay interest on the US Base Rate Basis, shall bear interest, calculated daily, on the daily outstanding principal balance of such Loan, from the date of each applicable Advance up to and including the day preceding the date of repayment thereof in full, at the annual rate (calculated based on a 365 or 366 day year, as the case may be) applicable to each of such days which corresponds to the US Base Rate at the close of business on each of such days, plus the Margin.

         5.4   PAYMENT OF INTEREST ON THE US BASE RATE BASIS

         The interest payable in accordance with Section 5.3 and calculated in the manner hereinabove described is payable to the Agent monthly, in arrears, on the first Business Day of each month or on such other date as the Agent may determine and advise the Borrowers in writing from time to time, the first payment of which shall be payable on the first Business Day of the month immediately following the month in which the first US Base Rate Advance was made.

         5.5   INTEREST ON THE US PRIME RATE BASIS

         The principal amount of the Loan which at any time and from time to time remains outstanding and in respect of which a US Borrower has chosen or, in accordance with the provisions hereof, is obliged to pay interest on the US Prime Rate Basis, shall bear interest, calculated daily, on the daily outstanding principal balance of such Loan, from the date of each applicable Advance up to and including the day preceding the date of repayment thereof in full at the annual rate (calculated based on a 365 or 366 day year, as the case may be) applicable to each of such days which corresponds to the US Prime Rate at the close of business on each of such days, plus the Margin.

         5.6   PAYMENT OF INTEREST ON THE US PRIME RATE BASIS

         The interest payable in accordance with Section 5.5 and calculated in the manner hereinabove described is payable to the Agent monthly, in arrears, on the first Business Day of each month or on such other date as the Agent may determine and advise the Borrowers in writing from time to time, the first payment of which shall be payable on the first Business Day of the month immediately following the month in which the first US Prime Rate Advance was made.

         5.7   INTEREST ON THE LIBOR BASIS

         The principal amount of the Loan which at any time and from time to time remains outstanding and in respect of which a Borrower has chosen, in accordance with the provisions hereof, to pay interest on a LIBOR basis, shall bear interest, calculated daily, on the daily outstanding principal balance of such Loan, from each Rollover Date up to and including the day preceding the date of repayment thereof in full, at the annual rate (calculated based on a 360-day year) applicable to each of such days which corresponds to the LIBOR applicable to each applicable Selected Amount, plus the Margin, and such rate shall be effective with respect to each applicable Selected Amount as and from each applicable Rollover Date up to and including the date prior to the next such Rollover Date.

         5.8   PAYMENT OF INTEREST ON THE LIBOR BASIS

         The interest payable in accordance with the provisions of Section 5.7 and calculated in the manner hereinabove described is payable to the Agent, in arrears,

               5.8.1 on the last day of the Designated Period when the Designated Period is 1, 2 or 3 months,

               5.8.2 when the Designated Period exceeds 3 months, on the last Business Day of each period of 3 months during such Designated Period and on the last day of the Designated Period, if the Designated Period is more than 3 months and is not a multiple of 3 months.

         5.9   LIMITS TO THE DETERMINATION OF LIBOR

         Nothing herein contained shall be interpreted as authorizing a Borrower, with respect to the determination of LIBOR, to choose a Selected Amount with respect to each Designated Period of less than US $1,000,000 or a greater amount other than in whole multiples of US $100,000.

         5.10  FIXING OF LIBOR

         LIBOR shall be transmitted to the relevant Borrower(s) by the Agent at approximately 11:00 A.M., New York time, two Business Days prior to:

               5.10.1 the date on which the relevant Libor Advance is to be made; or

               5.10.2 the relevant Rollover Date.

         5.11  INTEREST ON THE LOAN

         Where no specific provision with respect to interest on an outstanding portion of the Loan is contained in this Agreement, the interest on such portion of the Loan shall be calculated and payable on the US Prime Rate Basis if the amount is in US Dollars and on the Prime Rate Basis if the amount is in Canadian Dollars.

         5.12  ARREARS OF INTEREST

         Any arrears of interest or principal shall bear interest at a rate that is two percent (2%) per annum higher than the rate of interest payable in respect of the relevant principal amount of the Loan and shall be calculated and payable on the same basis.

         5.13  MAXIMUM INTEREST RATE

         The amount of the interest or fees payable in applying this Agreement shall not exceed the maximum rate permitted by Law. Where the amount of such interest or such fees is greater than the maximum rate, the amount shall be reduced to the highest rate which may be recovered in accordance with the applicable provisions of Law.

         5.14  FEES

         The Borrowers shall pay the following fees (the "FEES") to the Agents in the manner directed by the Agents pursuant to the provisions of
         Section 18.19:

               5.14.1 for the Lenders and in respect of Facility A, at all times during its Term, a Standby Fee equal to the percentage set out in the definition of "Margin", in each case multiplied by an amount equal to the unused portions of Facility A (calculated based on the maximum principal amount that could then be outstanding under such Facility, irrespective of the Borrowing Base), calculated daily and payable quarterly in arrears based on a 365/366 day year on the last day of each calendar quarter or on such other date as the Agent may determine;

               5.14.2 for the Lenders and in respect of each of Facility B and Facility C, at all times during the term of such Facility, a Standby Fee equal to the percentage set out in the definition of "Margin" in each case multiplied by an amount equal to the unused portions of each such Facility (calculated based on the maximum principal amount that could then be outstanding under such Facility), calculated daily and payable quarterly in arrears based on a 365/366 day year on the last day of each calendar quarter or on such other date as the Agent may determine;

               5.14.3 up-front Fees of US$225,000 to NBC, US$375,000 to Comerica and US$800,000 to TD, payable on the Closing Date;

               5.14.4 additional Fees of US$250,000 to Comerica and US$400,000 to TD, payable on the date of the first increase in the Margin on Facility B, if any, effected pursuant to the fourth subsection of the definition of the term "Margin";

               5.14.5 structuring Fees of US$100,000 payable to the Arrangers on the Closing Date on a pro-rata basis; and

               5.14.6 for the Agent, an agency fee to be determined between the Agent and the Borrowers.

         5.15  INTEREST ACT

               5.15.1 For the purposes of the Interest Act of Canada (to the extent applicable), any amount of interest or fees calculated herein using 360, 365 or 366 days per year and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360, 365 or 366, as the case may be.

               5.15.2 The parties agree that all interest in this Agreement will be calculated using the nominal rate method and not the effective rate method, and that the deemed re-investment principle shall not apply to such calculations. In addition, the parties acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates.

6        BANKERS' ACCEPTANCES

         6.1 ADVANCES BY BANKERS' ACCEPTANCES AND CONVERSIONS INTO BANKERS' ACCEPTANCES

               6.1.1 Subject to the applicable provisions of this Agreement, on any Business Day during the relevant Term, by written Notice of Borrowing to the Agent given at least three (3) Business Days prior to the date of the Advance or a Rollover Date (for the purposes of this Article 6 called the "ACCEPTANCE DATE") and before 10:00 A.M., a Canadian Borrower may request that a BA Advance be made, that one or more Advances not borrowed as BA Advances be converted into one or more BA Advances or that a BA Advance or any part thereof be extended, as the case may be (the "BA REQUEST"). Bankers' Acceptances shall be issued on each Acceptance Date or Rollover Date, in a minimum Selected Amount, with respect to each Designated Period, of Cdn.$3,000,000 or such greater amount which is an integral multiple of Cdn.$100,000, shall have a Designated Period, as designated by the relevant Canadian Borrower, of 1, 2, 3 or 6 months (or such other period as may be available and acceptable to the Agent), subject to availability, and shall, in no event, mature on a date after the expiry of the Term.

               6.1.2 Prior to making any BA Request, a Canadian Borrower shall deliver:

                    (a) to the Canadian Lenders, in the name of each Canadian Lender which is a bank that accepts bankers' acceptances (a "BA LENDER"), drafts in form and substance acceptable to the Agent and the Canadian Lenders; and

                    (b) to the Canadian Lenders in the name of each Canadian Lender which is not a bank or does not accept bankers' acceptances (a "NON-BA LENDER"), Discount Notes;

               completed and executed by its authorized signatories in sufficient quantity for the Advance requested and in appropriate denominations to facilitate the sale of the Bankers' Acceptances in the financial markets. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance hereunder if such failure is due, in whole or in part, to the failure of a Canadian Borrower to give appropriate instructions to the Agent on a timely basis, nor shall the Agent or any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reason of the gross negligence or wilful misconduct of the Agent, such Canadian Lender, or their respective employees. In order to facilitate issuances of Bankers' Acceptances pursuant hereto, each Canadian Borrower hereby authorizes each Canadian Lender, and for this purpose appoints each Canadian Lender its lawful attorney, to complete and sign Bankers' Acceptances on behalf of such Borrower, in accordance with the instructions given from time to time by such Borrower, in handwritten or facsimile or mechanical signature or otherwise, and once so completed, signed and endorsed, and following acceptance of them as Bankers' Acceptances, to purchase, discount or negotiate such Bankers' Acceptances in accordance with the provisions of this Article 6, and to provide the Available Proceeds (as defined in subsection 6.2.3(d)) to the Agent in accordance with the provisions hereof. Drafts so completed, signed, endorsed and negotiated on behalf of a Canadian Borrower by any Canadian Lender shall bind such Borrower as fully and effectively as if so performed by an authorized officer of such Borrower. Each Canadian Lender shall maintain appropriate records with respect to such instruments (i) received by it hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder and (iv) cancelled, whether at their respective maturities or otherwise. Each Canadian Lender agrees to provide such records to the Canadian Borrowers promptly upon request and, at the request of a Canadian Borrower, to cancel such instruments which have been completed and executed by such Canadian Borrower pursuant to this subsection 6.1.2 and which are held by such Canadian Lender and have not yet been issued hereunder.

         6.2   ACCEPTANCE PROCEDURE

         With respect to any BA Advance:

               6.2.1 The Agent shall promptly notify in writing each Canadian Lender of the details of the proposed BA Advance, specifying:

                    (a) for each BA Lender, (i) the face amount of the Bankers' Acceptances to be accepted by such Lender, and (ii) the Designated Period for such Bankers' Acceptances; and

                    (b) for each Canadian Lender which is a Non-BA Lender, (i) the face amount of the Discount Notes to be issued to such Lender, and (ii) the Designated Period for such Discount Notes.

               6.2.2 The Agent shall establish the Bankers' Acceptance Discount Rate at or about 10:00 a.m. on the Acceptance Date, and the Agent shall promptly determine the amount of the BA Proceeds.

               6.2.3 Forthwith, and in any event not later than 11:30 A.M. on the Acceptance Date, the Agent shall indicate to each Canadian Lender, in the manner set out in Section 18.6:

                    (a)  the Bankers' Acceptance Discount Rate;

                    (b) the amount of the Stamping Fee applicable to those Bankers' Acceptances to be accepted by such Lender on the Acceptance Date, which shall be calculated by multiplying the appropriate annual percentage set out in the definition of "Margin" by the face amount of each such Bankers' Acceptance and by a fraction the numerator of which is the number of days in the Designated Period and the denominator of which is 365, any such Lender being authorized by the Canadian Borrowers to collect the Stamping Fee out of the BA Proceeds of those Bankers' Acceptances;

                    (c) the BA Proceeds of the Bankers' Acceptances to be purchased by such Lender on such Acceptance Date; and

                    (d) the amount obtained (the "AVAILABLE PROCEEDS") by subtracting the Stamping Fee mentioned in subsection 6.2.3(b) from the BA Proceeds mentioned in subsection 6.2.3(c);

               6.2.4 Not later than 1:00 P.M. on the Acceptance Date, each Canadian Lender shall make available to the Agent its Available Proceeds.

               6.2.5 Not later than 4:00 P.M. on the Acceptance Date, the Agent shall transfer the Available Proceeds to the relevant Canadian Borrower in accordance with Section 9.10 and shall notify the relevant Canadian Borrower on such day either by telex, fax or telephone (if by telephone, to be confirmed subsequently in writing) of the details of the issue, including the information required by subsection 6.2.3.

         6.3   PURCHASE OF BANKERS' ACCEPTANCES AND DISCOUNT NOTES

         Before giving value to the relevant Canadian Borrower, the Canadian Lenders or the participants which:

               6.3.1 are BA Lenders shall, on the Acceptance Date, accept the Bankers' Acceptances by inserting the appropriate principal amount, Acceptance Date and maturity date in accordance with the BA Request relating thereto and affixing their acceptance stamps thereto, and shall purchase or sell same; and

               6.3.2 are Non-BA Lenders shall, on the Acceptance Date, complete the Discount Notes by inserting the appropriate principal amount, Acceptance Date and maturity date in accordance with the BA Request relating thereto.

         6.4   MATURITY DATE OF BANKERS' ACCEPTANCES

         Subject to the applicable notice provisions, at or prior to the maturity date of each Bankers' Acceptance, the Canadian Borrowers shall:

               6.4.1 give to the Agent a notice in the form of Schedule "B" requesting that the Canadian Lenders convert all or any part of the BA Advance then outstanding by way of Bankers' Acceptances which are maturing into a Prime Rate Advance; or

               6.4.2 give to the Agent a notice in the form of Schedule "B" requesting that the Canadian Lenders extend all or any part of the BA Advance outstanding by way of Bankers' Acceptances which are maturing into another BA Advance by issuing new Bankers' Acceptances, subject to compliance with the provisions of subsection 6.1.1 with respect to the minimum Selected Amount; or

               6.4.3 no later than 10:00 A.M., on the third Business Day prior to the maturity date of each Bankers' Acceptance then outstanding and reaching maturity, notify the Agent that it intends to deposit in its account for the account of the Canadian Lenders on said maturity date an amount equal to the face amount of each such Bankers' Acceptance, less any portion of the related BA Advance that has been converted or extended pursuant to subsection 6.4.1 or 6.4.2 .

         6.5   DEEMED CONVERSIONS ON THE MATURITY DATE

         If the Canadian Borrowers do not deliver to the Agent one or more of the notices contemplated by subsections 6.4.1 and 6.4.2 or do not give the notice and make the deposit contemplated by subsection 6.4.3, the Canadian Borrowers shall be deemed to have requested that the part of the BA Advance then outstanding by way of the Bankers' Acceptance which is maturing be converted into a Prime Rate Advance, provided that in such event the interest payable in respect of any such deemed Prime Rate Advance shall be 115% of the interest otherwise payable on the Prime Rate Basis for the three (3) day period immediately following the maturity date of the Bankers' Acceptances in question.

         6.6   CONVERSION AND EXTENSION MECHANISM

         If under the conditions

               6.6.1 of subsection 6.4.1 and of Section 6.5, a Canadian Borrower requests or is deemed to have requested, as the case may be, that the Agent convert a portion of the BA Advance which is maturing into a Prime Rate Advance, the Canadian Lenders shall pay the applicable Bankers' Acceptances which are outstanding and maturing. Such payments by the Canadian Lenders will constitute a Prime Rate Advance within the meaning of this Agreement;

               6.6.2 of subsection 6.4.3, a Canadian Borrower makes a deposit in its account, without limiting in any way the generality of
               Section 19.5, such Canadian Borrower hereby expressly and irrevocably authorizes the Agent to make any debits necessary in its account in order to pay, to the extent contemplated by subsection 6.4.3, the Bankers' Acceptances which are outstanding and maturing.

         6.7   AMOUNTS GIVEN TO THE CANADIAN LENDERS DO NOT CONSTITUTE A
               PREPAYMENT

         None of the amounts debited by the Agent from a Canadian Borrower's account from time to time in accordance with the provisions of subsection 6.6.2 shall constitute a prepayment in accordance with the provisions of Section 9.3.

         6.8   PREPAYMENT OF BANKERS' ACCEPTANCES

         Notwithstanding any provision hereof, but subject to subsection 8.1.1, a Canadian Borrower may not prepay any Bankers' Acceptance other than on its maturity date; however, this provision shall not prevent such Borrower from acquiring, in its discretion but subject to the other provisions of this Agreement, any Bankers' Acceptance in circulation from time to time.

         6.9   APPORTIONMENT AMONGST THE CANADIAN LENDERS

         The Agent is authorized by the Canadian Borrowers and each Canadian Lender to allocate amongst the Canadian Lenders the Bankers' Acceptances to be issued in such manner and amounts as the Agent may, in its sole discretion, but acting reasonably, consider necessary, so as to ensure that no Canadian Lender is required to accept a Bankers' Acceptance for a fraction of Cdn.$100,000, and in such event, the Canadian Lenders' respective Commitment in any such Bankers' Acceptances and repayments thereof shall be altered accordingly. Further, the Agent is authorized by the Canadian Borrowers and each Canadian Lender to cause the proportionate share of one or more Lender's Advances (calculated based on its Commitment) to be exceeded by no more than Cdn.$100,000 each as a result of such allocations, provided that the principal amount of outstanding Advances, including BA Advances outstanding by way of Bankers' Acceptances, shall not thereby exceed the maximum amount of the respective Commitment of each Canadian Lender. Any resulting amount by which the requested aggregate face amount of any such Bankers' Acceptances shall have been so reduced shall be advanced, converted or continued, as the case may be, as a Prime Rate Advance, to be made contemporaneously with the BA Advance.

         6.10  CASH DEPOSITS

         Each Canadian Lender may, in its discretion, at any time, in the absence of any demand by a Canadian Borrower to such effect, grant an Advance to a Canadian Borrower, the amount of which shall be equivalent to the face amount of all Bankers' Acceptances then in circulation which have been accepted by such Canadian Lender, which Advance shall not bear interest. The amount of the Advance shall not be taken into account in order to calculate the amount of the Credit used pursuant hereto. The Agent shall retain the amount of the Advance in a non-interest bearing cash collateral account as security, for the benefit of such Borrower, which amount may be entirely set-off against the amount of the Advance and the amount of the Bankers' Acceptances in circulation which such Canadian Lender has accepted and may be imputed, in the Lender's discretion, to the payment of such Bankers' Acceptances at their maturity. Such Borrower shall sign and remit as security with regard thereto all appropriate documents which the Lenders might judge necessary or desirable, including an assignment of the credit balance of the deposit account held as security, the whole without cost to such Borrower save (i) after the occurrence and during the continuance of a Default or after the occurrence of an Event of Default which has not been waived, or (ii) in the context of a prepayment under Section 9.3.

         6.11  DAYS OF GRACE

         The Canadian Borrowers shall not claim from the Lenders any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lenders pursuant to the provisions of this Agreement. Further, each of the Canadian Borrowers waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by any Canadian Lender in its own right at the maturity thereof.

         6.12  OBLIGATIONS ABSOLUTE

         The obligations of the Canadian Borrowers with respect to Bankers' Acceptances shall be unconditional and irrevocable and shall be paid strictly in accordance with the provisions of this Agreement under all circumstances, including the following circumstances:

               6.12.1 any lack of validity or enforceability of any draft accepted by any Canadian Lender as a Bankers' Acceptance; o

               6.12.2 the existence of any claim, set-off, defence or other right which any of the Canadian Borrowers may have at any time against the holder of a Bankers' Acceptance, the Canadian Lenders, or any other person or entity, whether in connection with this Agreement or otherwise.

         6.13  DEPOSITORY BILLS AND NOTES ACT

         Bankers' Acceptances may be issued in the form of a depository bill and deposited with a clearing house, both terms as defined in the Depository Bills and Notes Act. The Agent and the Canadian Borrowers shall agree on the procedures to be followed, acting reasonably. The Canadian Lenders are also authorized to issue depository bills as replacements for previously issued Bankers' Acceptances, on the same terms as those replaced, and deposit them with a clearing house against cancellation of the previously issued Bankers' Acceptances.

7        RESTRICTIONS, LIMITATIONS AND MARKET CONDITIONS

         7.1 MARKET FOR BANKERS' ACCEPTANCES AND LIBOR ADVANCES

         If at any time or from time to time: (a) there no longer exists a market for Bankers' Acceptances, or (b) as a result of market conditions, it is not reasonably practicable to establish LIBOR, for a Selected Amount or a Designated Period, or (c) US Dollar deposits are not available to any Lender in the London Interbank or any comparable market in the ordinary course of business in amounts sufficient to permit it to make the requested Libor Advance for a Selected Amount or a Designated Period, such Lender shall so advise the Agent and shall not be obliged to honour any Notices of Borrowing in connection with any BA Advances or Libor Advances, and the Borrowers' option to request BA Advances or Libor Advances, as the case may be, shall thereupon be suspended upon the delivery by the Agent to the Borrowers of a notice corresponding to the notice provided by such Lender to the Agent as described above.

7.2      SUSPENSION OF BA ADVANCE AND LIBOR ADVANCE OPTION

         If a notice has been given by the Agent in accordance with Section 7.1, the applicable BA Advance or Libor Advance, or any part thereof, as the case may be, shall not be made (whether as an Advance, a conversion or an extension) by the applicable Lenders and the right of the Borrowers to choose that Advances be made or, once made, be converted or extended into BA Advances or Libor Advances, as the case may be, shall be suspended until such time as the Agent has determined that the circumstances having given rise to such suspension no longer exist, in respect of which determination the Agent shall advise the Borrowers within a reasonable delay.

         7.3   LIMITS ON BA ADVANCES, LETTERS OF CREDIT AND LIBOR ADVANCES

         Nothing in this Agreement shall be interpreted as authorizing the
         Borrowers:

               7.3.1 to issue Bankers' Acceptances or to borrow by way of Libor Advances, nor as obliging the Agent to accept Notices of Borrowing in respect of Libor Advances, in each case for a Designated Period that ends; nor

               7.3.2 to cause to be issued Letters of Credit that mature;

         on a date which results in a situation where the Credit cannot be reduced as required by this Agreement, or on a date which is after the expiry of the Term.

8        ILLEGALITY, INCREASED COSTS AND INDEMNIFICATION

         8.1   ILLEGALITY, INCREASED COSTS

         If a Lender, acting reasonably, determines (which determination shall be attested to by a certificate submitted to the Borrowers by such Lender with a copy to the Agent and which shall be final and binding between the parties hereto in the absence of manifest error) that, after the date hereof, there has occurred i) the adoption by a governmental or international authority (including the Bank for International Settlements (the "BIS")) of a law, directive, requirement or guideline, whether or not having the force of law, ii) any modification to a law, directive or guideline, whether or not having the force of law, or to the interpretation or application of same by a tribunal or governmental or international authority (including the BIS) or other body charged with such interpretation or application, or iii) any quashing by a tribunal or other governmental or international authority or body (including the BIS) of an interpretation of any law, directive, requirement or guideline, whether or not having the force of law, which:

               8.1.1 has rendered or will render it illegal or contrary to any law, directive or guideline for such Lender to maintain or to give effect to all or part of its obligations stipulated in this Agreement, including the obligation to make or maintain all or any part of a BA Advance or a Libor Advance pursuant to the terms hereof, then the obligation of such Lender to maintain or to give effect to such part of its obligations will become null and, subject to the provisions of the particular law, directive or guideline and of Section 8.2 with respect to losses, costs and expenses, if the Advance affected is a BA Advance, the applicable Borrower(s) may convert the principal amount thereof into a Prime Rate Advance, and if a Libor Advance, the applicable Borrower(s) may convert the principal amount thereof into a US Prime Rate Advance or a US Base Rate Advance, and pay the interest accrued thereon, or may reimburse the particular BA Advance or Libor Advance in whole with interest accrued thereon.

               Such conversion or reimbursement shall be made at the expiry of the relevant Designated Period which is the last to expire prior to the effective date of such adoption, modification or quashing, or, if in the judgment of such Lender expressed to the Agent in the certificate referred to above, an immediate conversion or reimbursement is necessary, immediately upon demand by the Agent; or

               8.1.2 i) has imposed, modified or deemed applicable any loan ceiling with respect to such Lender, or imposed, modified or deemed applicable any special tax, reserve, deposit, capital adequacy or similar requirement with respect to the assets held by, deposited at or used for the purchase of funds by, or to the loans made by such Lender, or ii) changes the basis of taxation on payments made to such Lender under this Agreement (other than a change affecting Net Income Taxes), or iii) imposes upon such Lender any other monetary conditions or restrictions with respect to this Agreement, all or any part of the Loan, as the case may be, or any other document contemplated hereby, and if the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Commitment or any Advance, or to reduce any amount otherwise receivable by such Lender hereunder with respect thereto, then, in any such case, the relevant Borrower(s) shall promptly pay to such Lender, within 10 Business Days from demand by the Agent, such additional amounts as are necessary to compensate such Lender for such additional cost or reduced amount receivable as determined in good faith by such Lender. The Lenders shall use reasonable efforts to advise the Borrowers of any event described in this Section 8.1 within a reasonable delay. If a Lender becomes entitled to claim any additional amounts pursuant to this Section 8.1, it shall promptly notify the Borrowers, through the Agent, of the event by reason of which it has become so entitled and provide reasonable particulars of the calculation of such amount. A certificate of a Lender as to any such additional amounts payable to it pursuant to this
               Section 8.1 shall be conclusive and binding in the absence of manifest error.

         8.2   INDEMNITY

         The Borrowers shall indemnify each Lender against and hold each Lender, as well as its directors, officers or employees, harmless from any loss or expense, including without limitation any loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain any Advance and any loss or expense incurred in re-deploying deposits from which such funds were obtained, which such Lender may sustain or incur as a consequence of any i) default by a Borrower in the payment when due of the amount of or interest on any part of the Loan or in the payment when due of any other amount hereunder, ii) default by a Borrower in obtaining an Advance after such Borrower has given a Notice of Borrowing stating that it desires to obtain such Advance, iii) default by a Borrower in making any voluntary reduction of the outstanding amount of the Loan after such Borrower has given notice hereunder that it desires to make such reduction, and iv) the payment of any Bankers' Acceptance or Libor Advance otherwise than on the maturity date thereof (including any such payment required pursuant to Section 9.1 or upon acceleration pursuant to Section 15.2). A certificate of the Agent providing reasonable particulars of the calculation of any such loss or expense shall be conclusive and binding in the absence of manifest error. If any Lender becomes entitled to claim any amount pursuant to this Section 8.2, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled and provide reasonable particulars of the related loss or expense. The Borrowers shall, within ten (10) days following receipt of a notice to such effect pursuant to this Section 8.2, pay to the Agents, for the account of the applicable Lender, the amount which such Lender is then entitled to receive pursuant to this Section 8.2.

         8.3   WITHHOLDING TAXES

         All payments to be made hereunder by the Borrowers, IPG and LLC shall be made free and clear of, and without deduction or withholding for or on account of, any present or future tax, levy, impost, duty, charge, assessment or fee (including interest, penalties and additions thereto), excluding Net Income Taxes (a "RELEVANT TAX"). If any Relevant Tax is required to be withheld from any payment due hereunder, the Borrowers, IPG and LLC shall, subject to the next paragraph, increase the amount of such payment so that the Lenders will receive a net amount (after deduction and withholding of all Relevant Taxes) equal to the amount required to be paid before giving effect to this
         Section 8.3. The Borrowers, IPG and LLC shall pay such Relevant Tax to the appropriate taxing authority for the account of applicable Lender and, as promptly as possible thereafter, send such Lender an original receipt showing payment thereof, together with such additional documentary evidence as such Lender may from time to time reasonably require.

         The Borrowers, IPG and LLC shall not be obliged to increase the amount of any payment to any non-US Lender hereunder pursuant to the preceding paragraph as a result of a US withholding of any Relevant Tax to the extent such withholding is imposed as a result of the failure of such Lender to timely deliver the appropriate form or forms (or successor form or forms) duly and properly completed establishing the Lender's basis for exemption from such withholding (an Internal Revenue Service Form W-8BEN, W-9 or other appropriate form), or the failure of such form or forms to establish a complete exemption from the withholding due to a willful error or negligent omission.

         If any Lender is entitled to a refund or credit in respect of any taxes on which increased amounts have been paid pursuant to this Section 8.3 and can easily calculate same, such Lender shall, if necessary, make the appropriate claim for such refund or credit, and if such Lender receives the benefit of the refund or credit, shall within 30 days after its receipt, credit the amount of such to the relevant Borrower, IPG or LLC, as appropriate.

         8.4   SURVIVAL

         Without prejudice to the survival or termination of any other agreement of the Borrowers, IPG or LLC under this Agreement, the obligations of the Borrowers under Sections 8.2 and 8.3 shall survive the payment in full of all principal and interest on the Loan and the termination of the Credit.

                                                                            55
9        PAYMENT, REPAYMENT AND PREPAYMENT

         9.1   REPAYMENT OF THE LOAN

         The relevant Borrowers hereby agree to repay the principal amount of the Loan attributable to each Facility on the last day of the Term of such Facility. Notwithstanding the foregoing:

               9.1.1 the Credit under Facility B shall be reduced by US$3,500,000 on each of September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003; and

               9.1.2 the Credit under Facility C shall be reduced by US$5,000,000 on the last day of each calendar quarter beginning on the earlier of (i) March 31, 2004 and (ii) the last day of the calendar quarter immediately following the calendar quarter in which the repayment and cancellation of Facility B occurs.

         In no event shall the aggregate outstanding principal amount of the Loans attributable to Facility B or Facility C exceed the Credit under such Facility as reduced pursuant to this Section 9.1. The Facility B/C Borrower shall repay all amounts necessary to ensure that such reductions do not cause the aggregate outstanding principal amount of the Loan attributable to Facility B or Facility C to exceed the Credit under such Facility at any time.

         9.2   AMOUNT AND APPORTIONMENT OF MANDATORY REPAYMENTS

               9.2.1 RESULTING FROM EQUITY OR DEBT:

               If any member of the Restricted Group:

                    (a) issues any Equity Interests of any nature whatsoever, other than (i) those arising out of the exercise of employee stock options in the ordinary course at an exercise price up to an aggregate maximum of US$5,000,000 per fiscal year of IPG, or (ii) to another member of the Restricted Group, or

                    (b) issues any Debt of the nature contemplated in the fourth subsection of the definition of "Margin" (other than (i) Debt owing by one member of the Restricted Group to another member thereof, and (ii) a replacement of Facility A after it has expired and otherwise in accordance with the provisions hereof), the net proceeds received by the Restricted Group from such issuance, creation or assumption shall, within 10 days following receipt thereof, be used to repay the Loan as follows, in each case subject to the provisions of Section 9.2.5 and to Pro Rata
               Sharing: (i) all of the net proceeds thereof shall first be applied to repay the

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                                                                              56


               Loan, and the Credit under Facility B will be reduced by an amount equal to the amount of such repayment, and then (ii) once Facility B has been repaid and the Credit thereunder cancelled, 75% of the remaining net proceeds shall be applied to repay the Loan, and the Credit under Facility C will be reduced by an amount equal to the amount of such repayment.

               9.2.2 RESULTING FROM EXCESS CASH FLOW:

               In addition to the other repayments required under this Section
               9.2 and to the payments required pursuant to Section 9.1 hereof, but subject to the next succeeding paragraph, on the 63rd day following the end of each fiscal quarter commencing with IPG's fiscal quarter ending March 31, 2002, the Facility B/C Borrower shall make Mandatory Repayments equal to 75% of Excess Cash Flow for such fiscal quarter. Notwithstanding the foregoing and provided that each of Facility B and Facility C is fully drawn at the time payment is due, the amount of each quarterly Mandatory Repayment payable under this paragraph of this subsection and after giving effect thereto shall be limited to a maximum amount such that the principal amount of the Loan outstanding under Facility A (net of Available Cash in the Restricted Group) will not exceed US$35,000,000. Payment of the balance of such Mandatory Repayment (the "DEFERRED AMOUNT") shall be deferred to the next scheduled date for a Mandatory Repayment under this paragraph.

               Upon the repayment and cancellation of Facility B, and commencing with the fiscal year-end of the fiscal year in which such repayment occurs, within 120 days following the end of each fiscal year of IPG, the Facility B/C Borrower shall make (in lieu of the Mandatory Repayments required by the immediately preceding paragraph) Mandatory Repayments equal to 50% of Excess Cash Flow for such fiscal year, less, for greater certainty, Mandatory Repayments made for the same fiscal year (or any portion thereof) prior to the repayment and cancellation of Facility B under the preceding paragraph, if any. Such percentage shall be reduced to 35% for any fiscal year (a) in which IPG's Total Debt to EBITDA ratio calculated in accordance with the provisions of subsection
               13.11.4 is less than 2.5:1 on the last day of such fiscal year, or (b) IPG has obtained a credit rating in respect of its long-term, senior unsecured Debt, of "BBB" or better by Standard & Poor's (or an equivalent credit rating by Moody's) and such rating is then in full force and effect, not having been withdrawn, the whole provided that, in the case of (a) or (b) above, no Default or Event of Default exists on the payment date.

               9.2.3 RESULTING FROM INSURANCE PROCEEDS AND TAKINGS:

               The Restricted Group shall make all Mandatory Repayments required hereunder and under the Inter-Creditor Agreement with respect to insurance proceeds and "Takings" (as such term is defined in the Inter-Creditor Agreement), in the manner set forth in such agreements.

               9.2.4 PRO RATA SHARING:

               Subject to the provisions of the next paragraph of this subsection 9.2.4, the proceeds representing each Mandatory Repayment shall be shared between the Lenders and the holders of the Notes. Such proceeds shall be allocated among such Lenders and the holders of the Notes based on the outstanding principal amount of the Loans under Facility B and Facility C and the outstanding principal amount of the Notes, determined in each case as of the date of such Mandatory Repayment. Such proceeds:
               (a) shall be allocated on a pro rata basis (i.e., based on the outstanding principal amount of the Loans under Facility B and Facility C and the outstanding principal amount of the Notes, respectively, to the sum total of such amounts); (b) to the extent payable to the Lenders, shall be paid firstly to the Facility B Lenders, secondly to the Facility C Lenders and thirdly, to the Facility A Lenders in accordance with each Lender's respective Commitment under the relevant Facility; and
               (c) to the extent payable to the holders of the Notes, shall be offered by IPG to all holders of Notes, on a pro rata basis (in accordance with the respective outstanding principal amounts of the Notes then held by each such holder) as a prepayment thereof, in each case, as provided in the Note Agreements. Any portion of such proceeds which is refused by a holder of Notes, or for which no response is received within the applicable delay following the offer to prepay, shall be re-offered on a pro rata basis to those holders of Notes which have accepted such offer in whole or in part, the whole in accordance with the provisions of the Note Agreement and the Inter-Creditor Agreement. To the extent that the remaining proceeds are not accepted for prepayment by such holders within the applicable delay, such proceeds shall be paid to the Lenders as provided in clause (b) above. Notwithstanding any other provision hereof, the Borrowers shall use reasonable efforts to maximize the amount of the Loans allocated to Facility B and Facility C on any date on which a Mandatory Repayment is to be made, so as to maximize the pro rata share of the Lenders with respect to any such Mandatory Repayment.

               Notwithstanding the foregoing, the first US$5,000,000 of Mandatory Repayments arising pursuant to subsection 9.2.2 shall be applied firstly to repay the Loan without having to share under the preceding paragraph. In addition, to the extent that the aggregate amount of the Equity Interests or Debt issued as described in subsection 9.2.1 exceeds the amount of the Loan under Facility B, such excess amount shall be paid to the Lenders alone, without Pro Rata Sharing, provided that no Default has occurred and is continuing and no Event of Default has occurred and has not been waived.

               9.2.5 NO REIMBURSEMENT:

               In no circumstances shall any Mandatory Repayment be reimbursed to the Facility B/C Borrower.

               All Mandatory Repayments under Section 9.2: (i) shall be applied firstly to repay the Loan under Facility B, secondly to repay the Loan under Facility C (in each case in inverse order of the scheduled reductions under Section 9.1), and thirdly to reduce the Loan under Facility A, and (ii) shall result in a corresponding permanent reduction in the amount of the Credit available under firstly, Facility B and secondly Facility C. No permanent reduction of Facility A will occur as a result of any Mandatory Repayment, including any Mandatory Repayment arising pursuant to the provisions of subsection 9.2.3 with respect to insurance proceeds received in relation to Operating Assets, saving the rights of the Lenders if a Default has occurred and is continuing or if an Event of Default has occurred and not been waived.

               The relevant Borrower(s) shall advise the Agent of its intention to make any Mandatory Repayment by notice in writing at least 3 Business Days before the Mandatory Repayment is due.

         9.3   VOLUNTARY PREPAYMENT, REDUCTION AND CANCELLATION OF THE CREDIT

         On any Business Day during the Term, after having given notice to the Agent at least five (5) days prior thereto, the Borrowers may, subject to the provisions of Section 9.5, cancel any portion of the Credit under Facility A, Facility B or Facility C which is not then drawn by the Borrowers or which the Borrowers will repay prior to or contemporaneously with such cancellation. No Standby Fee shall be payable in respect of any portion of the Credit cancelled pursuant to the provisions of this Article 9 as and from the effective date of its cancellation. No Borrower shall be permitted to draw Advances in respect of any portion of the Credit so cancelled.

         In addition, on any Business Day during the Term, upon the same notice prior to the proposed prepayment and without penalty, a Borrower may repay or prepay in minimum amounts of US$1,000,000, or in whole multiples of such amount, all or part of the principal amount of the Loan, provided that in respect of any Libor Advance, no repayment may be made on a day other than the maturity date of such Advance, save as provided in Sections 8.2 and 9.4, and in respect of any BA Advance no prepayment shall be made on a date other than a maturity date of the related Bankers' Acceptances outstanding at such time, save as provided in Sections 8.2 and 9.4, with, in each case, all interest accrued and unpaid on the amounts so prepaid. Notwithstanding the foregoing, such Borrower shall provide to the Lenders, contemporaneously with its repayment and in accordance with the provisions of Section 6.10, cash deposits in an amount equal to the Bankers Acceptances in circulation.

         9.4   PAYMENT OF LOSSES RESULTING FROM A PREPAYMENT

         If a prepayment or Mandatory Repayment in respect of any BA Advance or Libor Advance is made pursuant to the provisions of this Article 9 on a date other than the last day of the applicable Designated Period, then the relevant Borrower(s) shall pay to the Lenders the losses, costs and expenses suffered or incurred by the Lenders with respect to such prepayment or Mandatory Repayment, in each case as and to the extent required by Section 8.2 and Section 8.3, if applicable.

         9.5   VOLUNTARY REDUCTIONS OF THE CREDIT

         Each partial cancellation of the Credit under Section 9.3 shall be applied first to the scheduled reductions for Facility B, second to the scheduled reductions for Facility C and then to Facility A, in inverse order of maturity for Facility B and Facility C.

         9.6   CURRENCY OF MANDATORY REPAYMENTS AND PAYMENTS

         All payments, repayments, prepayments or Mandatory Repayments, as the case may be:

               9.6.1 of principal under the Loan, or any part thereof, shall be made in the same currency as that in which such principal (or part thereof) is outstanding;

               9.6.2 of interest, shall be made in the same currency as the principal amount outstanding to which they relate;

               9.6.3 of Fees, shall be made in U.S. Dollars alone; and

               9.6.4 of the amounts referred to in Section 8.2, shall be made in the same currency as the losses, costs and expenses suffered or incurred by the applicable Lender.

         9.7   PAYMENTS BY THE BORROWERS TO THE AGENTS

         All payments to be made by the Borrowers in connection with this Agreement shall be made in funds having same day value to the applicable Agent (as determined pursuant to Section 18.19) at its Branch, or at any other office or account in Canada or the United States of America designated by such Agent, except that payments in respect of Swing Line Advances shall be so made to the Swing Line Lenders as directed by them. Any such payment shall be made on the date upon which such payment is due, in accordance with the terms hereof, no later than 11:00 A.M., New York time.

         9.8   PAYMENT ON A BUSINESS DAY

         Each time a payment, repayment, prepayment or Mandatory Repayment is due on a day which is not a Business Day, it shall be made on the previous Business Day, except in the case of Swing Line Loans where it shall be made on the next Business Day.

         9.9   PAYMENTS BY THE LENDERS TO THE AGENTS

         Any amounts payable to an Agent by a Lender shall be paid in funds having same day value to the Agent by such Lender on a Business Day at the applicable Branch.

         9.10  PAYMENTS BY THE AGENT TO THE BORROWERS

         Any amounts payable to the Borrowers by an Agent shall be paid by the applicable Agent on a Business Day, in funds having same day value, to the Canadian Borrowers' or the U.S. Borrowers' account, as the case may be, located at such Agent's Branch.

         9.11  NETTING

         On the date of any Advance or on a Rollover Date (a "TRANSACTION DATE"), an Agent shall be entitled to net amounts payable on such date by the Agent to a Lender against amounts payable in the same currency on such date by such Lender to the Agent, for the account of the Borrowers. Similarly, on any Transaction Date, each of the Borrowers hereby authorizes each Lender to net amounts payable in one currency on such date by such Lender to an Agent, for the account of such Borrower, against amounts payable hereunder in the same currency on such date by such Borrower to such Lender in accordance with the Agent's calculations made in accordance with the provisions of this Agreement.

         9.12  APPLICATION OF PAYMENTS

               9.12.1 Except as otherwise indicated herein, all payments made to an Agent by the Borrowers for the account of the Lenders shall be distributed the same day by the Agent, in accordance with its normal practice, in funds having same day value, among the Lenders to the accounts last designated in writing by each Lender to the Agent, pro rata in accordance with their respective Commitments, subject to adjustment, if necessary, as a result of any disproportion in Loans that may be owing to a Lender, whether as a result of the Swing Line Loan or otherwise, or as a result of the application of the other provisions of this Agreement (including Section 8.2), and notice thereof shall be given to the relevant Borrower(s) by the Agent within a reasonable delay.

               9.12.2 Except as otherwise indicated herein or as otherwise determined by the Lenders, all payments made to the Agent on behalf of the Lenders by the Borrowers shall be applied by the Lenders as follows:

                    (a) to the fees, costs, expenses and accessories contemplated by Article 8, Section 15.6 and Section
                         19.5 or by the Security Documents;

                    (b)  to all amounts due under Article 5 hereunder;

                    (c) to the repayment of the principal amount of the Loan subject, in the case of prepayments and Mandatory Repayments, to the imputation rules set out in Sections
                         9.2 and 9.5;

                    (d)  to any other amounts due pursuant to this Agreement.

         9.13  NO SET-OFF OR COUNTERCLAIM BY BORROWERS

         All payments by the Borrowers shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

         9.14  DEBIT AUTHORIZATION

         Each Agent is hereby authorized to debit each member of the Restricted Group's account or accounts maintained from time to time at the Branch or elsewhere, and to set off and compensate against any and all accounts, credits and balances maintained at any time by any member of the Restricted Group for the amount of any interest or any other amounts due and owing hereunder from time to time payable by the Borrowers, in order to obtain payment thereof, provided, however, that the foregoing provision, insofar as it relates to amounts due and owing in respect of Facility B or Facility C, and Facility A during any Release Period arising pursuant to the provisions of the second paragraph of Section 10.3, is subject to the applicable provisions of the Inter-Creditor Agreement, if any. The Agent agrees to give notice of any such debit, set off or compensation within a reasonable delay thereafter, provided that the failure to give such notice shall not invalidate any action taken by the Agent nor render it liable to any member of the Restricted Group.

10       SECURITY

         10.1  SECURITY FOR ADVANCES UNDER FACILITY A

         As general and continuing security for the performance by the Facility A Borrowers of their obligations to the Facility A Lenders in connection with all Loans under Facility A in accordance with the terms hereof and the Security Documents relating to Facility A, and of their obligation to repay all amounts owing by them to such Lenders in principal, interest and accessories hereunder and of their obligations arising under any other undertaking given in connection herewith or therewith, as any of the same are, from time to time, amended, restated, amended and restated, extended or renewed, the Facility A Borrowers shall:

               10.1.1 execute and cause to be executed by each Restricted Subsidiary that is not a Facility A Borrower a first-ranking security agreement and hypothec charging Operating Assets (subject only to Permitted Charges), in favour of, respectively, the US Collateral Agent and the Canadian Collateral Agent, on behalf of the Facility A Lenders, and register or publish same as promptly as practicable thereafter wherever it would be necessary or useful to do so in order to perfect or enforce same;

               10.1.2 cause to be executed by IPG, LLC and each other Restricted Subsidiary that is not a Facility A Borrower an unconditional joint and several guarantee and postponement of claims, in favour of the Agent, the US Collateral Agent and the Canadian Collateral Agent, on behalf of the Facility A Lenders, of the obligations of the Facility A Borrowers under this Agreement and the Security Documents relating to Facility A;

               10.1.3 [INTENTIONALLY DELETED];

               10.1.4 by way of collateral security, transfer and assign and, to the extent permitted by applicable Laws, cause to be transferred and assigned to the Canadian Collateral Agent and the US Collateral Agent on behalf of the Facility A Lenders, as their interests may appear, all right, title and interest in and to all indemnities, proceeds, benefits and advantages arising under any insurance policy or contract protecting the Persons mentioned in subsection 10.1.1 and their Operating Assets, activities, business interruption and third party liability against any form of loss, or cause such agents on behalf of the Facility A Lenders to be named in such policies as a named insured as their interests may appear, and deliver to such agents certificates of insurance with respect thereto in form and substance reasonably satisfactory to the Agent; and

               10.1.5 execute one or more promissory notes in favour of each Lender for the full amount of its Commitment under Facility A.

         10.2  SECURITY FOR ADVANCES UNDER FACILITY B AND FACILITY C

         As general and continuing security for the performance by the Facility B/C Borrower of its obligations to the Facility B and Facility C Lenders in connection with all Loans under Facility B and Facility C in accordance with the terms hereof and the Security Documents in relation to Facility B and Facility C, for the performance of the Derivative Obligations, and of the Facility B/C Borrower's obligation to repay all amounts owing by the Facility B/C Borrower to the Facility B and Facility C Lenders in principal, interest and accessories hereunder, and of its obligations arising under any other undertaking given in connection herewith or therewith, as any of the same are, from time to time, amended, restated, amended and restated, extended or renewed, the Facility B/C Borrower shall:

               10.2.1 execute and cause to be executed by each of the Facility A Borrowers and all other Restricted Subsidiaries, a second-ranking security agreement and hypothec charging Operating Assets (subject only to the interest of the Facility A Lenders and to Permitted Charges), in favour of, respectively, the US Collateral Trustee and the Canadian Collateral Trustee, on behalf of the Facility B and Facility C Lenders and the holders of the Notes, and register or publish same as promptly as practicable thereafter wherever it would be necessary or useful to do so in order to perfect or enforce same;

               10.2.2 cause to be executed by IPG, LLC and all other Restricted Subsidiaries other than Facility B/C Borrower an unconditional joint and several guarantee and postponement of claims, in favour of the US Collateral Trustee and the Canadian Collateral Trustee, on behalf of the Facility B and Facility C Lenders, of the obligations of the Facility B/C Borrower under this Agreement and the Security Documents relating to Facility B and Facility C;

               10.2.3 execute and cause to be executed by each other member of the Restricted Group in favour of respectively, the Canadian Collateral Trustee and the US Collateral Trustee, on behalf of the Facility B and Facility C Lenders and the holders of the Notes, a first-ranking (subject only to Permitted Charges and to the Charges on the Operating Assets in favour of the Canadian Collateral Agent and the US Collateral Agent on behalf of the Facility A Lenders) hypothec, General

               Security Agreement, debentures and, where applicable, mortgages (except to the extent provided in the undertaking described in subsection 11.1.21) charging all of its property and assets, personal and real, wherever located (and/or, at the option of such trustees or the Lenders, by way of a debenture or other instrument containing the same Charges), except to the extent otherwise provided therein, and cause to be registered as promptly as practicable thereafter all appropriate financing statements and applications for registration under the Uniform Commercial Code provisions applicable in each State of the USA, under the Personal Property Security Acts of each common law province of Canada and under the Civil Code of Quebec, in each case where it would be necessary or useful to do so in order to perfect or enforce same, as well as all appropriate mortgage registrations under the applicable legislation in each of such states and provinces;

               10.2.4 to the extent required by the Lenders, execute and cause to be executed by each other member of the Restricted Group a first-ranking assignment (subject only to Permitted Charges), by way of collateral security, of the contracts governing or evidencing intellectual property rights (to the extent that such assignment is not prohibited by the terms of the agreements governing such rights) in favour of, respectively, the US Collateral Trustee and the Canadian Collateral Trustee on behalf of the Facility B and Facility C Lenders and the holders of the Notes and provide notification thereunder and register same as promptly as practicable thereafter wherever it would be necessary or useful to do so in order to perfect or enforce same;

               10.2.5 [INTENTIONALLY DELETED]

               10.2.6 by way of collateral security, transfer and assign and, to the extent permitted by applicable Laws, cause to be transferred and assigned to the Canadian Collateral Trustee and the US Collateral Trustee on behalf of the Facility B and Facility C Lenders and the holders of the Notes, as their interests may appear, all right, title and interest in and to all indemnities, proceeds, benefits and advantages arising under any insurance policy or contract protecting the members of the Restricted Group and their property, activities, business interruption and third party liability against any form of loss, or cause such trustees on behalf of the Facility B and Facility C Lenders and the holders of the Notes to be named in such policies as a named insured as their interests may appear, and deliver to such trustees certificates of insurance with respect thereto in form and substance reasonably satisfactory to the Agent. The interest of such trustees in all proceeds of the insurance covering Operating Assets shall be subordinated to the interests of the Canadian Collateral Agent and the US Collateral Agent to the extent provided in the Inter-Creditor Agreement;

               10.2.7 execute and cause to be executed by IPG and each other relevant Restricted Subsidiary a first ranking pledge of (i) the shares or other Equity Interests of each Restricted Subsidiary and (ii) all instruments evidencing Debt owing to such Person from another member of the Restricted Group (in each case subject only to

               Permitted Charges), in favour of the Canadian Collateral Trustee and the US Collateral Trustee, as the case may be, on behalf of the Facility B and Facility C Lenders and the holders of the Notes, and register or publish same as promptly as practicable thereafter whenever it would be necessary or useful to do so in order to perfect or enforce same. In the case of a pledge by a member of the Restricted Group organized under the laws of a state of the United States of the shares or other Equity Interests of another member of the Restricted Group organized under the laws of Canada or any province thereof, such pledge shall be limited to less than 662/3% of such shares or other Equity Interests;

               10.2.8 execute promissory notes in favour of each Lender for the full amount of its Commitment under Facility B and Facility C; and

               10.2.9 execute and cause to be executed by all members of the Restricted Group the Inter-Creditor Agreement and (in the case of members of the Restricted Group organized under the laws of a state of the United States) the Collateral Trust Indenture.

               The Security described in this Section 10.2 shall rank pari passu in the manner provided in the Inter-Creditor Agreement and the other Security Documents with the security granted in favour of the holders of the Notes. All hypothecs shall be granted for an amount of Cdn.$1,000,000,000. Notwithstanding anything else to the contrary herein, the Security under Facility B and Facility C shall also secure all of the obligations of the Facility A Borrowers during any Release Period arising pursuant to the second paragraph of Section 10.3.

         10.3  RELEASE PERIODS

         At any time when IPG's ratio of Total Debt, determined as at the end of each of the four most recently ended fiscal quarters of IPG, is less than or equal to 250% of IPG's EBITDA for the period of four consecutive fiscal quarters ended at the end of each of such four most recently ended fiscal quarters of IPG, and it has maintained a credit rating for each of its two previous fiscal quarters with respect to its long-term, senior unsecured Debt of "BBB" or better by Standard & Poor's or an equivalent credit rating by Moody's or an equivalent agency acceptable to the Lenders (for the purpose of this paragraph, the "CONDITIONS"), the Borrowers may send to the Agent a notice (the "RELEASE NOTICE") requesting that, commencing on a date that is not less than 10 Business Days after the date of the Release Notice (the "RELEASE DATE"), the Lenders direct the Canadian Collateral Agent, the US Collateral Agent, the Canadian Collateral Trustee and the US Collateral Trustee not to enforce the Security described in subsections 10.1.1, 10.1.4, 10.2.1, 10.2.3, 10.2.4, 10.2.6 and 10.2.7 during the
         Release Period (the "DIRECTION"). Upon receipt of all evidence that the Agent or the Lenders may reasonably require to substantiate (i) the validity of the Release Notice, and (ii) that the holders of the Notes have agreed not to enforce any of the security granted in their favor by the Restricted Group during the applicable Release Period, and provided that the provisions of Section 10.3.6 have been met to the Agent's and the Lenders' reasonable satisfaction, the Agent shall forthwith notify the Borrowers, IPG and


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                                                                              65


         the Lenders (the "AGENT'S NOTICE") that such is the case and the Lenders shall issue the Direction. Thereafter, if either Condition is not being met, the Agent shall send to the Borrowers a notice to that effect (the date of such notice is herein referred to as the "RELEASE TERMINATION DATE") and the Direction shall be deemed to no longer apply. "RELEASE PERIOD" shall mean the period commencing on the Release Date and terminating on the Release Termination Date.

         In addition to the foregoing, at any time when IPG's ratio of (a) Total Debt (determined as at the end of each of the four most recently ended fiscal quarters of IPG) is less than or equal to 275% of IPG's EBITDA for the period of four consecutive fiscal quarters ended at the end of each of such four most recently ended fiscal quarters of IPG, and (b) Total Debt to Total Capitalization is less than or equal to 40% as of the end of the four most recently ended fiscal quarters, and IPG has maintained a credit rating for each of its two previous fiscal quarters with respect to its long-term, senior unsecured Debt of "BBB -" or better by Standard & Poor's or an equivalent credit rating by Moody's (for the purpose of this paragraph, the "CONDITIONS"), the Facility A Borrowers may send to the Agent a Release Notice requesting that, commencing on the Release Date, the Security described in subsections
         10.1.1 and 10.1.4 shall rank pari passu with the Security granted pursuant to Section 10.2 in favor of the Lenders under Facility B and Facility C and in favor of the holders of the Notes, the whole as set forth in the Inter-Creditor Agreement. The second, third and fourth sentences of the preceding paragraph shall apply to this paragraph mutatis mutandis. For greater clarity, the Security under Facility A described in Section 10.1 may be enforced during the Release Period under this paragraph, provided that no Release Period under the preceding paragraph shall be in effect, but such enforcement shall be subject to the applicable provisions of the Inter-Creditor Agreement.

         Notwithstanding the preceding paragraphs, it is agreed that:

               10.3.1 the registrations of the Security shall not be affected during any Release Period;

               10.3.2 the Margins, Stamping Fees and Letter of Credit fees shall be negotiated between the parties as provided in the third subsection of the term "Margin" and upon the expiry of any Release Period, the original Margins, Stamping Fees and Letter of Credit fees shall once again apply;

               10.3.3 the conditions of subsection 13.14 hereof shall be met at all times during any Release Period;

               10.3.4 the percentage limitation on Priority Debt provided for in subsection 14.2.1(c) shall become 12.5% during the Release Period only;

               10.3.5 each credit rating shall also be in full force and effect at the time a Release Notice is given, not having been withdrawn or placed on a credit watch or negative implication; and


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                                                                              66


               10.3.6 the Lenders shall not be obliged to send the Direction if a Default or Event of Default existed on the date of the Release Note or exists on the Release Date.

11       CONDITIONS PRECEDENT

         11.1  INITIAL ADVANCE UNDER THE CREDIT

         The obligation of the Lenders to make an initial Advance under the Credit is conditional upon each of the following conditions having been satisfied, together with the conditions set out in Section 11.2, to the entire satisfaction of the Lenders and their legal counsel:

               11.1.1 certified copies of all of the organizational documents, by-laws and authorizing resolutions of each member of the Restricted Group shall have been provided to the Canadian Collateral Trustee and the US Collateral Trustee;

               11.1.2 except as otherwise provided in the undertaking contemplated by Section 11.1.21, all Charges on the property of the Restricted Group, other than Permitted Charges, shall have been discharged;

               11.1.3 each of this Credit Agreement and the Security Documents shall have been executed, delivered, issued or assigned and registered or published, as the case may be, wherever required by the Lenders;

               11.1.4 all of the certificates or other instruments representing the Securities and the debt instruments to be pledged pursuant to the pledge agreements described in subsection 10.2.7 shall have been remitted to the Canadian Collateral Trustee or the US Collateral Trustee;

               11.1.5 a confirmation shall have been received from IPG that, with the exception of the Unrestricted Subsidiaries, all of IPG's Subsidiaries (including Central Products Company and all the companies mentioned in the first paragraph of subsection 11.1.13 hereof) as of the date hereof are and shall remain Restricted Subsidiaries unless such Restricted Subsidiaries are sold, transferred or dissolved as permitted in accordance with the terms hereof;

               11.1.6 IPG and the Restricted Subsidiaries shall have obtained all necessary governmental, regulatory and other approvals and all Laws, including Environmental Laws, shall have been complied with in all material respects;

               11.1.7 each member of the Restricted Group shall hold all material permits and licences necessary to operate their businesses and all of same shall be in good standing, including all material environmental permits;

               11.1.8 the December 31, 2000 year-end Consolidated financial statements of IPG and its 4 year financial projections, including projected financial statements and IPG's proposed capital expenditure program, shall have been delivered to the Agent, and shall be satisfactory to the Lenders;

               11.1.9 the results of the due diligence conducted by the Agent concerning the Restricted Group's operations, projections, assets, legal situation and organizational structure, financial and commercial status, environmental liability and compliance and accounting systems and methods, shall be completely satisfactory to the Lenders, acting reasonably;

               11.1.10 the Agent shall have received copies of all title opinions and title insurance and all environmental and search reports it may reasonably require;

               11.1.11 no Law shall be in effect that would materially adversely affect the ability of any member of the Restricted Group to perform its obligations under this Agreement and the Security Documents or to provide the Security;

               11.1.12 each of IPG and the Borrowers shall have delivered to the Agent a certificate in the form of Schedule "E" signed by a Responsible Officer stipulating and certifying that:

                    (a) such officer has taken cognizance of all the terms and conditions of this Agreement, the Security Documents and of all contracts, agreements and deeds pertaining hereto;

                    (b) (i) nothing has come to such officer's attention, after due inquiry, that would cause him/her to believe that the financial results and statements contained in the issued financial statements of IPG, as delivered, are materially inaccurate or false in any manner whatsoever, and (ii) any projected financial information provided to the Agent is (a) based on reasonable, good faith assumptions on the part of IPG and (b) has been prepared in accordance with GAAP as in effect at the date of the certificate;

                    (c) all representations and warranties contained in this Agreement continue to be true and correct in all material respects (except where stated to be made as of one specific date alone);

                    (d) no Default has occurred and is continuing and no Event of Default has occurred which has not been waived; and

                    (e) each member of the Restricted Group holds the permits, licences and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present;

               11.1.13 there shall have been delivered to the Agent a written undertaking from the Facility B/C Borrower and each of the Facility B/C Borrower's Subsidiaries, including LLC and Canco, pursuant to which each of them undertakes that for so long as any of the Borrowers or IPG has any obligations to the Agent and the Lenders hereunder:

                    (a) it shall not carry on any business, except as provided in Section 14.3;

                    (b) it shall not, individually or collectively, incur or have at any time any Indebtedness, except to a Wholly-owned Restricted Subsidiary, and Indebtedness constituting Guarantees in respect of the Loan, the Notes or any facility which replaces Facility A upon the expiry of its Term, in excess of an aggregate amount of US $100,000, and, in the case of the Facility B/C Borrower, any Indebtedness permitted hereunder;

                    (c) LLC shall not assign or transfer its rights against any Restricted Subsidiary with respect to amounts owed to it by such Restricted Subsidiary to any Person other than a member of the Restricted Group, except as provided in the pledge agreements described in subsection 10.2.7 or as security for its Guarantee in respect of any facility which replaces Facility A upon expiry of its Term;

               11.1.14 the Collateral Trust Indenture and the Inter-Creditor Agreement shall have been entered into, in form and substance satisfactory to the Agent, the Lenders, the holders of the Notes and the other parties thereto;

               11.1.15 the Note Agreements shall have been amended and restated as contemplated by the definition thereof to ensure that the Loan under Facility A forms part of Priority Debt and in form and substance otherwise reasonably acceptable to the Lenders;

               11.1.16 evidence shall have been provided to the Agent that on September 30, 2001, IPG had a ratio of Total Debt to EBITDA (for the four fiscal quarters ended September 30, 2001, treated as a single accounting period) not exceeding 5.8:1;

               11.1.17 a Responsible Officer of LLC shall have certified in writing that LLC has not made any loans or advances to any Person other than to IPG (US) Inc.;

               11.1.18 the Borrowers shall have delivered to the Agent the favourable legal opinion of the counsel to the Restricted Group, addressed to the Lenders and the Agent, in form and substance satisfactory to the Agent, covering such matters pertaining to the transactions contemplated hereunder as are required by the Agent, acting reasonably;

               11.1.19 each of the Existing Credit Facilities and the existing Creditor Agreement dated as of June 10, 1999, as amended, shall have been cancelled;

               11.1.20 the Borrowers and the Agent shall have executed a fee letter, satisfactory to the Agent, with respect to the agency fee described in subsection 5.14.6;

               11.1.21 the Borrowers shall have delivered to the Agent an undertaking in form and in substance satisfactory to the Agent, which undertaking shall relate to, without limitation, the registration of the Security (including any registrations specific to intellectual property), environmental matters, the discharge of Charges for which no Debt is outstanding, and the delivery of certain leasehold mortgages, lease amendments, landlord consents and title commitments; and

               11.1.22 the Restricted Group shall have executed a US environmental indemnification agreement (the "US ENVIRONMENTAL INDEMNIFICATION AGREEMENT") and a Canadian environmental indemnification agreement (the "CANADIAN ENVIRONMENTAL INDEMNIFICATION AGREEMENT") satisfactory to the Lenders.

         11.2  CONDITIONS PRECEDENT TO ANY ADVANCE

         The obligation of the Lenders to make any Advance under the Credit is conditional upon each of the following conditions having been satisfied:

               11.2.1 the representations and warranties contained in this Agreement shall continue to be true and correct in all material respects (except where stated to be made as at a particular date);

               11.2.2 the Borrowers shall have paid all amounts due to the Agent, the Arrangers and the Lenders up to the date of such proposed Advance, whether on account of Fees, disbursements or related matters;

               11.2.3 subject to the provisions of Section 4.4, the relevant Borrower(s) shall have delivered to the Agent a completed Notice of Borrowing;

               11.2.4 nothing shall have occurred since December 31, 2000 which would constitute a Material Adverse Change, except as set forth in Schedule "M" hereto; and

               11.2.5 no Default shall have occurred and be continuing and no Event of Default shall have occurred which has not been waived.

Notwithstanding the provisions of paragraphs 11.2.4 and 11.2.5 hereof the Lenders accept the Material Adverse Changes and the Defaults and Events of Default that have occurred prior to the date hereof, as described in Schedule "M" hereto, and waive their right to invoke same, provided that such waiver shall have no effect on any Default or Event of Default occurring during the Term, whether or not similar in nature.

12       REPRESENTATIONS AND WARRANTIES

For so long as the Loan or any other amounts payable to the Lenders and the Agent hereunder remain outstanding and unpaid, or any of the Borrowers is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have or may be satisfied), each of IPG, LLC and the Borrowers hereby represents and warrants to the Lenders that:

         12.1  INCORPORATION

         Each member of the Restricted Group is a corporation duly incorporated or a limited partnership or limited liability company duly constituted, and is organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or constitution and of all jurisdictions in which it carries on business or is otherwise required to be so qualified. Each member of the Restricted Group has the capacity and power, whether corporate or otherwise, to hold its assets and carry on the business presently carried on by it or which it proposes to carry on hereafter in each jurisdiction where such business is carried on.

         12.2  AUTHORIZATION

         Each member of the Restricted Group has the power and has taken all necessary steps under the Law in order to be authorized to borrow hereunder (if such Person is a Borrower), to provide the Security to be provided by such Person under the relevant Security Documents, and to execute and deliver and perform its obligations under this Agreement and each of the Security Documents to which it is a party in accordance with the terms and conditions thereof and to complete the transactions contemplated herein and in such Security Documents. This Agreement has been duly executed and delivered by duly authorized officers of each of the Borrowers, IPG and LLC and is, and each of the Security Documents to which each member of the Restricted Group is a party is, a legal, valid and binding obligation of such member of the Restricted Group, enforceable in accordance with its terms.

         12.3  COMPLIANCE OF THIS AGREEMENT

         Except for the consents and approvals to be obtained pursuant to the undertaking referred to in subsection 11.1.21, the execution and delivery of and performance of the obligations under this Agreement and each of the Security Documents in accordance with their respective terms and the completion of the transactions contemplated therein and herein do not require any consents or approvals which have not been obtained, do not violate any Laws, do not conflict with, violate or constitute a breach under the documents of incorporation or by-laws of any member of the Restricted Group or under any agreements, contracts or deeds to which any member of the Restricted Group is a party or binding upon it or its assets and do not result in or require the creation or imposition of any Charge whatsoever on the assets of any member of the Restricted Group, whether presently owned or hereafter acquired, save for Permitted Charges.

         12.4  BUSINESS

         IPG and its Subsidiaries develop, manufacture, distribute and sell, to retail, wholesale and other end-users, a variety of plastic packaging products, tape, acrylic coatings, woven products, flexible intermediate bulk containers and machines that apply tape.No member of the Restricted Group is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advances will be used to purchase or carry any equity "security" (as defined in Section 3.1) of a class which is registered pursuant to
         Section 12 of the Securities Exchange Act of 1934, as amended, or any "margin stock", as defined in Federal Reserve System Board of Governors Regulation U, or for a purpose which violates, or would be inconsistent with, Federal Reserve System Board of Governors Regulation T, U or X. Terms used in this paragraph for which meanings are provided in Federal Reserve System Board of Governors Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, have the meaning so provided.

         No member of the Restricted Group is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1 et seq.). The application of the proceeds of the Advances and repayment of the Loans by the Borrowers and the performance by the Restricted Group of the transactions contemplated hereunder and under the Security Documents will not violate any provision of the said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof. No member of the Restricted Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act, or under any other Law which may limit its ability to incur Debt or which may otherwise render its obligations hereunder or under the Security Documents unenforceable, except that its ability to incur Debt other than the Loan may be limited by fraudulent conveyance Laws and other Laws of a similar nature.

         12.5  FINANCIAL STATEMENTS

         The Consolidated financial statements dated December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001 and those delivered from time to time in accordance with the provisions hereof have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified (except as noted thereon) and are an accurate representation of the financial position of the members of the Restricted Group to which they relate as of the respective dates specified and the results of their operations and changes in financial position for the respective periods specified.

         12.6  CONTINGENT LIABILITIES AND INDEBTEDNESS

         No member of the Restricted Group has (a) any material contingent liabilities known to it which are not disclosed or referred to in the most recent financial statements delivered to the Agent in accordance with the provisions of Section 13.16 or otherwise disclosed to the Agent in writing, or (b) incurred any Indebtedness, which is not disclosed in or reflected in such financial statements, or otherwise disclosed to the Agent in writing, other than Indebtedness incurred in the ordinary course of business and Debt permitted hereunder.

         12.7  TITLE TO ASSETS

         Each member of the Restricted Group has good, valid and marketable title to all of its owned real property and valid title to all of its other material properties and assets, free and clear of any Charges other than Permitted Charges.

         12.8  LITIGATION

         Except as set out in Schedule "H" annexed hereto, on the date hereof, there are no actions, suits or legal proceedings instituted or pending nor, to the knowledge of the Restricted Group, threatened, against any member of the Restricted Group or its property before any court or arbitrator or any governmental body or instituted by any governmental body which, if decided against any member of the Restricted Group, could, individually or in the aggregate, constitute a Material Adverse Change.

         12.9  TAXES

         Each member of the Restricted Group has filed within the prescribed delays all material federal, state, provincial or other tax returns which it is required by Law to file and all material taxes, assessments and other duties levied by the various governmental authorities with respect to each member of the Restricted Group have been paid when due, except to the extent that (a) payment thereof is being contested in good faith by the Restricted Group in accordance with the appropriate procedures, for which adequate reserves have been established in the books of the Restricted Group, and (b) the outcome of such contestation, if decided against the Restricted Group, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The tax identification numbers of each of the Borrowers is set forth in Schedule "N".

         12.10 INSURANCE

         Each member of the Restricted Group has contracted for the insurance coverage described in Section 13.6.

         12.11 NO ADVERSE CHANGE

         Except as disclosed in Schedule "M", no Material Adverse Change, considered on a Consolidated basis, has occurred since December 31, 2000.


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                                                                              73


         12.12 REGULATORY APPROVALS

         No member of the Restricted Group is required to obtain any consent, approval, authorization, permit or licence from, nor to effect any filing or registration with, any federal, provincial or other regulatory authority in connection with the execution, delivery or performance, in accordance with their respective terms, of this Agreement or the Security Documents, any borrowings hereunder and the granting of the Security, save with respect to the registration, publication or recording of certain of the Security Documents and the filing of financing statements and other documents in connection therewith.

         12.13 COMPLIANCE WITH LAWS

         Each member of the Restricted Group is in material compliance with all requirements of applicable Laws (including Environmental Laws) and with all of the material conditions attaching to its permits, authorizations, licenses, certificates and approvals, including without limitation its articles of incorporation and by-laws.

         12.14 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the transactions contemplated hereby nor the use of the proceeds of any Advances hereunder will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. IPG and the Restricted Subsidiaries are in compliance with the Cuban Liberty and Democratic Solidarity (LIBERTAD) Act, 22 U.S.C. ss. 6021 et seq.

         12.15 PENSION AND EMPLOYMENT LIABILITIES, COMPLIANCE WITH ERISA

               12.15.1 Except as would not result in a liability in excess of US$3,000,000, all past and current compensation obligations (including wages, salaries, commissions and vacation pay) to current and former employees of the Restricted Group have been paid or accrued in full.

               12.15.2 Each Plan (other than a Multiemployer Plan) has been operated and administered in compliance with all applicable Laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a liability in excess of US $3,000,000. Neither IPG nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than normal funding obligations and PBGC premiums) or Chapter 43 of the Code, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by IPG or any ERISA Affiliate, or in the imposition of any Charge on any of the rights, properties or assets of IPG or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or Chapter 43 or
               Section 401(a)(29) or 412 of the Code, other than such liabilities or Charges as would not, individually or in the aggregate, be expected to result in a liability in excess of US $3,000,000.

               12.15.3 Except as disclosed on Schedule "H" hereto, neither IPG nor any ERISA Affiliate has incurred any accumulated funding deficiency (within the meaning of Section 412 of the Code). Except as disclosed on Schedule "H" hereto, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. Thereafter, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial valuation report, will not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount in excess of $3,000,000. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in
               Section 3 of ERISA.

               12.15.4 The expected post-retirement benefit obligation (determined as of the last day of IPG's and its Subsidiaries' most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by
               Section 4980B of the Code) of IPG and its Subsidiaries has been disclosed in the appropriate financial statements and, in any event, would not be expected to result in a liability in excess of US $3,000,000.

               12.15.5 Assuming none of the Lenders is using the assets of any employee benefit plan subject to Title I of ERISA or any "plan" (within the meaning of Section 4975(e) of the Code), to make the Loan, the execution and delivery of this Agreement and the borrowings hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code with respect to the employee benefit plans of IPG or any ERISA Affiliate.

               12.15.6 Notwithstanding anything in this Section 12.15 to the contrary, the liabilities and other items that are subject to a $3,000,000 limit under this Section 12.15 shall not exceed $3,500,000 in the aggregate. Further, as of January 1, 2003, (a) any reference in this Section 12.15, subsection 13.17.2 and
               Section 14.8 to "$3,000,000" shall be deleted and replaced by a reference to "$2,500,000", and (b) the reference in this Section
               12.15 to "$3,500,000" shall be deleted and replaced by a reference to "$3,000,000".

         12.16 PRIORITY

         The Security Documents bind each member of the Restricted Group which is a party thereto, and the Charges created thereby are valid and subject to no Charge, other than Permitted Charges, and are enforceable against such member of the Restricted Group, as security for the performance of its obligations secured thereby, in accordance with the respective terms of such Security Documents.

         The Loan under Facility A constitutes Priority Debt and the Charges created, evidenced or constituted by or under the Security Documents in relation to Facility A constitute first ranking Charges on Operating Assets of the Facility A Borrowers and the other Restricted Subsidiaries, subject to Permitted Charges. The right of the Lenders hereunder and under the Security Documents in relation to Facility B and Facility C shall rank, at all times, at least pari passu with all the senior, secured Indebtedness of the Restricted Group, save and except as permitted pursuant to Section 10.3 or subsection 14.2.1(c), subject to Permitted Charges.

         Notwithstanding the foregoing and with respect to Facility A only, during any applicable Release Period, the rights of the Lenders hereunder and the Guarantees shall rank, at all times, at least pari passu with all of the senior Indebtedness (including the Loans under Facility B and Facility C) of the Restricted Group, save and except as permitted pursuant to Section 10.3 or subsection 14.2.1(c), subject to Permitted Charges.

         As of November 30, 2001, the aggregate principal amount of Priority Debt (other than Priority Debt attributable to Facility A, Debt owing under the Existing Credit Facilities and Debt owed to the holders of the Notes) is US$2,836,200.

         12.17 COMPLETE AND ACCURATE INFORMATION

         All of the information, reports and other documents and all data, as well as the amendments thereto, provided to the Agent by or on behalf of the Restricted Group were, at the time same were provided, and if the same were provided prior to the Closing Date, are at the Closing Date (except to the extent that such information, reports, other documents and data relate to an earlier date), complete, true and accurate in all material respects to the extent necessary to provide the Lenders with a true and accurate understanding of their effect.

         12.18 EVENT OF DEFAULT

         No Default has occurred and is continuing, and no Event of Default has occurred which has not been waived, in each case, save as provided in the last paragraph of Section 11.2.

         12.19 AGREEMENTS WITH THIRD PARTIES

         Each member of the Restricted Group is in compliance in all material respects with each and every one of its obligations under agreements with third parties to which it is a party or by which it is bound, the breach of which could reasonably be expected to result in a Material Adverse Change.

         12.20 ENVIRONMENT

               12.20.1 Except as disclosed in Schedule "P" hereto, there are no existing claims, demands, damages, expenses, suits, proceedings, actions, negotiations or causes of action of any nature whatsoever, whether threatened in writing or pending, against any member of the Restricted Group arising out of the presence on any property owned or controlled by the Restricted Group, either past or present, of any Hazardous Substance, or out of any past or present activity conducted on any property now owned by the Restricted Group, whether or not conducted by the Restricted Group, involving Hazardous Substances which would reasonably be expected to result in a Material Adverse Change;

               12.20.2 To the best of the knowledge of the Borrowers, LLC and IPG and except as disclosed in Schedule "P" hereto, after due enquiry:

               (a) there is no Hazardous Substance existing on or under any property of the Restricted Group which constitutes a violation of any Environmental Law for which an owner or person in control of a property may be held liable and which could reasonably be expected to result in a Material Adverse Change;

               (b) the business of the Restricted Group is being carried on so as to be in compliance in all material ways with all Environmental Laws and all Laws applicable to health and safety matters;

               (c) no Hazardous Substance has been spilled or emitted in reportable quantities into the environment from any property owned or controlled by any member of the Restricted Group which could reasonably be expected to result in a Material Adverse Change;

               (d) there are no pending or proposed changes to the Environmental Laws which would render illegal or restrict the manufacture or sale of any products manufactured or sold or services provided by the Restricted Group which would reasonably be expected to result in a Material Adverse Change;

               (e) compliance by the members of the Restricted Group with all current Environmental Laws would not reasonably be expected to result in a Material Adverse Change;

               (f) no member of the Restricted Group is in default in filing any material report or information with any governmental authority as required pursuant to Environmental Laws; and

               (g) each member of the Restricted Group has maintained, in all material respects, all environmental and operating documents and records substantially in the manner required by all Environmental Laws.

               As at the Closing Date, none of the facts described in Schedule "P" would, in the opinion of the Restricted Group, reasonably be expected to result in a Material Adverse Change.

         12.21 SOLVENCY

         The Restricted Group is, in the aggregate, solvent and will continue to be solvent after the creation of its obligations hereunder and under the Security Documents, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital to pay its debts as they mature and to carry on all businesses in which it shall engage.

         12.22 EXISTING SUBSIDIARIES

         As of the Closing Date, the Restricted Subsidiaries are listed in Schedule "D" (which include all of the Subsidiaries described as such under the amended and restated credit agreement dated as of September 15, 2000 among TD and certain members of the Restricted Group, except for Drumheath, Intertape Polymer Exports Inc. and certain entities no longer in existence) and the only Unrestricted Subsidiaries are listed in Schedule "J". All manufacturing operations of the Restricted Group are conducted by Central Products Company and Intertape Inc., Intertape Polymer Inc., International Container Systems, Inc. and Cajun Bag & Supply Corp.

         12.23 LOCATION OF ASSETS AND HEAD OFFICES

         The jurisdiction of incorporation and the location of the assets and head offices of each member of the Restricted Group is as set forth in Schedule "N" hereto.

         12.24 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All of the statements contained in any certificate, attestation, financial statements, reports, statements, data or other documents delivered to the Lenders by or on behalf of the Restricted Group, including under or pertaining to this Agreement, the Security Documents or any other document contemplated hereby, and any amendments thereto, or pertaining to any transactions contemplated therein or hereby, constitute representations and warranties made hereunder, subject to the limits and restrictions stipulated herein or in such documents. All of the representations and warranties made hereunder are true and correct at the date hereof and shall be true and correct at the date of any Advance hereunder (except in each case where stated to be made solely at a particular date), shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Agent or the Lenders or the making of any Advance hereunder and none of same are nor shall be waived, except in writing.

13       POSITIVE COVENANTS

         For so long as the Loan remains outstanding and unpaid, or any Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have or may be satisfied) and unless the Lenders, acting through the Agent, shall otherwise agree in writing, each of the Borrowers, LLC and IPG, for itself and each member of the Restricted Group and with respect to itself and each member of the Restricted Group, agrees as follows:

         13.1  PRESERVATION OF JURIDICAL PERSONALITY

         It shall do or cause to be done all things necessary to preserve and maintain its existence in full force and effect, provided, however, that the foregoing shall not prevent any transaction permitted by
         Section 14.1.

         13.2  PRESERVATION OF LICENSES

         It shall maintain in effect and obtain, where necessary, all such authorizations, approvals, permits, licences or consents of such governmental agencies, whether federal, state, provincial or local, which may be or become necessary or required for each member of the Restricted Group to satisfy its obligations hereunder and under the Security Documents.

         13.3  COMPLIANCE WITH APPLICABLE LAWS

         It shall conduct its business in a proper and efficient manner and shall keep or cause to be kept appropriate books and records of account, in compliance with the Law, and shall record or cause to be recorded faithfully and accurately all transactions with respect to its business in accordance with GAAP applied on a consistent basis, and shall comply with all material requirements of Law and with all the conditions attaching to its permits, authorizations, licences, certificates and approvals including the Occupational Safety and Health Act of 1970, as amended and ERISA.

         13.4  MAINTENANCE OF ASSETS

         It shall maintain or cause to be maintained in good operating condition all of its assets used or useful in the conduct of its business (ordinary wear and tear excepted), as would a prudent owner of similar property, whether same are held under lease or under any agreement providing for the retention of ownership, and shall from time to time make or cause to be made thereto all necessary and appropriate repairs, renewals, replacements, additions, improvements and other works. It shall inform the Agent of any change required to Schedule "N" hereto.

         13.5  BUSINESS

         It will continue to carry on substantially the same type of business currently carried on and activities which are ancillary, incidental or necessary to its ongoing business as presently conducted, and will not change the nature of its business activities as described in Section
         12.4 without the prior written consent of the Agent on behalf of the Lenders.

         13.6  INSURANCE

         It will maintain insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in accordance with good business practice and, in any event, in amounts and against risks acceptable to the Agent on behalf of the Lenders, acting reasonably. All relevant policies of insurance will name the Canadian Collateral Agent, the US Collateral Agent, the Canadian Collateral Trustee and the US Collateral Trustee as a named insured (as applicable), as their interests may appear, and contain a standard "mortgage clause" acceptable to the Agent providing that no such policy may be cancelled or modified without the insurer providing not less than 30 days' prior written notice to the Agent. The insurance policies confirming the insurance required hereunder shall not contain any co-insurance provisions except to the extent such co-insurance provisions would normally appear in policies covering other Persons engaged in similar businesses and owning similar properties as the Restricted Group, and consistent with prudent business practices.

         If any proceeds of such insurance policies become payable at any time, such insurance proceeds shall be disbursed in accordance with the provisions of the Inter-Creditor Agreement.

         Any proceeds to be paid to the Agent for the benefit of the Lenders as a Mandatory Repayment shall be applied to repay the Loan, and the Credit under Facility B will first be reduced by an amount equal to the amount of such Mandatory Repayment and then, once Facility B has been repaid and the Credit thereunder cancelled, the Credit under Facility C will be reduced by an amount equal to the remainder of such Mandatory Repayment, except, in all cases, for such proceeds arising in relation to Operating Assets, which shall be so paid as a Mandatory Repayment of Facility A.

         13.7  PAYMENT OF TAXES AND DUTIES

         It shall pay all taxes, assessments and other governmental duties which are imposed on it or on its income or profits or its assets, when due and payable, provided that no such tax, assessment or duty need be paid if (a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and (b) such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (c) the outcome of such contestation, if decided adversely to any member of the Restricted Group, would not reasonably be expected to result in a Material Adverse Change, considered on a Consolidated basis.

         13.8  ACCESS AND INSPECTION

         It shall allow, at its own expense, the employees and representatives of the Agent, during normal business hours, to have access to and inspect, in conjunction with IPG, the assets of the Restricted Group, to inspect and take extracts from or copies of the books and records of the Restricted Group and to discuss the business, assets, liabilities, financial position, operating results or business prospects of the Restricted Group with the principal officers of the Restricted Group and, after obtaining the approval of the Borrowers which shall not be unreasonably withheld, with the auditors of the Restricted Group.

         13.9  MAINTENANCE OF ACCOUNT

         It shall maintain an operating account at the Branch of the Agent at all times during the Term, as well as an account with each Swing Line Lender at all times during the Term of Facility A.

         13.10 PERFORMANCE OF OBLIGATIONS

         It shall perform all obligations in accordance with usual and customary business terms, except to the extent that the non-fulfilment of same would not reasonably be expected to result in a Material Adverse Change, considered on a Consolidated basis, and except where the same are being contested in good faith, if the outcome of such contestation, if decided adversely to any member of the Restricted Group, would not reasonably be expected to result in a Material Adverse Change, considered on a Consolidated basis. Notwithstanding the foregoing contained in this Section 13.10, it shall punctually pay all amounts due or to become due under this Agreement.

         13.11 MAINTENANCE OF RATIOS

         IPG shall maintain:

               13.11.1 at all times during the Term, a ratio of Total Debt to Consolidated Total Capitalization not exceeding the following:


                               Period                                  Ratio
                               ------                                  -----
                   On or prior to March 30, 2002:                      0.59:1
                                                                      -------

                   From March 31, 2002 to June 29
                   2002:                                              0.585:1
                                                                      -------

                   From June 30, 2002 to September
                   29, 2002:                                           0.58:1
                                                                      -------

                   From September 30, 2002 to
                   December 30, 2002:                                 0.575:1
                                                                      -------

                   From December 31, 2002 to March
                   30, 2003:                                           0.57:1
                                                                      -------

                   From March 31, 2003 to June 29
                   2003:                                              0.565:1
                                                                      -------

                   From June 30, 2003 to September
                   29, 2003:                                           0.56:1
                                                                      -------

                   On September 30, 2003 and
                   thereafter during the Term:                         0.55:1
                                                                      -------

               13.11.2 at the end of each fiscal quarter of IPG during the Term, a Consolidated ratio of Net Income Available for Fixed Charges to Fixed Charges for the immediately preceding period of four consecutive fiscal quarters including the fiscal quarter ending on the calculation date (taken as a single accounting period) of not less than:



                               Period                                  Ratio
                               -------                                 -----
                   On or prior to September 30, 2002:                  1.75:1
                                                                       ------

                   On December 31, 2002 and March
                   31, 2003                                            1.85:1
                                                                       ------

                   On June 30, 2003 and thereafter:                    2.00:1
                                                                       ------

               13.11.3 at all times during the Term, a minimum Consolidated Net Worth equal to the sum total of US $275,000,000 and (i) 50% of positive Consolidated Net Income for the period commencing October 1, 2001 through the end of IPG's most recently ended fiscal quarter (i.e. without any deduction for net losses) plus (ii) an amount equal to the aggregate net proceeds of any issuance of equity Securities during the Term to any Person other than a member of the Restricted Group;

               13.11.4 at the end of each fiscal quarter of IPG during the Term, a ratio of Total Debt to EBITDA for the immediately preceding period of four consecutive fiscal quarters including the fiscal quarter ending on the calculation date (taken as a single accounting period) not exceeding the lesser of:

                    (a)

                               Period                                  Ratio
                               ------                                  ------
                   On December 31, 2001:                               6.00:1
                                                                       ------

                   On March 31, 2002:                                  5.75:1
                                                                       ------

                   On June 30, 2002:                                   5.50:1
                                                                       ------

                   On September 30, 2002:                              5.25:1
                                                                       ------

                   On December 31, 2002:                               5.00:1
                                                                       ------

                   On March 31, 2003:                                  4.75:1
                                                                       ------

                   On June 30, 2003:                                   4.50:1
                                                                       ------

                   On September 30, 2003:                              4.25:1
                                                                       ------

                   On December 31, 2003, March 31,
                   2004 and June 30, 2004:                             4.00:1
                                                                       ------

                   On September 30, 2004, December
                   31, 2004, March 31, 2005 and June
                   30, 2005:                                           3.50:1
                                                                       ------

                   On September 30, 2005 and
                   December 31, 2005                                   3.25:1
                                                                       ------

                    or

                    (b) beginning with the March 31, 2002 results (i.e. commencing with the ratio to be applicable in respect of the period ending June 30, 2002), the actual ratio of Total Debt to EBITDA reported to the Agent in respect of the previous fiscal quarter, plus 0.25, with equal step down as per the above grid to apply to the following quarters, provided that such revised ratio shall not be less than 3.25:1. For example, if the applicable ratio in respect of the period ending March 31, 2002 was 4.25:1, the applicable ratio in respect of the period ending June 30, 2002 would be 4.50:1 rather than 5.50:1; and

               13.11.5 at the end of each fiscal quarter of IPG during the Term until such time as Facility B is fully repaid and cancelled, a Consolidated ratio of (i) EBITDA less capital expenditures paid in cash, to (ii) the sum total of Fixed Charges on all Indebtedness and all scheduled repayments of Debt, excluding Mandatory Repayments under Section 9.2, for the immediately preceding period of two consecutive fiscal quarters including the fiscal quarter ending on the calculation date (taken as a single accounting period), of not less than 1.20:1. For the avoidance of doubt, scheduled repayments of Debt for the fiscal quarter ending September 30, 2001 shall not include the US$8,000,000 repayment made in the second quarter of fiscal year 2001 in respect of an agreement entered into by IPG dated as of January 1, 1996 with respect to the issuance and sale of three series of senior notes in an aggregate amount of US$33,000,000.

         In calculating EBITDA for the purposes of this Section 13.11 or any other provision of this Agreement, (1) the Consolidated non-recurring expenses incurred by IPG and its Restricted Subsidiaries during the last quarter of fiscal year 2000, (2) the Consolidated severance expenses and other unusual non-recurring expenses accrued or otherwise incurred by IPG and its Restricted Subsidiaries during the fiscal year 2001 prior to October 1, 2001, and (3) any charge to earnings resulting from the re-pricing of stock options as may be applicable under GAAP, shall all be added to the EBITDA for the relevant period (including on a trailing 4 quarter basis or trailing 2 quarter basis as required).

         For greater certainty and without limiting any provision of this Agreement, each of the Borrowers, LLC and IPG acknowledge that the failure to respect any of the foregoing financial ratios at any time during the Term constitutes a material breach of this Agreement.

         13.12 MANDATORY REPAYMENTS

         It shall pay to the Agent when due any amounts required to be paid by it in accordance with Section 9.2 or the Inter-Creditor Agreement.

         13.13 MAINTENANCE OF SECURITY

         It shall take all necessary steps to preserve and maintain in effect the rights of the Agent and the Lenders pursuant to the Security Documents, together with any renewals thereof or additional documents creating Charges which may be required from time to time hereunder or under the Security Documents, including those to be executed by any new Restricted Subsidiary designated by IPG pursuant to the provisions of
         Section 13.20, which shall be substantially in the form of the Security Documents in effect at the time of such execution (except as otherwise approved by the Lenders).

         13.14 PRIORITY OF DEBT

         It shall ensure that the representations and warranties stipulated in
         Section 12.16 are true and correct at all times. It shall also ensure that all Debt owing by members of the Restricted Group to other members of the Restricted Group and all Charges in relation thereto are subordinated to the Loan and the Security, in form and in substance satisfactory to the Lenders. Notwithstanding the foregoing, the members of the Restricted Group may pay such Debt to the extent required in order for all scheduled repayments and Mandatory Repayments hereunder to be paid when due, and otherwise in the ordinary course provided that no Default shall have occurred and be continuing and no Event of Default shall have occurred and not been waived. The Lenders hereby acknowledge that the manner in which such Debt has been subordinated in the notes subject to the pledge agreements dated as of the Closing Date is satisfactory to them.

         13.15 PAYMENT OF LEGAL FEES AND OTHER EXPENSES

         Whether the transactions contemplated by this Agreement are concluded or not and whether or not any part of the Credit is actually advanced, in whole or in part, the Borrowers shall pay all reasonable costs relating to the Credit, including in particular:

               13.15.1 the reasonable legal fees and costs incurred by the Agent and the Lenders for the negotiation, drafting, signing, registration, publication and/or service of this Agreement and the Security Documents as well as any amendments, waivers, consents or examinations pertaining to this Agreement and the Security Documents; and

               13.15.2 all reasonable fees, including reasonable legal fees and costs, incurred by the Agent and the Lenders to preserve, enforce or exercise its or their rights hereunder or under the Security Documents.

         All amounts due to the Agent and the Lenders pursuant hereto shall bear interest on the US Prime Rate Basis from the date of their disbursement by the Lenders or from the date of their undertaking until the Borrowers have repaid same in full, with interest on unpaid interest, as in the case of the US Prime Rate Advances. The obligations of the Borrowers under this Section 13.15 shall subsist notwithstanding the full repayment of the Loan under the provisions hereof.

         13.16 FINANCIAL REPORTING

         For so long as the Loan or any other amounts payable to the Lenders hereunder remain outstanding and unpaid, or any Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have or may be satisfied), and unless the Lenders shall otherwise agree in writing, each of IPG, LLC and the Borrowers agrees to provide or cause to be provided to the Agent, with sufficient copies for the Agent and each Lender, and all in form and in scope reasonably acceptable to the Lenders:

               13.16.1 QUARTERLY STATEMENTS

               Within 60 days after the end of each fiscal quarter of each fiscal year of IPG (other than the last quarter of such fiscal year), the unaudited Consolidated and, in the event that the total EBITDA of the Unrestricted Subsidiaries is in the aggregate greater than 5% of EBITDA for the period of four consecutive fiscal quarters ending on the last day of such quarter (taken as a single accounting period), Adjusted Consolidated balance sheets of IPG and each other member of the Restricted Group, as at the end of such quarter and the related Consolidated and, if applicable, Adjusted Consolidated, statements of earnings and changes in financial position, prepared in accordance with GAAP, for the period then ended, along with IPG's calculation of Excess Cash Flow (if required by Section 9.2 for any period ending on the last day of such quarter), in each case with comparative figures for the same period for the immediately preceding fiscal year, accompanied by a certificate of the Senior Financial Officer of IPG and setting forth the information necessary to determine whether IPG has complied with the covenants contained in Section 13.11 and setting forth the ratio of Total Debt to EBITDA for all purposes required hereunder, certifying that each of IPG, LLC and the Borrowers is in compliance with all of its covenants hereunder and that no Default or Event of Default has come to the attention of such Senior Financial Officer of IPG signing the certificate, after due inquiry, or if a Default or Event of Default has occurred or is continuing, setting out the relevant particulars thereof, the period of existence thereof and what action IPG has taken or proposes to take with respect thereto, and as to certain other matters set forth in Schedule "Q" hereto, the whole substantially in the form set out in Schedule "Q" hereto.

               13.16.2 ANNUAL STATEMENTS

               Within 120 days following the end of each fiscal year of IPG:

                    (a) the audited Consolidated and, in the event that the total EBITDA of the Unrestricted Subsidiaries is in the aggregate greater than 5% of the EBITDA for such fiscal year, Adjusted Consolidated balance sheets of IPG and each other member of the Restricted Group, as at the end of such year and the related Consolidated and, if applicable, Adjusted Consolidated, statements of earnings and changes in financial position for such fiscal year, along with IPG's calculation of Excess Cash Flow (if required by Section 9.2 for such fiscal year), together with comparative figures for the immediately preceding year, the whole as certified without qualification by a reputable firm of independent chartered accountants acceptable to the Agent, together with comparative figures for the immediately preceding year, and any audited statements of any Restricted Subsidiary which may be prepared; and

                    (b) a certificate of a Senior Financial Officer setting forth the information necessary to determine whether IPG has complied with the covenants contained in
                         Section 13.11, and certifying, among other matters set forth in Schedule "Q" hereto, that each of IPG, LLC and the Borrowers is in compliance with all of its covenants hereunder and that no Default or Event of Default has come to the attention of the Senior Financial Officer of IPG signing the certificate, after due inquiry, or if a Default has occurred and is continuing, or if an Event of Default has occurred, setting out the relevant particulars thereof, the period of existence thereof and what action IPG has taken or proposes to take with respect thereto, and as to certain other matters set forth in Schedule "Q" hereto, the whole substantially in the form set out in Schedule "Q" hereto.

               13.16.3 OTHER INFORMATION


                    (a) Financial Forecast: Within 60 days following the end of each fiscal year of IPG, the annual Consolidated pre-tax operating forecast of IPG, including balance sheet and statements of income, retained earnings and cash flow, and the Consolidated capital expenditures budget of IPG;

                    (b) Audit Reports: Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of IPG or any other member of the Restricted Group and any management letter received from such accountants;

                    (c) Governmental and Other Reports: Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by IPG to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by IPG or any Subsidiary with any securities exchange or any governmental regulatory body including IPG's Form 20F, 10Q and 10K and unaudited quarterly reports, and copies of any orders in any proceedings to which IPG or any of its Subsidiaries is a party, issued by any governmental agency having jurisdiction over IPG or any of its Subsidiaries;

                    (d) Borrowing Base Information: Within 10 days following the end of each month or at any other time upon request by and reasonable notice from the Agent, a monthly summary listing of aged accounts receivable in respect of the previous month or in respect of such other period as may be requested by the Agent, acting reasonably, including a breakdown showing Eligible Trade Receivables and inventory divided into raw materials, work in process and finished products, including a breakdown showing Eligible Inventory and Eligible Raw Materials, the whole in the form set forth in Schedule "O";

                    (e) Acquisitions: The Borrowers shall advise the Agent forthwith of, and in any event not less than 15 Business Days prior to, the consummation of any proposed Acquisition as to which the purchase price is (in cash, assumed Debt or otherwise) $2,500,000 or more, and shall provide to the Agent in sufficient quantities for the Lenders:

                         (i)  notice of the Acquisition, and material
                              information with respect to the nature thereof and the proposed purchase price;

                         (ii) such historical audited and unaudited financial
                              statements of the target of the Acquisition (the "TARGET") as the Target has made available to the Restricted Group and any other financial statements contained in any information that has been reviewed and confirmed by a nationally recognized accounting firm or that has been submitted to and approved by IPG's board of directors;

                         (iii) a pro forma balance sheet and income statement of
                              the Target and the Restricted Group on a consolidated basis following the Acquisition, showing the projected impact of the Acquisition both for the current fiscal year and the immediately succeeding fiscal year;

                         (iv) a written confirmation of a Senior Financial
                              Officer that IPG is satisfied, based on its due diligence, that the Acquisition of the Target will not result in the assumption by any member of the Restricted Group of material liabilities which have not been fully disclosed to the Agent in the materials provided in connection with the Acquisition or otherwise in writing;

                         (v) a certificate of a Senior Financial Officer that, on a Consolidated basis following the Acquisition, as of the date of the Acquisition after giving effect thereto, no Default shall have occurred and be continuing and no


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                                                                              88


                              Event of Default shall have occurred which has not been waived;

                    (f)  Environmental Reports:

                         (i) Within 10 days following the end of each fiscal quarter of each fiscal year of IPG, one copy of each environmental report submitted to the board of directors of IPG during such fiscal quarter;

                         (ii) to the Collateral Trustees (as defined in the
                              Inter-Creditor Agreement), promptly after obtaining knowledge thereof, written notice of (A) any material governmental or regulatory actions instituted or threatened in writing under any Environmental Law affecting any of the real property subject to Charges or the matters indemnified under the U.S. Environmental Indemnification Agreement or the Canadian Environmental Indemnification Agreement, including, without limitation, any material notice of inspection, abatement or noncompliance; (B) all claims made, or material claims threatened in writing, by any third party against any member of the Restricted Group or any of the real property subject to Charges relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the presence, release or discharge on or from any of the properties owned by any member of the Restricted Group of any Hazardous Substances; and (C) any member of the Restricted Group's discovery of any occurrence or condition on any of the real property subject to Charges or any real property adjoining or in the vicinity of any real property subject to Charges which is reasonably likely to subject any member of the Restricted Group to a material claim under any Environmental Law or to any restrictions on the ownership, occupancy, transferability or use of said property under any Environmental Law; and

                         (iii) to the U.S. Collateral Trustee or the Canadian
                              Collateral Trustee, any non-privileged
                              documentation or records that such Collateral Trustee may request at the direction of the Majority Lenders, acting reasonably, with respect to any of the matters described in clause (ii) of this subsection 13.16.3(f);


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                                                                              89


                    (g) Other Information: From time to time and upon demand by and reasonable notice from the Agent, the data, reports, statements, documents or other additional information pertaining to the business, assets, liabilities, financial position, operating results or business prospects of IPG or any other member of the Restricted Group, as well as any documents, writings or books of account in connection therewith, as the Agent may request, acting reasonably.

         13.17 NOTICE OF CERTAIN EVENTS

         The Borrowers, LLC or IPG shall advise the Agent forthwith upon the occurrence of any of the following events:

               13.17.1 The commencement of any proceeding or investigation by or before any governmental body and any action or proceeding before any court or arbitrator against any member of the Restricted Group, or any of its property, assets or activities which, in the event that a decision is rendered which is adverse to it, could constitute a Material Adverse Change;

               13.17.2 Promptly upon the occurrence thereof, written notice of
               (a) a Reportable Event with respect to any Plan (other than a Multiemployer Plan); (b) the institution of any steps by IPG, the Borrowers, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (c) the institution of any steps by IPG or any ERISA Affiliate to withdraw from any Multimemployer Plan; (d) a non-exempt "prohibited transaction" within the meaning of
               Section 406 of the ERISA in connection with any Plan which could, either individually or in the aggregate with any other prohibited transaction(s), reasonably be expected to result in any liability to the Restricted Group in excess of $3,000,000 (subject to the decrease provided for in subsection 12.15.6); (e) any material increase in the contingent liability of IPG or any Subsidiary with respect to any post-retirement welfare liability; or (f) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labour or the PBGC with respect to any of the foregoing;

               13.17.3 The occurrence of any Material Adverse Change (considered on a Consolidated basis) which is known to the Borrowers, LLC or IPG, acting reasonably;

               13.17.4 Any Default or Event of Default, specifying in each case the relevant details and the action contemplated in this respect.

         13.18 ACCURACY OF REPORTS

               All information, reports, statements and other documents and data provided to the Agent or the Lenders, whether pursuant to this Article or any other provisions of this Agreement

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                                                                              90


         shall, at the time same shall be provided, be true, complete and accurate in all material respects to the extent necessary to provide the Lenders with a true and accurate understanding of their effect.

         13.19 LENDERS' OPTION TO OBTAIN IMPROVED TERMS AND CONDITIONS

         The Agent shall immediately be notified of the terms and conditions of any Debt of the nature described in the first paragraph of the definition of "Debt" (other than Priority Debt) to be created by any member of the Restricted Group. The Lenders shall have the option to require the Borrowers and the Guarantors to amend this Agreement to incorporate the provisions of any agreement relating to such Debt if the Lenders so wish, it being understood that the provisions which may be so incorporated shall not extend to pricing or Margins or, in the case of an operating credit which replaces Facility A after it has been repaid at the expiry of its Term, the security provided therefor.

         13.20 DESIGNATION OF RESTRICTED SUBSIDIARIES

         IPG may designate any Subsidiary a Restricted Subsidiary by giving written notice to the Agent that the Board of Directors of IPG has made such designation, provided that (i) no Subsidiary may be designated a Restricted Subsidiary unless, at the time of such designation and after giving effect thereto, no Default shall have occurred and be continuing, and no Event of Default shall have occurred which has not been waived, and (ii) such Subsidiary is also being designated as a "Restricted Subsidiary" under the Note Agreements. Any such designation shall be irrevocable. No Unrestricted Subsidiary may own any shares of a Restricted Subsidiary.

         13.21 UNDERTAKING WITH REGARD TO OPERATING ASSETS

         It shall ensure that:

              13.21.1 all manufacturing operations of the Restricted Group are conducted by the companies listed in Section 12.22; all U.S.-based finished goods inventory shall be shipped, delivered and maintained by IPC at all times; all Canadian-based finished goods inventory shall be shipped, delivered and maintained by IPI at all times;

              13.21.2 all U.S.-based accounts receivable, other than those arising between members of the Restricted Group, shall be generated from, maintained in and collected by IPC; all Canadian-based accounts receivable, other than those arising between members of the Restricted Group, shall be generated from, maintained in and collected by IPI; and

              13.21.3 each U.S.-based Restricted Subsidiary shall in no circumstance, including in connection with a default or an event of default under any agreement, (i) discontinue the shipment and delivery of all finished goods inventory to IPC, or (ii) generate any accounts receivable of its own; each Canadian-based Restricted Subsidiary shall in no circumstance, including in connection with a default or an event of default under any agreement, (i) discontinue the shipment and delivery of all finished goods inventory to IPI, or (ii) generate any accounts receivable of its own, save and except that IPG shall only ensure that subsections
              13.21.2 and 13.21.3 apply to Central Products Company's United Tape division starting March 31, 2002.

         13.22 ADDITIONAL UNDERTAKINGS

         IPG shall:

              13.22.1 provide, at its expense and prior to June 30, 2002, an accounts receivable and inventory audit of its Restricted Subsidiaries, which audit shall have been performed by an independent third party acceptable to the Lenders; and

              13.22.2 in the event the ratio of Total Debt to EBITDA (for the period of four consecutive fiscal quarters including the fiscal quarter ending on the calculation date, taken as a single accounting period) is not less than or equal to 5.0:1 as of June 30, 2002, provide an appraisal of the Restricted Subsidiaries' equipment and inventory, such appraisal to be performed by an independent third party acceptable to the Lenders.

         13.23 INTELLECTUAL PROPERTY

         Subject to Section 14.12, it shall ensure that all intellectual property (as described in the Security Documents) shall continue to be owned by the Person identified as the owner thereof in the Security Documents at all times during the Term; provided that, on 20 days prior notice to the Agent, the US Collateral Trustee and the Canadian Collateral Trustee, any member of the Restricted Group may sell or otherwise transfer any interest that it has in such intellectual property to IPG Technologies Inc. at any time.

14       NEGATIVE COVENANTS

         For so long as the Loan or any other amounts payable hereunder to the Agent or the Lenders remain outstanding and unpaid, or any of the Borrowers is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have or may be satisfied), each of the Borrowers, LLC and IPG, for itself and each member of the Restricted Group and with respect to itself and each member of the Restricted Group, agrees that it shall not do any of the following:

         14.1 LIQUIDATION, AMALGAMATION, MERGER, CONSOLIDATION AND SALE OF
         ASSETS

              14.1.1 Consolidate or amalgamate with or be a party to a merger with any other corporation, or sell, lease or otherwise dispose of all or any substantial part (as defined in subsection 14.1.4) of Consolidated Assets; notwithstanding the foregoing:

                  (a) any Restricted Subsidiary may merge or amalgamate or consolidate with or into IPG or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving IPG, IPG shall be the surviving or continuing corporation;

                  (b) IPG may consolidate or amalgamate or merge with any other corporation if (i) in the case of any consolidation or merger, the purchasing, surviving or continuing corporation shall be IPG, or in the case of any amalgamation, IPG's existence shall continue with the amalgamation and all of IPG's obligations hereunder and under the Security Documents shall constitute obligations of the amalgamated entity and (ii) at the time of such amalgamation, consolidation or merger after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (iii) the Majority Lenders agree to such merger, consolidation or amalgamation, acting reasonably;

                  (c) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to IPG or any Wholly-owned Restricted Subsidiary;

              the whole provided that as a result of same, the Security is not adversely affected (or, if it is, the required Mandatory Repayment has been made) and none of the Persons granting such Security changes its name without prior notice of at least 20 Business Days to the Agent. Notwithstanding the foregoing, no member of the Restricted Group shall become party to any receivables securitization program.

              14.1.2 Permit any Restricted Subsidiary to issue or sell any shares of stock of any class of such Restricted Subsidiary (including as "stock" for the purposes of this Section 14.1, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock, any membership interests of any limited liability company and any similar equity interest) to any Person other than IPG or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to IPG and/or a Restricted Subsidiary whereby IPG and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

              14.1.3 Sell, transfer or otherwise dispose of any shares of stock of any class of any Restricted Subsidiary (except to IPG or a Wholly-owned Restricted Subsidiary provided that the Security is not adversely affected or for the purpose of qualifying directors), unless:

                  (a) simultaneously with such sale, transfer, or disposition, all shares of stock of such Restricted Subsidiary at the time owned by IPG and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety; and

                  (b) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Restricted Group;

              provided, however, that nothing in subsections 14.1.3 and 14.1.4 shall permit any disposition by IPG of any of the shares, limited partnership units or other equity interests in any of the Borrowers, the disposition by the Facility B/C Borrower of the shares of Canco, any disposition of the equity interests in LLC by Canco, or any disposition of the shares of IPG (US) Holdings Inc. or IPG (US) Inc.

              14.1.4 As used in this Section 14.1, a sale, lease or other disposition of assets (including Securities) shall (unless consisting of sales of inventory made in the ordinary course of business) be deemed to be a "substantial part" of Consolidated Assets if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Restricted Group (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds, in the aggregate, 10% of Consolidated Assets, determined as of the end of the immediately preceding fiscal quarter.

              For the purpose of making any determination of "substantial part", any sale, lease or other dispositions of assets of the Restricted Group shall not be included if and to the extent the net proceeds are segregated from the general accounts of the Restricted Group, invested in Available Cash until applied in accordance with clauses (1) or (2) below, and either (1) within 6 months after such sale, lease or other disposition, are used to acquire Like Assets, or (2) within 6 months after such sale, lease or disposition, are applied to the prepayment of the Loan in accordance with the provisions of Section 8.2 of the Inter-Creditor Agreement. Any such prepayment shall be applied first to repay the Loan and the Notes, and the Credit under Facility B will be reduced by an amount equal to the amount of such repayment of the Loan and then, once Facility B has been repaid in full and the Credit the Credit under Facility C shall be reduced by an amount equal to the remainder of such repayment, in inverse order of the scheduled reductions under Section 9.1.

         14.2 LIMITATIONS ON DEBT

              14.2.1 Create, assume or incur or in any manner become liable in respect of any Debt, except:

                  (a)   Debt of the Restricted Group permitted by subsection
                        13.11.1 and 13.11.4;

                  (b) Debt of IPG or a Restricted Subsidiary owed to IPG or to a Wholly-owned Restricted Subsidiary; and

                  (c) unsecured Debt of any Restricted Subsidiary ("SUBSIDIARY PRIORITY DEBT") and Debt of the Restricted Group secured by Permitted Charges ("SECURED PRIORITY DEBT", and, collectively with the Subsidiary Priority Debt being herein called "PRIORITY DEBT"), provided that, at the time of issuance of any such Priority Debt and after giving effect thereto and to the application of the proceeds thereof, (x) the aggregate principal amount of Priority Debt (including Facility A) shall not exceed 20%, or 12.5% during any Release Period under the first paragraph of Section 10.3, of Consolidated Net Worth and
                        (y) all such Priority Debt shall have been incurred within the other applicable limitations of this Section 14.2, and provided further that, for the purposes of this Agreement and the Security Documents, Debt under or in respect of Facility B, Facility C and the Notes, and Debt permitted by clause (b) above, shall not constitute Priority Debt. For the purposes of this clause (c), Facility A shall be deemed to be fully utilized at all times until it is repaid and cancelled.

              14.2.2 Any Person which becomes a Restricted Subsidiary after the date hereof shall, for all purposes of this Section 14.2, be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Debt of such Person existing immediately after it becomes a Restricted Subsidiary.

              14.2.3 If any member of the Restricted Group incurs additional Debt, other than Debt secured by Charges described in subsection 7 of the definition of "Permitted Charges", such Debt shall be subject to terms and conditions no more restrictive than those contained herein and in the Note Agreements, excluding terms and conditions relating to pricing, collateral (in the case of Priority Debt alone) and Margins.

              14.2.4 Neither LLC nor Canco shall incur or have at any time any Indebtedness in excess of an aggregate amount of US $100,000, save as provided in the undertakings contemplated in subsection 11.1.13(b).

         14.3 FACILITY B/C BORROWER BUSINESS

         Permit any of the Facility B/C Borrower or any of its Subsidiaries, including Canco and LLC, to carry on any business, other than (i) taking such steps as may be necessary to maintain its existence or to hold Securities of Restricted Subsidiaries, (ii) provided no Default shall have occurred and be continuing and that no Event of Default shall have occurred which has not been waived, LLC may lend money to IPG (US) Inc., (iii) performing any action required hereunder or in respect hereof or under or in respect of any of the Security Documents, the Note Agreements or the Notes; and (iv) the incurrence of any Indebtedness permitted by subsection 14.2.4, and, with respect to the Facility B/C Borrower, Indebtedness permitted hereunder.

         14.4 CHARGES

         Create, incur, assume, enter into or permit to subsist, directly or indirectly, any Charge on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Charges, and only to the extent that (a) no Material Adverse Change occurs as a result and (b) the aggregate amount of Priority Debt (as defined in subsection 14.2.1 (c)) does not exceed 20% of Consolidated Net Worth, or, during any Release Period referred to in the first paragraph of Section 10.3, 12.5% of Consolidated Net Worth.

         14.5 INVESTMENTS AND RESTRICTED PAYMENTS

              14.5.1 Until such time as Facility B is fully repaid and cancelled, make any Restricted Payment. Until such time as Facility B is fully repaid and cancelled, make any Investment (other than a Permitted Investment), unless after giving effect to such Investment, (i) the ratio of Total Debt to EBITDA calculated on a quarterly basis as set out in subsection 13.11.4 is less than or equal to 3.25:1 for the two previous fiscal quarters and the two subsequent fiscal quarters on a pro forma basis, and (ii) the aggregate amount of all Investments (other than Permitted Investments) made by the Restricted Group up to such date would not exceed 10% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter. The amount of Investments (other than Permitted Investments) as of the Closing Date is deemed to be US$11,176,870, comprised of the Investments described in Schedule "R" hereto.

         Once Facility B is fully repaid and cancelled, the Restricted Group shall not make:

                  (a) any Investment (other than Permitted Investments), if, after giving effect thereto, the aggregate amount of all such Investments made by the Restricted Group up to such date would exceed 10% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter; or

                  (b) any Restricted Payments in excess of US$5,000,000 per fiscal year of IPG.

              14.5.2 In addition to and not in limitation of the foregoing restrictions, IPG will not, and will not permit any Restricted Subsidiary to, make any Investment in any Unrestricted Subsidiary not engaged in a business substantially related to the business of the Restricted Group.

              14.5.3 Furthermore, LLC shall not make any Investment other than Permitted Investments described in the second, third and fourth paragraphs of the definition thereof and Permitted Investments in IPG (US) Inc. The latter shall not make any Investment other than Permitted Investments described in such paragraphs and Permitted Investments in any Restricted Subsidiary that has executed the required Security Documents.

              14.5.4 The following restrictions shall apply in connection with any and all payments to Drumheath by any member of the Restricted
              Group:

                 (a) until such time as Facility B has been repaid in full and the Credit thereunder cancelled, all payments to Drumheath must be on account of premiums payable for the insurance policies issued by Drumheath. After Facility B has been repaid and the Credit thereunder cancelled, such payments may be paid partly as premiums and partly on account of Investments, as determined by the Restricted Group. Notwithstanding the foregoing, the sum total of payments to Drumheath may not exceed US$3,000,000 in any fiscal year of IPG;

                 (b) no Investments in or payments or Restricted Payments to Drumheath may be made while a Default has occurred or is continuing or following the occurrence of an Event of Default which has not been waived;

                 (c) until Facility B has been repaid in full and the Credit thereunder cancelled, Drumheath may not enter into any insurance contracts in respect of any other kinds of insurance other than the types of insurance it is currently underwriting, consisting of workers' compensation;

                 (d) all of Drumheath's liability in connection with workers' compensation policies shall be reinsured by reputable reinsurance companies, which reinsurance policies shall remain in effect at all times;

                 (e) Drumheath may not carry on any new line of business, not currently conducted by Drumheath as of the Closing Date, during the Term other than, subject to subsection 14.5.4(c), an insurance business, as defined under applicable Law;

                 (f) prior to the occurrence of any Event of Default which has not been waived, any monies coming from Drumheath including dividends, distributions and related proceeds (other than payment of claims under valid policies of insurance and other expenses to be paid in the ordinary course of business) must be paid directly to a member of the Restricted Group. Following the occurrence of an Event of Default which has not been waived, at the request of the Agent on behalf of the Lenders, the Borrowers and the Guarantors shall cancel all insurance policies contracted with Drumheath in accordance with the terms of any such policy, other than those in respect of workers' compensation, cause Drumheath to cease carrying on business, and shall cause the net amount of all sums left in Drumheath (following the payment by Drumheath of, or reservation for, all claims (including those incurred but not reported) in respect of policies outstanding, in accordance with applicable Law) to be paid to a member of the Restricted Group to be paid to the Agent for the Lenders to reduce the Credit under Facilities B and C, in that order, subject to Pro Rata Sharing; and

                  (g) each of the Borrowers and the Guarantors confirms that it has not guaranteed any of the liabilities of Drumheath under any of its insurance policies, nor has any of them provided any other guarantee of any liability of Drumheath of any nature whatsoever.

              Notwithstanding the provisions of subsection 14.5.1, the US$3,000,000 annual Restricted Payments to and/or Investments in Drumheath may be made even where the restrictions set out in clause (i) of subsection 14.5.1 have not been met.

              All payments to Drumheath shall be deemed "Investments" for the purposes of subsection 14.5.1.

              14.5.5 In addition to the foregoing restrictions, IPG will not make any Restricted Payments or any Investment if, at the time thereof or after giving effect thereto, any Default shall have occurred and be continuing or Event of Default shall have occurred which has not been waived.

              14.5.6 IPG will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

              14.5.7 For the purposes of this Section 14.5, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of IPG) of such property at the time of the making of the Restricted Payment in question.

              14.5.8 In valuing any Investments for the purpose of applying the limitations set forth in this Section 14.5, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

              14.5.9 For the purposes of this Section 14.5, at any time when a Person becomes a Restricted Subsidiary, all Investments of such Person at such time shall be deemed to have been made by such Person, as a Restricted Subsidiary, at such time.

         14.6 RESTRICTIONS ON CAPITAL EXPENDITURES

         Until such time as Facility B is fully repaid and cancelled, make any capital expenditures exceeding US$20,000,000 in any fiscal year of IPG unless the ratio of Total Debt to EBITDA set forth in subsection
         13.11.4 has been less than or equal to 3.25:1 for a period of four consecutive quarters. The foregoing restriction shall apply again if, at the end of any fiscal quarter, such ratio exceeds 3.25:1, unless Facility B has theretofore been fully repaid and cancelled.

         Once Facility B is fully repaid and cancelled or the ratio of Total Debt to EBITDA referred to in the preceding paragraph is met (for the purposes of this paragraph, the "CONDITIONS"), the Restricted Group shall not make capital expenditures exceeding an amount equal to 10% of Consolidated Net Worth in any fiscal year of IPG without the consent of the Lenders, acting reasonably. If either of the Conditions occurs on a date other than the last day of a fiscal year of IPG, the Restricted Group shall be permitted in such fiscal year to make the capital expenditures allowed in this paragraph rather than those permitted by the previous paragraph. Such amount shall be increased to 20% for any fiscal year in which the ratio of Total Debt to EBITDA set forth in subsection 13.11.4 has not exceeded 3.0:1 for a period of four consecutive quarters and IPG has maintained a credit rating for each of its two previous fiscal quarters with respect to its long-term, senior unsecured Debt of "BBB" or better by Standard & Poor's (or an equivalent credit rating by Moody's or an equivalent agency acceptable to the Lenders); provided that if at any time thereafter, the aforesaid
         (a) ratio in respect of the immediately preceding four quarters, or (b) Debt rating, no longer meets the applicable tests described above, the applicable percentage shall once again be 10% for the fiscal year in which such condition is no longer met.

         14.7 TRANSACTIONS WITH AFFILIATES

         Enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of any member of the Restricted Group's business and upon fair and reasonable terms no less favourable to such member of the Restricted Group than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         14.8 TERMINATION OF PENSION PLANS

         Withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan or permit any Plan (other than a Multiemployer Plan) to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle B of Title IV of ERISA) of the Restricted Group or the imposition of a Charge on any property of IPG



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         or any Subsidiary pursuant to Section 4068 of ERISA in excess of
         $3,000,000 (subject to reduction in accordance with the provisions of subsection 12.15.6).

         14.9 OWNERSHIP OF SUBSIDIARIES

         Permit each of LP, LLC, Canco, IPI, IPC and all Operating Restricted Subsidiaries to be other than Wholly-owned Subsidiaries, or at any time own (either directly or through the Restricted Subsidiaries) less than 80% of the Voting Stock of its other Restricted Subsidiaries, together with such securities of such other Restricted Subsidiaries as are necessary to provide IPG with a direct or indirect economic interest of not less than 80% of each such other Restricted Subsidiary.

         14.10 NO RESTRICTIONS ON DISTRIBUTIONS

         Restrict in any way the ability of the Restricted Subsidiaries to declare or make any payment contemplated in the first, second and third subsections of the definition of the term "Restricted Payments" to its shareholder(s) or other equity owners, except for such restrictions arising under applicable law in relation to the solvency of the Restricted Subsidiaries.

         14.11 NO AMENDMENTS TO NOTE AGREEMENTS

         Allow any provision of the Note Agreements in relation to repayments, prepayments, pricing or financial covenants to be amended, replaced or deleted in any manner that would be adverse to the Lenders without the prior written consent of the Agent. This negative covenant is supplemental to the covenant set forth in Section 10.5 of the Inter-Creditor Agreement.

         14.12 INTELLECTUAL PROPERTY

         Except as permitted by Section 14.1, IPG shall not, and shall not permit any member of the Restricted Group to, sell or transfer any portion of such Person's ownership interest in any intellectual property (as described in the Security Documents); provided, that any member of the Restricted Group may sell or transfer any such intellectual property to IPG Technologies Inc. at any time, subject to any notice requirements set forth in Section 13.23.

15       EVENTS OF DEFAULT AND REALIZATION

         15.1 EVENT OF DEFAULT

         The occurrence of any of the following events during the Term shall constitute an Event of Default unless remedied within the prescribed delays or renounced to in writing:

              15.1.1 If any of the Borrowers fails to make any payment of interest or principal with respect to the Loan when due, or fails to pay any other amount due to the Agent or the Lenders within two
              (2) Business Days after notice thereof; or



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              15.1.2 If any member of the Restricted Group fails to respect any of its other obligations and undertakings hereunder or under the Security Documents (including during any Release Period) or another undertaking of such member of the Restricted Group with respect to the Loan (including the undertakings described in Section 11.1) not otherwise contemplated by this Section 15.1 and has not remedied the Default within ten (10) days following the date on which the Agent has given written notice to the relevant Borrower(s); or

              15.1.3 If (a) a court having jurisdiction shall enter a decree or order for relief in respect of any member of the Restricted Group in an involuntary case under the United States Bankruptcy Code of 1978 (11 U.S.C. et. seq.) (the "BANKRUPTCY CODE"), or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (b) an involuntary case shall be commenced against any member of the Restricted Group under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any member of the Restricted Group, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any member of the Restricted Group for all or a substantial part of its property; or (c) any member of the Restricted Group shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law nor or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any member of the Restricted Group shall make any assignment for the benefit of creditors; or (d) any member of the Restricted Group shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any member of the Restricted Group (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (c) above or this clause
              (d) (each of the events described in clauses (a) and (b) above are hereinafter in this subsection 15.1.3 called a "PROCEEDING"); provided that, if a Proceeding is commenced against any member of the Restricted Group, the Restricted Group shall have the right to contest the Proceeding in good faith, if the Agent is absolutely satisfied, in its complete discretion, that the repayment of the Loan and the ability of each of the Borrowers and IPG to service their Debt shall not be compromised; or

              15.1.4 If property of any member of the Restricted Group having a total value of more than US $2,500,000 is the object of a seizure or of a taking of possession or other Proceeding by a creditor, provided that if such legal proceedings are


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              commenced against any member of the Restricted Group, such member shall have the right to contest same in good faith, if the Agent is absolutely satisfied, in its complete discretion, that the repayment of the Loan and the ability of each of the Borrowers and IPG to service its Debt will not be compromised; or

              15.1.5 If any statement, attestation, financial statement, report, data, representation or warranty which was given by, for the account of or in the name of any member of the Restricted Group to the Agent or the Lenders, with respect to this Agreement or the Security Documents, is revealed to be false, misleading or incomplete in any material respect at any time, or if the auditors certifying the financial statements in accordance with subsection
              13.16.2 insert a material qualification in their opinion; or

              15.1.6 If any member of the Restricted Group is in default with respect to any Material Debt (other than amounts due to the Lenders hereunder), if:

                  (a) such default was caused by the failure to make any payment of an amount in excess of US $5,000,000 when due, and such default is not remedied within ten (10) days of its occurrence; or

                  (b) such default could permit the creditor of such Material Debt to cause an amount in excess of US $5,000,000 to become due and payable prior to its stated maturity or scheduled payment date; or

              15.1.7 If a judgment is rendered by a competent tribunal against any member of the Restricted Group in an aggregate amount in excess of US $2,500,000 (net of applicable insurance coverage pursuant to which liability is acknowledged in writing by the insurer to the Agent on behalf of the Lenders) and remains undischarged for a period ending not more than five (5) Business Days before the date on which such judgment becomes enforceable; or

              15.1.8 If LLC assigns or transfers any of its rights against any Restricted Subsidiary with respect to amounts owed to it by such Restricted Subsidiary, except as permitted by the provisions hereof or of the undertaking delivered pursuant to subsection 11.1.13; or

              15.1.9 If any of the Notes become payable in advance following a Change in Control, as defined in the Note Agreements; or

              15.1.10 If in the opinion of the Lenders, acting in good faith, a Material Adverse Change has occurred since December 31, 2000, except as set forth in Schedule "M" hereto, and the Agent has given written notice to the Borrowers to such effect; or



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              15.1.11 If PBGC has registered or recorded any Charge securing an amount greater than $1,000,000 against the property of the Restricted Group.

         15.2 REMEDIES

         If an Event of Default occurs under subsection 15.1.3, the Loans shall immediately become due and payable, without presentation, demand, protest or other notice of any nature, to which the Borrowers hereby expressly renounce. If any other Event of Default occurs and is continuing, the Agent may, at its option, and shall if required to do so by the Lenders, declare immediately due and payable, without presentation, demand, protest or other notice of any nature, to which the Borrowers hereby expressly renounce, notwithstanding any provision to the contrary effect in this Agreement or in the Security Documents:

              15.2.1 the entire amount of the Loan, including the amount corresponding to the face amount of all Letters of Credit then outstanding and the principal amount of the BA Advances then outstanding, in principal and interest, notwithstanding the fact that one or more of the holders of the Bankers' Acceptances or the Letters of Credit issued pursuant to the provisions hereof have not demanded payment in whole or in part or have demanded only partial payment from the Lenders. Neither IPG, LLC nor the Borrowers shall have the right to invoke against the Lenders any defence or right of action, indemnification or compensation of any nature or kind whatsoever that the Borrowers may at any time have or have had with respect to any holder of one or more of the Letters of Credit or Bankers' Acceptances issued in accordance with the provisions hereof. Any amounts paid to the Lenders in respect of any outstanding Letters of Credit shall be retained by the Lenders to be applied against such Letters of Credit when payment thereon is requested, with any balance, after payment of all Loans, to be returned to the relevant Borrower(s); and

              15.2.2 an amount equal to the amount of losses, costs and expenses suffered or incurred by the Lenders, in each case as and to the extent required by Section 8.2 and Section 8.3, if applicable; and

         the Credit shall cease and as and from such time shall be annulled, and the Lenders may exercise all of their rights and recourses under the provisions of this Agreement and the Security Documents. For greater certainty, from and after the occurrence and during the continuance of any Default or from and after the occurrence of an Event of Default which has not been waived, the Lenders shall not be obliged to make any further Advances under the Credit.

         15.3 BANKRUPTCY AND INSOLVENCY

         If any member of the Restricted Group files a notice of intention to file a proposal, or files a proposal under the Bankruptcy and Insolvency Act, or files a petition under the US Bankruptcy Code, or if IPG or any of the Restricted Subsidiaries obtains the permission of a Canadian court to file a Plan of Arrangement under the Companies' Creditors Arrangements Act, and if a stay of proceedings is obtained or ordered under the provisions of any such statute, without prejudice to the Lenders' rights to contest such stay of proceedings, each of



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         the Borrowers, LLC and IPG covenants and agrees to continue to pay interest on all amounts due to the Lenders. In this regard, each of the Borrowers, LLC and IPG acknowledges that permitting the Borrowers to continue to use the proceeds of the Loan constitutes valuable consideration provided after the filing of any such proceeding in the same way that permitting the Borrowers to use leased premises constitutes such valuable consideration.

         15.4 APPLICATION OF PROCEEDS

         Subject to the provisions of the Inter-Creditor Agreement, the Agent may apply the proceeds of realization of the property contemplated by the Security Documents and of any credit or compensating balance, in reduction of the part of the Indebtedness of the Borrowers to the Lenders (in principal, interest or accessories) which is then due and payable hereunder. Notwithstanding the foregoing and except during any Release Period arising under the provisions of the second paragraph of
         Section 10.3 hereof, the proceeds of any such realization of the Operating Assets received by the Agent shall be applied first to Facility A, second to Facility B and then to Facility C.

         15.5 NOTICE

         Except where otherwise expressly provided herein or in any Security Document, no notice or demand of any nature is required to be given to the Borrowers or the Guarantors by the Agent in order to put the Borrowers and the Guarantors in default, which shall occur by the simple lapse of time granted to execute an obligation or by the simple occurrence of a Default.

         15.6 COSTS

         If an Event of Default occurs which has not been waived, and within the limits contemplated by Section 13.15, the Agent may impute to the account of the Lenders and pay to other persons reasonable sums for services rendered with respect to the realization, recovery, sale, transfer, delivery and obtention of payment with respect to the Security, and may deduct the amount of such costs and payments from the proceeds which it receives therefrom. The balance of such proceeds may be held by the Agent in the place of such Security and, when the Agent decides it is opportune, acting reasonably, may be applied to the account of the part of the Indebtedness of the Restricted Group to the Lenders which the Agent deems preferable, without prejudice to the rights of the Lenders against the Restricted Group for any loss of profit. This Section is subject to the provisions of the Inter-Creditor Agreement.

         15.7 RELATIONS WITH THE RESTRICTED GROUP

         The Agent may grant delays, take security or renounce thereto, accept compromises, grant acquittances and releases and otherwise negotiate with the Restricted Group as it deems advisable without in any way diminishing the liability of the Restricted Group nor prejudicing the rights of the Agent or the Lenders with respect to the Security.



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16       JUDGMENT CURRENCY

         16.1 RULES OF CONVERSION

         If for the purpose of obtaining judgment in any court or for any other purpose hereunder, it is necessary to convert an amount due, advanced or to be advanced hereunder from the currency in which it is due (the "FIRST CURRENCY") into another currency (the "SECOND CURRENCY") the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase, in the Canadian money market or the Canadian exchange market, as the case may be, the First Currency with the Second Currency on the date on which the judgment is rendered, the sum is payable or advanced or to be advanced, as the case may be. Each of the Borrowers, IPG and LLC agrees that its obligations in respect of any First Currency due from it to the Lenders in accordance with the provisions hereof shall, notwithstanding any judgment rendered or payment made in the Second Currency, be discharged by a payment made to the Agent on account thereof in the Second Currency only to the extent that, on the Business Day following receipt of such payment in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase on the Canadian money market or the Canadian foreign exchange market, as the case may be, the First Currency with the amount of the Second Currency so paid or which a judgment rendered payable; and if the amount of the First Currency which may be so purchased is less than the amount originally due in the First Currency, each of the Borrowers, IPG and LLC agrees as a separate and independent obligation and notwithstanding any such payment or judgment to indemnify the Lenders against such deficiency.

         16.2 DETERMINATION OF AN EQUIVALENT CURRENCY

         If, in their discretion, the Lenders or the Agent choose or, pursuant to the terms of this Agreement, are obliged to choose the equivalent in Canadian Dollars of any securities or amounts expressed in US Dollars or the equivalent in US Dollars of any securities or amounts expressed in Canadian Dollars, the Agent, in accordance with the conversion rules as stipulated in Section 16.1:

              16.2.1 on the date indicated in the Notice of Borrowing as the date of a request for an Advance; and

              16.2.2 at any other time which in the opinion of the Lenders is desirable;

         may, using the spot rate of the Agent on such date, determine the equivalent in Canadian Dollars or in US Dollars, as the case may be, of any security or amount expressed in the other currency pursuant to the terms hereof. Immediately following such determination, the Agent shall inform the Borrowers and IPG of the conclusion which the Lenders have reached.


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17       ASSIGNMENT

         17.1 ASSIGNMENT BY THE BORROWERS

         The rights of the Borrowers under the provisions hereof are purely personal and may not be transferred or assigned, and the Borrowers may not transfer or assign any of their obligations hereunder, such assignment being null and of no effect opposite the Lenders and rendering any balance outstanding of the amounts referred to in Section l5.2 immediately due and payable at the option of the Lenders and further releasing the Lenders from any obligation to make any further Advances under the provisions hereof.

         17.2 ASSIGNMENTS AND TRANSFERS BY THE LENDERS

              17.2.1 Each Lender may, at its own cost, assign or transfer to a financial institution entitled to lend money in the United States of America or Canada (the "ASSIGNEE") in accordance with this
              Article 17 any or all of its rights, benefits and obligations under Facility A and/or Facility B and/or Facility C hereunder with the prior consent of the relevant Borrower(s), which will not be unreasonably withheld or delayed. After the occurrence and during the continuance of a Default or after the occurrence of an Event of Default and unless and until same has been waived, any Lender may transfer all or any part of its rights, benefits and obligations hereunder to any Person, without the consent of any of the Borrowers, but upon notice to the relevant Borrower(s). The prior written consent of the Issuing Lender (as defined in Section 4.3) shall be required in the case of assignment in relation to Facility A.

              17.2.2 Any such assignment or transfer shall be for a minimum amount of US $5,000,000 and in multiples of US $1,000,000 thereafter, of any Commitment.

              17.2.3 Notwithstanding subsection 17.2.1, each Lender shall be entitled to assign or transfer, at its own cost, in accordance with the other provisions of this Section 17 (including 17.5), its rights, benefits and obligations hereunder, in whole or in part, to a parent, a subsidiary or an affiliate of such Lender, provided that such Lender has taken all reasonable measures to avoid any resulting adverse tax consequences, including increases in respect of withholding, for any of the Borrowers.

         17.3 TRANSFER AGREEMENT

         If a Lender wishes to assign or transfer all or any of its rights, benefits and obligations hereunder in accordance with Section 17.2, then such assignment or transfer shall be effected by the execution and delivery by such Lender to the Agent of a duly completed and executed Transfer Agreement whereupon, to the extent that in such Transfer Agreement the Lender seeks to assign or transfer its rights and obligations hereunder:

              17.3.1 such Lender shall be released from further obligations to the Borrowers with respect to the portion of the obligations of such Lender assumed by the Assignee;


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              17.3.2 the Assignee shall assume the obligations of such Lender and acquire the rights of such Lender in respect of the Borrowers, LLC, IPG and the other Guarantors, without novation of the Borrowers' obligations;

              17.3.3 the Agent, such Lender and the Assignee shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Assignee been an original party hereto with the obligations assumed and the rights acquired by it as a result of such assignment or transfer; and

              17.3.4 such Lender, the Agent, the Borrowers, LLC, IPG and the other Guarantors shall execute such documents and perform such acts as may be required to give effect to the transfer or assignment.

         17.4 NOTICE

         The Agent shall promptly deliver a copy of any Transfer Agreement to each party thereto.

         17.5 SUB-COMMITMENTS

         A Lender may, at its own cost, grant one or more sub-participations in its rights, benefits and obligations hereunder, provided that, notwithstanding any such sub-participation, such Lender shall remain, insofar as the Borrowers and the Agent are concerned, as the Lender responsible hereunder, and the Borrowers shall not be obliged to recognize any such sub-participant as having the rights against it which it would have if it had been a party hereto.

         17.6 GENERAL

         Notwithstanding anything contained in this Article:

              17.6.1 the Agent shall act as agent (the "AGENT") for each Assignee and, in this connection, with respect to all decisions, notices and other matters relating to anything referred to in this Agreement, the Borrowers shall only be obliged to give notice to or request consents from the Agent; and

              17.6.2 provided no Default shall have occurred and be continuing and no Event of Default has occurred which has not been waived, the Lenders shall use reasonable efforts to ensure that the amounts payable by the Borrowers under this Agreement will not increase, whether in respect of withholding on account of taxes or otherwise, as a result of any such assignment or transfer to an Assignee which is organized under the laws of a jurisdiction outside of the United States of America. In this regard, Comerica shall use reasonable efforts to maintain its existing arrangements with the Borrowers on account of withholding taxes.


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18       THE AGENT AND THE LENDERS

         18.1 AUTHORIZATION OF AGENT

         Each Lender hereby irrevocably appoints and authorizes the Agent to act for all purposes as its agent hereunder and under the Security Documents to which it is a secured party with such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, and undertakes not to take any action on its own. Notwithstanding the provisions of any Law relating to contracts generally or to agency arrangements, the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. As to any matters not expressly provided for by this Agreement, the Agent shall act hereunder or in connection herewith in accordance with the instructions of the Lenders in accordance with the provisions of this Article 18, but, in the absence of any such instructions, the Agent may (but shall not be obliged to) act as it shall deem fit in the best interests of the Lenders, and any such instructions and any action taken by the Agent in accordance herewith shall be binding upon each Lender. The Agent shall not, by reason of this Agreement, be deemed to be a trustee for the benefit of any Lender, the Borrowers or any other Person. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any certificate or other document referred to, or provided for in, or received by any of them under, this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or any collateral provided for hereby or for any failure by the Borrowers, LLC or IPG to perform its or their obligations hereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them under or in connection herewith, except for its or their own gross negligence or wilful misconduct.

         18.2 POWER OF ATTORNEY FOR QUEBEC PURPOSES

         For greater certainty, and without limiting the powers of the Agent hereunder or the powers of the Agent, the Canadian Collateral Agent, the Canadian Collateral Trustee, the US Collateral Agent or the US Collateral Trustee under the Security Documents, each of the Lenders hereby acknowledges that the Canadian Collateral Agent and the Canadian Collateral Trustee (collectively, the "PARTIES") shall, for the purposes of holding any security granted under the Security Documents pursuant to the laws of the Province of Quebec to secure payment of debentures (or any similar instruments), each be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Lenders and holders of such debentures, in respect of the Security described in Section 10.2, all present and future holders of the Notes and the holders of such debentures. Each of the Lenders and TD, as holder of said debentures, hereby constitutes, to the extent necessary, each of the Parties as the holder of such irrevocable power of attorney (fonde de pouvoir) in order to hold security granted under the Security Documents in the Province of Quebec to secure the debentures (or any similar instrument). Each assignee Lender shall be deemed to have confirmed and ratified the constitution of each of the Parties as the holder of such irrevocable power of attorney (fonde de pouvoir) by execution of the relevant Transfer Agreement. Notwithstanding the provisions of Section 32 of the Special Powers of Legal Persons Act (Quebec), each of the Parties may acquire and be the holder of a debenture (or any



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         similar instrument). Each member of the Restricted Group hereby acknowledges that each of the debentures executed in connection herewith constitutes a title of indebtedness, as such term is used in
         Article 2692 of the Civil Code of Quebec. The Canadian Collateral Agent hereby acknowledges and accepts the Quebec deeds of hypothec granted pursuant to Section 10.1 forming part of the Security Documents and agrees to be bound by the provisions thereof.

         Notwithstanding Section 19.8 hereof, the provisions of this Section
         18.2 shall be governed by the laws of Quebec and the federal laws of Canada applicable therein.

         18.3 AGENT'S RESPONSIBILITY

              18.3.1 The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal advisers, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Commitment in the Loan made by such Lender for all purposes hereof unless and until an Assignment has been completed in accordance with Section 17.2.

              18.3.2 The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or a Borrower describing such a Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default or otherwise becomes aware that a Default or Event of Default has occurred, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders in accordance with the provisions of this Article 18 provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obliged to) take such action, or refrain from taking such action, with respect to such a Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

              18.3.3 The Agent shall have no responsibility, (a) to the Borrowers, LLC or IPG on account of the failure of any Lender to perform its obligations hereunder, or (b) to any Lender on account of the failure of the Borrowers, LLC or IPG to perform their obligations hereunder.

              18.3.4 Each Lender severally represents and warrants to the Agent that it has made its own independent investigation of the financial condition and affairs of the Restricted Group in connection with the making and continuation of its


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              Commitment in the Loan hereunder and has not relied on any information provided to such Lender by the Agent in connection herewith, and each Lender represents and warrants to the Agent that it shall continue to make its own independent appraisal of the creditworthiness of the Restricted Group while the Loan is outstanding or the Lenders have any obligations hereunder.

         18.4 RIGHTS OF AGENT AS LENDER

         The provisions of this Article 18 shall apply to the Agent solely in its capacity as such, except to the extent expressly stated otherwise. With respect to its Commitment in the Loan, the Agent in its capacity as a Lender shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent and the term "Lender" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking or other business with the Restricted Group as if it were not acting as the Agent and may accept fees and other consideration from the Restricted Group for customary services in connection with this Agreement and the Loan and otherwise without having to account for the same to the Lenders. Any reference in this Agreement to the Agent means, where the Agent is also a Lender, the agency department of such Lender specifically responsible for acting as Agent under and in connection with this Agreement. In acting as Agent, the agency department will be treated as a separate entity from any other department or division of the Lender in question. Without limiting the foregoing, the Agent shall not be deemed to have notice of a document or information received by any other department or division of that Lender, nor will the Lender concerned be deemed to have notice of a document or information received by any other department or division of the Agent.

         18.5 INDEMNITY

         Each Lender agrees to indemnify the Agent, to the extent not otherwise reimbursed by the Restricted Group, rateably in accordance with its respective Commitment in the Loan, for any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against, the Agent in any way relating to or arising out of this Agreement, the Security Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or wilful misconduct.

         18.6 NOTICE BY AGENT TO LENDERS

         As soon as practicable after its receipt thereof, the Agent will forward to each Lender a copy of each report, notice or other document required by this Agreement to be delivered to the Agent for such Lender.


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         18.7 PROTECTION OF AGENT

              18.7.1 The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers, LLC or IPG of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Restricted Group. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs or financial condition of the Restricted Group which may come to the attention of the Agent, except where provided to the Agent for the Lenders, provided that such information does not confer any advantage to the Agent, in its capacity as a Lender, over the other Lenders. Nothing in this Agreement shall oblige the Agent to disclose any information relating to the Restricted Group if such disclosure would or might, in the opinion of the Agent, constitute a breach of any Laws or duty of secrecy or confidence.

              18.7.2 Unless the Agent shall have been notified in writing by any Lender prior to the date of an Advance requested hereunder that such Lender does not intend to make available to the Agent such Lender's Commitment in such Advance, the Agent may assume that such Lender has made such Lender's Commitment in such Advance available to the Agent on the date of such Advance and the Agent may, in reliance upon such assumption, make available to the relevant Borrower(s) a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such amount (together with interest thereon at the rate determined by the Agent as being its cost of funds in the circumstances) on demand from such Lender or, if such Lender fails to reimburse the Agent for such amount on demand, from the Borrowers.

              18.7.3 Unless the Agent shall have been notified in writing by a Borrower prior to the date on which any payment is due hereunder that a Borrower does not intend to make such payment, the Agent may assume that a Borrower has made such payment when due and the Agent may, in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's pro rata share of such assumed payment. If it is established that a Borrower has not in fact made such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount made available to such Lender (together with interest at the rate determined by the Agent as being its cost of funds in the circumstances).

         18.8 NOTICE BY LENDERS TO AGENT

         Each Lender shall endeavour to use its best efforts to notify the Agent of the occurrence of any Default or Event of Default forthwith upon becoming aware of such event, but no Lender shall be liable if it fails to give such notice to the Agent.


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         18.9 SHARING AMONG THE LENDERS

         Each Lender agrees that as amongst themselves, except as otherwise provided for by the provisions of this Agreement, all amounts received by the Agent, in its capacity as agent of the Lenders pursuant to this Agreement or any other document contemplated hereby (whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-claim, separate action or as proceeds of realization of any Security, other than agency fees and arrangement fees and as provided in the third paragraph of this Section 18.9), shall be shared by each Lender pro rata, in accordance with their respective Commitment and each Lender undertakes to do all such things as may be reasonably required to give full effect to this
         Section 18.9. If any amount which is so shared is later recovered from the Lender who originally received it, each other Lender shall restore its proportionate share of such amount to such Lender, without interest.

         As a necessary consequence of the foregoing, each Lender shall share, in a percentage equal to its Commitment, any losses incurred as a result of any Default or Event of Default, and shall pay to the Agent, within two (2) Business Days following a request by the Agent, any amount required to ensure that such Lender bears its pro rata share of such losses, if any, including any amounts required to be paid to any Lender in respect of any Bankers' Acceptances or Letters of Credit. Such obligation to share losses shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, compensation, counterclaim, recoupment, defence or other right which such Lender may have against the Agent, any member of the Restricted Group or any other Person for any reason whatsoever; (2) the occurrence or continuance of any Default or Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Restricted Group or any other Person; (4) any breach of this Agreement by the Borrowers, IPG, LLC or any other Person; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available the amount required hereunder, the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon at the US Prime Rate from the date of non-payment until such amount is paid in full.

         Subject to the provisions of Section 10.3, the Lenders acknowledge and agree that the Facility A Lenders have Charges on the Operating Assets ranking prior to the Charges thereon held for the benefit of the Facility B and Facility C Lenders. The Lenders further acknowledge that any proceeds obtained by the Agent arising out of deposits made by or for the account of the Facility A Borrowers in their operating accounts may be used firstly to set off or compensate Loans under Facility A, second to set off or compensate Loans owing under Facility B and then to Loans under Facility C. Finally, the Lenders acknowledge and agree that the relative priorities of the Facility A Lenders and the Facility B and Facility C Lenders in the event of realization upon the Security will be governed by the provisions of Section 15.4.

         This Section shall be subject to the provisions of the Inter-Creditor Agreement.


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         18.10 DERIVATIVE OBLIGATIONS

              18.10.1 The Derivative Obligations shall be secured by the Security granted under Section 10.2 provided that the related Derivative Instruments:

                  (a) are governed by the ISDA Master Agreement (1992 Version) of the International Swaps and Derivatives Association, Inc.;

                  (b) provide that bankruptcy or insolvency constitutes an event of default thereunder; and

                  (c) provide that for the purposes of Section 6(e) of the ISDA Master Agreement (1992 Version) of the International Swaps and Derivatives Association, Inc., the "Market Quotation" and the "Second Method" methods of calculation apply.

              18.10.2 Each Lender shall confirm to the Agent the details of each Derivative Instrument executed by it by or for the benefit of a Borrower within thirty (30) days of such execution.

              18.10.3 Each Lender shall also confirm to the Agent and to the Borrowers, quarterly on or about the last day of March, June, September and December of each fiscal year, the Negative Value of the Derivative Instruments issued by it or contracted through it, calculated on a net as well as on a gross basis where several Derivative Instruments are governed by the same Master Agreement, as well as the Facility in respect of which such Derivative Instruments apply. The Agent shall then confirm to each Lender the total amount of the Negative Value of Derivative Instruments entered into with each Lender.

         18.11 PROCEDURE WITH RESPECT TO ADVANCES

         Subject to the provisions of this Agreement, including those with respect to Swing Line Advances, upon receipt of a Notice of Borrowing from a Borrower, the Agent shall, without delay, advise each Lender of the receipt of such notice, and of its proportionate share of the amount of each Advance and of the relevant details of the Agent's account(s). Each Lender shall disburse its proportionate share of each Advance, taking into account its Commitment, and shall make it available to the Agent (no later than 10:00 a.m.) on the date of the Advance fixed by such Borrower, by depositing its proportionate share of the Advance in the Agent's account in Canadian Dollars or US Dollars, as the case may be. Once such Borrower has fulfilled the conditions stipulated in this Agreement, the Agent will make such amounts available to such Borrower on the date of the Advance, at the Branch, and, in the absence of other arrangements made in writing between the Agent and such Borrower, by transferring or causing to be transferred an equivalent amount in the case of a Loan, and the Available Proceeds (as defined in subsection 6.2.3(d)) in the case of Bankers' Acceptances, in accordance with the instructions of such Borrower which appear in the Notice of Borrowing with respect to the Advance; however, the obligation of the Agent



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         with respect hereto is limited to taking the steps judged commercially reasonable in order to follow such instructions, and once undertaken, such steps shall constitute conclusive evidence that the amounts have been disbursed in accordance with the applicable provisions. In the absence of its gross negligence or willful misconduct, the Agent shall not be liable for damages, claims or costs imputed to such Borrower and resulting from the fact that the amount of an Advance did not arrive at its agreed-upon destination.

         18.12 ACCOUNTS KEPT BY EACH LENDER

         Each Lender shall keep in its books, in respect of its Commitment, accounts for the Libor Advances, Prime Rate Advances, US Prime Rate Advances, US Base Rate Advances, Bankers' Acceptances and other amounts payable by the Borrowers to such Lender under this Agreement. Each Lender shall make appropriate entries showing, as debits, the amount of the Debt of the Borrowers to it in respect of the Libor Advances, Prime Rate Advances, US Prime Rate Advances and US Base Rate Advances and BA Advances, as the case may be, the amount of all accrued interest and any other amount due to such Lender pursuant hereto and, as credits, each payment or repayment of principal and interest made in respect of such indebtedness as well as any other amount paid to such Lender pursuant hereto. These accounts shall constitute (in the absence of manifest error or of contradictory entries in the accounts of the Agent referred to in Section 18.11) prima facie evidence of their content against the Borrowers.

         The accounts which are maintained by the Agent shall constitute, except in the case of manifest error, prima facie proof of the amounts advanced and the Bankers' Acceptances accepted by each Lender, the interest and other amounts due to them and the payments of principal, interest or other amounts made to or for the account of the Lenders pursuant hereto.

         18.13 BINDING DETERMINATIONS

         The Agent shall proceed in good faith to make any determination which is required in order to apply this Agreement and, once made, such determination shall be final and binding upon all Lenders, except in the case of manifest error.

         18.14 AMENDMENT OF ARTICLE 18

         The provisions of this Article 18 relating to the rights and obligations of the Lenders and the Agent inter se may be amended or added to, from time to time, by the execution by the Agent and the Lenders of an instrument in writing and such instrument in writing shall validly and effectively amend or add to any or all of the provisions of this Article 18 affecting the Lenders without requiring the execution of such instrument in writing by the Borrowers.

         18.15 DECISIONS, AMENDMENTS AND WAIVERS OF THE LENDERS

         When the Lenders may or must consent to an action or to anything or to accomplish another act in applying this Agreement, the Agent shall request that each Lender give its consent in this regard. Subject to the provisions of Section 18.16, all decisions taken by the Lenders



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         shall be taken by the Majority Lenders. The Agent shall confirm such consent to each Lender and to the Borrowers.

         18.16 AUTHORIZED WAIVERS, VARIATIONS AND OMISSIONS

         If so authorized in writing by the Lenders, the Agent, on behalf of the Lenders, may grant waivers, consents, vary the terms of this Agreement and, subject to the provisions of the Inter-Creditor Agreement and the Collateral Trust Indenture, the Security Documents and do or omit to do all acts and things in connection herewith or therewith. Notwithstanding the foregoing, except with the prior written agreement of each of the Lenders, nothing in Section 18.15 or this Section 18.16 shall authorize (i) any extension of the date for, or alteration in the amount, currency or mode of calculation or computation of, any payment of principal or interest or other amount, (ii) any increase in the Commitment of a Lender, (iii) any extension of any maturity date, (iv) any change in the terms of Article 18, (v) any change in the manner of making decisions among the Lenders, or in the definition of Majority Lenders, (vi) the release of any Borrower or any Guarantor, (vii) the release, in whole or in part, of any of the Security Documents, or
         (viii) any change in or any waiver of the conditions precedent provided for in Article 11.

         18.17 PROVISIONS FOR THE BENEFIT OF LENDERS ONLY

         The provisions of this Article 18 relating to the rights and obligations of the Lenders and Agent inter se shall be operative as between the Lenders and Agent only, and the Borrowers shall not have any rights or obligations under or be entitled to rely for any purposes upon such provisions. However, the provisions of subsection 18.3.3 shall be applicable as between the Borrowers, IPG, LLC and the Agent and the provisions of Sections 18.2 and 18.9 shall be applicable as between the Borrowers, IPG, LLC, the Agent, the Lenders and (in the case of Section 18.2) the other Parties referred to therein.

         18.18 RESIGNATION OF AGENT

              18.18.1 Notwithstanding the irrevocable appointment of the Agent, the Majority Lenders may (with the consent of the Borrowers), upon giving the Agent ninety (90) days prior written notice to such effect, terminate the Agent's appointment hereunder provided that a successor Agent has been appointed at or prior to the expiry of such notice.

              18.18.2 The Agent may resign its appointment hereunder at any time without giving any reason therefor by giving written notice to such effect to each of the other parties hereto. Such resignation shall not be effective until a successor Agent has been appointed.

              18.18.3 In the event of any such termination or resignation, the Lenders shall appoint a successor Agent acceptable to the Borrowers and deliver copies of all accounts to such successor, and the retiring Agent shall be discharged from any further obligations hereunder but shall remain entitled to the benefit of the provisions of this Article 18 and the Agent's successor, and each of the other parties


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                                                                             115

              hereto shall have the same rights and obligations among themselves as they would have had if such successor originally had been a party hereto as Agent.

         18.19 CANADIAN AGENT AND US AGENT

         Notwithstanding any other provision hereof, and unless otherwise directed by the Agent, Notices of Borrowing and other matters hereunder (collectively, the "MATTERS") concerning the US Borrowers and US Lenders shall be dealt with by and addressed to the US Agent, and Matters concerning the Canadian Borrower and the Canadian Lenders shall be dealt with by and addressed to the Canadian Agent. Where such Matter relates to both Canadian and US parties (for example, the notice described in Section 2.2), such Matter shall be dealt with by and addressed to both the US Agent and the Canadian Agent. The payment of Fees and the repayment of the Loans shall be made as follows or otherwise as directed by the Agents:

              18.19.1 the US Borrowers shall make such payments and repayments to the US Agent; and

              18.19.2 the Canadian Borrowers shall make such payments and repayments to the Canadian Agent.

19       MISCELLANEOUS

         19.1 NOTICES

         Except where otherwise specified herein, all notices, requests, demands or other communications between the parties hereto shall be in writing and shall be deemed to have been duly given or made to the party to whom such notice, request, demand or other communication is given or permitted to be given or made hereunder, when delivered to the party (by certified or registered mail, postage prepaid, or by telegraph, telex, facsimile or by courier or physical delivery) to the address of such party and to the attention indicated under the signature of such party or to any other address which such party may subsequently communicate to each other party hereto in writing. Any notice given by mail is deemed to have been received on the second Business Day following the day on which the envelope containing the notice has been deposited in a post office or in a mail box in the United States of America or Canada. If normal postal or telegraph service is interrupted by strike, work slow-down, fortuitous event or other cause, the party sending the notice shall use such services which have not been interrupted or shall deliver such notice in any other manner permitted by this Section 19 in order to ensure its prompt receipt by the other party.

         19.2 AMENDMENT AND WAIVER

         The rights and recourses of the Agent and the Lenders under this Agreement and the Security Documents are cumulative and do not exclude any other rights and recourses which the Agent or the Lenders might have, and no omission or delay on the part of the Agent or the Lenders in the exercise of any right shall have the effect of operating as a waiver of such right, and the partial or sole exercise of a right or power will not prevent the



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         Agent and the Lenders from exercising thereafter any other right or power. The provisions of this Agreement may only be amended or waived by an instrument in writing (and not orally) in each case signed by the members of the Restricted Group party hereto and by the Agent with the approval of the requisite Lenders.

         19.3 DETERMINATIONS FINAL

         In the absence of any manifest error, any determinations to be made by the Agent or the Lenders in accordance with the provisions hereof, when made, are final and irrevocable for all parties.

         19.4 ENTIRE AGREEMENT

         The entire agreement between the parties is expressed herein, and no variation or modification of its terms shall be valid unless expressed in writing and signed by the requisite parties in accordance with
         Section 19.2. All previous agreements, promises, proposals, representations, understandings and negotiations between the parties hereto which relate in any way to the subject matter of this Agreement are hereby deemed to be null.

         19.5 INDEMNIFICATION AND COMPENSATION

         In addition to the other rights now or hereafter conferred by law and those described in subsection 6.6.2 and Section 9.14, and without limiting such rights, if a Default should occur and is continuing or an Event of Default has occurred which has not been waived, each Lender and the Agent is hereby authorized by the Borrowers, LLC and IPG, at any time and from time to time, subject to the obligation to give notice to the Borrowers, LLC and IPG subsequently and within a reasonable delay, to indemnify, compensate, use and allocate any deposit (general or special, term or demand, including, without limitation, any debt evidenced by certificates of deposit, whether or not matured) and any other debt at any time held or due by the Lenders to any member of the Restricted Group or to its or their credit or its or their account, with respect to and on account of any obligation and Debt of the Borrowers, LLC and IPG to the Lenders in accordance with the provisions hereof or the Security Documents, including, without limitation, the accounts of any nature or kind which flow from or relate to this Agreement, whether or not the Agent has made demand under the terms hereof or has declared the amounts referred to in
         Section 15.2 as payable in accordance with the provisions of that Section and even if such obligation and Debt or either of them is a future or unmatured Debt.

         19.6 BENEFIT OF AGREEMENT

         This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and permitted assigns.

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                                                                             117

         19.7 COUNTERPARTS

         This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute an original, but all of the separate counterparts shall constitute one single document.

         19.8 APPLICABLE LAW

         This Agreement, its interpretation and its application shall be governed by the Laws of the State of New York.

         19.9 SEVERABILITY

         Each provision of this Agreement is separate and distinct from the others, such that any decision of a court or tribunal to the effect that any provision of this Agreement is null or unenforceable shall in no way affect the validity of the other provisions of this Agreement or the enforceability thereof. Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, each of the Borrowers, LLC and IPG hereby waives any provision of any Laws which renders any provision hereof prohibited or unenforceable in any respect.

         19.10 FURTHER ASSURANCES

         IPG covenants and agrees on its own behalf and on behalf of each member of the Restricted Group that, at the request of the Agent, IPG and each member of the Restricted Group will at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Agent in its reasonable discretion requires in order to evidence the indebtedness of the Restricted Group under this Agreement, under the Security Documents, or otherwise as contemplated herein, and to confirm and perfect, and maintain perfection of, the Security.

         19.11 GOOD FAITH AND FAIR CONSIDERATION

         Each of the Borrowers, LLC and IPG acknowledges and declares that it has entered into this Agreement freely and of its own will. In particular, each of the Borrowers, LLC and IPG acknowledges that the Agreement was negotiated by it and by the Lenders in good faith, and that there was no exploitation of the Borrowers, LLC or IPG by the Lenders, nor is there any serious disproportion between the consideration provided by the Lenders and that provided by the Borrowers, LLC and IPG.

         19.12 EXCESS RESULTING FROM EXCHANGE RATE CHANGE

              19.12.1 Subject to Section 19.12.2, if on any Rollover Date, following one or more fluctuations in the exchange rate of the Canadian Dollar against the US Dollar, the sum of:

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                                                                             118

                  (a) the equivalent amount in US Dollars of Loans in Canadian Dollars; and

                  (b)   the Loans in US Dollars;

              exceeds the amount of the Credit then available, the relevant Borrower(s) shall immediately either (i) make the necessary payments or repayments to the Agent to reduce the Loans to an amount equal to or less than the available amount of the Credit or
              (ii) maintain or cause to be maintained with the Agent, deposits of US Dollars in an amount equal to or greater than the amount by which the Loans exceed the available amount of the Credit, such deposits to be maintained in such form and upon such terms as are acceptable to the Agent. Without in any way limiting the foregoing provisions, the Agent shall, on the date of each request for an Advance or on the date of any interest payment or on each Rollover Date, make the necessary exchange rate calculations to determine whether any such excess exists on such date and, if there is an excess, it shall so notify the relevant Borrower(s).

              19.12.2 Notwithstanding subsection 19.12.1, the Agent shall be entitled, in its sole discretion, to require that the Borrowers
              (a) make the payments or repayments or maintain the deposits required to be made or maintained under Section 19.12.1; or (b) fully hedge, to the reasonable satisfaction of the Agent, the excess hereinafter referred to in this subsection 19.12.2 and assign the benefit of all hedging contracts to the Agent in any case where the sum of (i) the equivalent amount in US Dollars of Loans in Canadian Dollars and (ii) the Loans in US Dollars, exceeds the available amount of the Credit.

         19.13 RESPONSIBILITY OF THE LENDERS

         Each Lender shall be solely responsible for the performance of its own obligations hereunder. Accordingly, no Lender is in any way jointly and severally or solidarily responsible for the performance of the obligations of any other Lender.

         19.14 INDEMNITY

         In addition to the Canadian Environmental Indemnity Agreement and the US Environmental Indemnity Agreement, each of IPG, LLC and the Borrowers agrees to indemnify and defend the Agent, each Lender and their respective directors, officers, agents and employees from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses of any kind which at any time or from time to time may be asserted against or incurred or paid by any of them for or in connection with: (i) the participation of the Agent or of any of the Lenders in the transactions contemplated by this Agreement, (ii) the role of the Agent or the Lenders in any investigation, litigation or other proceeding brought or threatened relating to the Credit, and/or (iii) the compliance with or enforcement of any of their rights or obligations hereunder, including:

              19.14.1 the reasonable fees and disbursements of counsel; and

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              19.14.2 the costs of defending, counterclaiming or claiming over against third parties in respect of any action or matter and any cost, liability or damage arising out of any settlement;

         other than losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the indemnified party, as determined by a final judgment of a court of competent jurisdiction.

         19.15 JURISDICTION AND SERVICE IN RESPECT OF IPG, LLC AND THE BORROWERS

         Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrowers, LLC and IPG hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Borrowers, LLC and IPG hereby irrevocably and unconditionally waives any objection, including, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each of the Borrowers, LLC, IPG, the Agent and Lenders hereby irrevocably and unconditionally waives trial by jury.

         Each of the Borrowers, LLC and IPG further consents that all service of process in any such action or proceeding may be made by delivery to it at the address of the Borrowers, LLC or IPG, as the case may be, set forth on the signature page hereof or to its agent referred to below at such agent's address set forth below and that service so made shall be deemed to be completed upon actual receipt. Each of the Borrowers, LLC and IPG for itself hereby irrevocably appoints CT Corporation System with an office on the date hereof at 1633 Broadway, New York, New York, 10019, as its agent for the purpose of receiving service of any process within the State of New York. Nothing contained in this Section 19.15 shall affect the right of the Agent or the Lenders to serve legal process in any other manner permitted by Law or to bring any action or proceeding in the courts of any jurisdiction against the Borrowers, LLC or IPG or to enforce a judgment obtained in the courts of any other jurisdiction.

         19.16 UNDERTAKING AND REPRESENTATION OF THE LENDERS

         Subject to the provisions of Section 17.6, each of the Lenders shall provide the Borrowers with an IRS Form W-8ECI certifying that, and represents to the Borrowers, LLC and IPG that, the interest paid to it hereunder is in connection with a U.S. trade or business conducted by it and therefore exempt from U.S. withholding taxes.

         19.17 LANGUAGE

         The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees, directement ou indirectement, relativement ou a la suite de la presente convention.

20       FORMAL DATE

         20.1 FORMAL DATE

         For the purposes of convenience, this Credit Agreement may be referred to as bearing formal date of December 20, 2001, notwithstanding its actual date of signature.

                            [Signature Page Follows]

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREIN ABOVE MENTIONED.

INTERTAPE POLYMER INC.                                     INTERTAPE POLYMER CORP.

Per: /s/ Jim Bob Carpenter                                 Per: /s/ Burgess H. Hildreth
     -----------------------------                              ---------------------------
       President                                                  Vice President
Address: 110E Montee de Liesse                             Address: 3647 Cortez Road West
St. Laurent, Quebec                                        Bradenton, FL 34210
H4T 1N4                                                    Attention: President
Attention: Chief Financial Officer                         Telephone: (941) 727-5788
Telephone: (514) 731-7591                                  Fax: (941) 727-5293
Fax: (514) 731-5477

IPG (US) HOLDINGS INC.                                     IPG (US) INC.

Per: /s/ Burgess H. Hildreth                               Per: /s/ Jim Bob Carpenter
     -----------------------------                              ---------------------------
      Vice President                                              President
Address: 3647 Cortez Road West                             Address: 3647 Cortez Road West
Bradenton, FL 34210                                        Bradenton, FL 34210
Attention: President                                       Attention: President
Telephone: (941) 727-5788                                  Telephone: (941) 727-5788
Fax: (941) 727-5293                                        Fax: (941) 727-5293

IPG ADMINISTRATIVE SERVICES INC.                           CENTRAL PRODUCTS COMPANY

Per: /s/ Burgess H. Hildreth                               Per: /s/ Burgess H. Hildreth
     -----------------------------                              ---------------------------
      Vice President Administration                              Vice President
Address: 3647 Cortez Road West                             Address: 3647 Cortez Road West
Bradenton, FL 34210                                        Bradenton, FL 34210
Attention: President                                       Attention: President
Telephone: (941) 727-5788                                  Telephone: (941) 727-5788
Fax: (941) 727-5293                                        Fax: (941) 727-5293

INTERTAPE INC.                                             INTERTAPE POLYMER
                                                           MANAGEMENT CORP.

Per: /s/ Burgess H. Hildreth                               Per: /s/ Burgess H. Hildreth
     -----------------------------                              ---------------------------
      Vice President Manufacturing                               Vice President
Address: 3647 Cortez Road West                             Address: 3647 Cortez Road West
Bradenton, FL 34210                                        Bradenton, FL 34210
Attention: President                                       Attention: President
Telephone: (941) 727-5788                                  Telephone: (941) 727-5788
Fax: (941) 727-5293                                        Fax: (941) 727-5293

POLYMER INTERNATIONAL CORP.                                INTERNATIONAL CONTAINER SYSTEMS, INC.

Per: /s/ Burgess H. Hildreth                               Per: /s/ Burgess H. Hildreth
     -----------------------------                              ---------------------------
      President                                                 Vice President
Address: 3647 Cortez Road West                             Address: 3647 Cortez Road West
Bradenton, FL 34210                                        Bradenton, FL 34210
Attention: President                                       Attention: President
Telephone: (941) 727-5788                                  Telephone: (941) 727-5788
Fax: (941) 727-5293                                        Fax: (941) 727-5293


UTC ACQUISITION CORP.                                      INTERTAPE INTERNATIONAL CORP.

Per: /s/ Burgess H. Hildreth                               Per: /s/ Burgess H. Hildreth
     -----------------------------                              ---------------------------
      President                                                 President
Address: 3647 Cortez Road West                             Address: 3647 Cortez Road West
Bradenton, FL 34210                                        Bradenton, FL 34210
Attention: President                                       Attention: President
Telephone: (941) 727-5788                                  Telephone: (941) 727-5788
Fax: (941) 727-5293                                        Fax: (941) 727-5293

COIF HOLDING INC.                                          FIBC HOLDING INC.

Per: /s/ Burgess H. Hildreth                               Per: /s/ Jim Bob Carpenter
     -----------------------------                              ---------------------------
      Secretary                                                 President
Address: 3647 Cortez Road West                             Address: 3647 Cortez Road West
Bradenton, FL 34210                                        Bradenton, FL 34210
Attention: President                                       Attention: President
Telephone: (941) 727-5788                                  Telephone: (941) 727-5788
Fax: (941) 727-5293                                        Fax: (941) 727-5293


CAJUN BAG & SUPPLY CORP.                                   INTERPACK MACHINERY INC.

Per: /s/ Jim Bob Carpenter                                 Per: /s/ Salvatore Vitale
     ---------------------------                                ---------------------------
     President                                                  Vice President Finance
Address: 3647 Cortez Road West                             Address: 110E Montee de Liesse
Bradenton, FL 34210                                        St. Laurent, Quebec
Attention: President                                       H4T 1N4
Telephone: (941) 727-5788                                  Attention: President
Fax: (941) 727-5293                                        Telephone: (514) 731-7591
                                                           Fax: (514) 731-5477


SPUNTECH FABRICS INC.                                      IPG HOLDING COMPANY OF NOVA SCOTIA

Per: /s/ Salvatore Vitale                                  Per: /s/ Andrew M. Archibald
     ---------------------------                                ---------------------------
     President                                                  Vice President Finance
Address: 110E Montee de Liesse                             Address: 110E Montee de Liesse
St. Laurent, Quebec                                        St. Laurent, Quebec
H4T 1N4                                                    H4T 1N4
Attention: President                                       Attention: President
Telephone: (514) 731-7591                                  Telephone: (514) 731-7591
Fax: (514) 731-5477                                        Fax: (514) 731-5477

IPG  HOLDINGS  LP,  represented  by its                    INTERTAPE POLYMER GROUP INC.
General  Partner, INTERTAPE POLYMER INC

Per: /s/ Jim Bob Carpenter                                 Per: /s/ Andrew M. Archibald
     ---------------------------                                ---------------------------
     President                                                  CFO, Vice President Administration
Address: 110E Montee de Liesse                             Address: 110E Montee de Liesse
St. Laurent, Quebec                                        St. Laurent, Quebec
H4T 1N4                                                    H4T 1N4
Attention: General Partner                                 Attention: Chief Financial Officer
Telephone: (514) 731-7591                                  Telephone: (514) 731-7591
Fax: (514) 731-5477                                        Fax: (514) 731-5477

IPG FINANCE LLC

Per: /s/ Andrew M. Archibald
     ---------------------------
      President
Address: 1403 Foulk Road, Foulkstone Plaza
Wilmington, DE 19899
Attention: President
Telephone: (302) 478-1160

IPG TECHNOLOGIES INC.

Per: /s/ John Tynan
     -----------------------------
      President
Address: 2000 South Beltline Blvd.
Columbia, SC 29201
Attention: President
Telephone: (803) 799-8800
Fax: (803) 988-7919


THE TORONTO-DOMINION BANK, AS CANADIAN AGENT               THE TORONTO-DOMINION BANK, AS LENDER

Per: /s/ Nigel Sharpley                                    Per: /s/ Yves Bergeron
     ------------------------------                             ------------------------------
                                                                /s/ Jean-Francois Godin
                                                                ------------------------------
Address: 66 Wellington Street West                         Address: 500 St. Jacques Street West
38th Floor                                                 9th Floor
Toronto, Ontario                                           Montreal, Quebec
M5K 1A2                                                    H2Y 1S1
Attention: VP Loan, Syndications, Agency                   Attention: Jean-Francois Godin
Telephone: (416) 983-5030                                  Telephone: (514) 289-0102
Fax: (416) 982-5535                                        Fax: (416) 289-0788


THE TORONTO-DOMINION BANK, INTERNATIONAL BANKING           TORONTO DOMINION (TEXAS), INC., AS US AGENT
FACILITY, New York Branch, AS LENDER

Per: /s/ Lynn Chasin                                       Per: /s/ Lynn Chasin
     ------------------------------                             -------------------------------
      Manager                                                    Vice President
Address: 31 West 52nd Street                               Address: 909 Fannin, Suite 1700
New York, New York, 10019-6101                             Houston, Texas, 77010
Attention: Lynn Chasin                                     Attention: Lynn Chasin
Telephone: (713) 427-8531                                  Telephone: (713) 653-8289
Fax: (713) 951-9921                                        Fax: (713) 951-9921

COMERICA BANK, A MICHIGAN BANKING                          NATIONAL BANK OF CANADA, AS LENDER
CORPORATION AS LENDER
Per: /s/ Darlene P. Persons                                Per: /s/ Andre Marenger
     ------------------------------                             -------------------------------
                                                                /s/ Daniel Arpin
                                                                -------------------------------
Address: 500 Woodward Avenue, Suite 23nd Floor             Address: 1155 Metcalfe Street, 5th Floor
Detroit, Michigan, 48226                                   Montreal, Quebec, H3B 4S9
Attention: Darlene P. Persons                              Attention: Linda Gross
Telephone: 313-222-9125                                    Telephone: (514) 394-8049
Fax: 313-222-3377                                          Fax: (514) 394-6073


NATIONAL BANK OF CANADA, NEW YORK BRANCH, AS LENDER        COMERICA BANK CANADA BRANCH, AS LENDER

Per: /s/ Auggie Marehetti                                  Per: /s/ Robert Rosen
     -------------------------------                            -----------------------------
     /s/ Yvon LaPlante
     -------------------------------
Address: 125 West 55th Street, 23rd Floor                  Address: Suite 2210, South Tower
New York, New York, 10019                                  Royal Bank Plaza
Attention: Auggie Marchetti, Vice-President                200 Bay Street, P.O. Box 61
Telephone: (212) 632-8539                                  Toronto, Ontario, M5J 2J2
Fax: (212) 632-5809                                        Attention:Rob Rosen
                                                           Telephone: (416) 367-3113 #232
                                                           Fax: (416_ 367-2460

                                TABLE OF CONTENTS


1     INTERPRETATION................................................................................................3
       1.1  Definitions.............................................................................................3
       1.2  Interpretation.........................................................................................34
       1.3  Currency...............................................................................................35
       1.4  Generally Accepted Accounting Principles...............................................................35
       1.5  Division and Titles....................................................................................35

2     THE CREDIT...................................................................................................35
       2.1  The Facilities.........................................................................................35
       2.2  Facility A.............................................................................................36
       2.3  Facility B and Facility C..............................................................................36
       2.4  Extension of Term - Facility A.........................................................................36

3     PURPOSE......................................................................................................37
       3.1  Purpose of the Advances................................................................................37

4     ADVANCES, CONVERSIONS AND OPERATION OF ACCOUNTS..............................................................37
       4.1  Notice of Borrowing....................................................................................37
       4.2  LIBOR Advances and Conversions.........................................................................37
       4.3  Letters of Credit......................................................................................38
       4.4  Swing Line Advances....................................................................................38
       4.5  Currency...............................................................................................41
       4.6  Operation of Accounts..................................................................................41
       4.7  Apportionment of Advances..............................................................................41
       4.8  Limitations on Advances................................................................................41
       4.9  Netting................................................................................................41
       4.10 Notices Irrevocable....................................................................................41

5     INTEREST AND FEES............................................................................................42
       5.1  Interest on the Prime Rate Basis.......................................................................42
       5.2  Payment of Interest on the Prime Rate Basis............................................................42
       5.3  Interest on the US Base Rate Basis.....................................................................42
       5.4  Payment of Interest on the US Base Rate Basis..........................................................42
       5.5  Interest on the US Prime Rate Basis....................................................................42
       5.6  Payment of Interest on the US Prime Rate Basis.........................................................43
       5.7  Interest on the Libor Basis............................................................................43
       5.8  Payment of Interest on the Libor Basis.................................................................43
       5.9  Limits to the Determination of LIBOR...................................................................43
       5.10 Fixing of LIBOR........................................................................................44
       5.11 Interest on the Loan...................................................................................44
       5.12 Arrears of Interest....................................................................................44
       5.13 Maximum Interest Rate..................................................................................44


       5.14  Fees  44
       5.15  Interest Act...........................................................................................45

6     BANKERS' ACCEPTANCES..........................................................................................45
       6.1   Advances by Bankers' Acceptances and Conversions into Bankers' Acceptances.............................45
       6.2   Acceptance Procedure...................................................................................47
       6.3   Purchase of Bankers' Acceptances and Discount Notes....................................................48
       6.4   Maturity Date of Bankers' Acceptances..................................................................48
       6.5   Deemed Conversions on the Maturity Date................................................................49
       6.6   Conversion and Extension Mechanism.....................................................................49
       6.7   Amounts Given to the Canadian Lenders do not Constitute a Prepayment...................................49
       6.8   Prepayment of Bankers' Acceptances.....................................................................49
       6.9   Apportionment Amongst the Canadian Lenders.............................................................49
       6.10  Cash Deposits..........................................................................................50
       6.11  Days of Grace..........................................................................................50
       6.12  Obligations Absolute...................................................................................50
       6.13  Depository Bills and Notes Act.........................................................................51

7     RESTRICTIONS, LIMITATIONS AND MARKET CONDITIONS...............................................................51
       7.1   Market for Bankers' Acceptances and Libor Advances.....................................................51
       7.2   Suspension of BA Advance and Libor Advance Option......................................................51
       7.3   Limits on BA Advances, Letters of Credit and Libor Advances............................................52

8     ILLEGALITY, INCREASED COSTS AND INDEMNIFICATION...............................................................52
       8.1   Illegality, Increased ..Costs..........................................................................52
       8.2   Indemnity..............................................................................................53
       8.3   Withholding Taxes......................................................................................54
       8.4   Survival...............................................................................................54

9     PAYMENT, REPAYMENT AND PREPAYMENT.............................................................................55
       9.1   Repayment of the Loan..................................................................................55
       9.2   Amount and Apportionment of Mandatory Repayments.......................................................55
       9.3   Voluntary Prepayment, Reduction and Cancellation of the Credit.........................................58
       9.4   Payment of Losses Resulting From a Prepayment..........................................................58
       9.5   Voluntary Reductions of the Credit.....................................................................59
       9.6   Currency of Mandatory Repayments and Payments..........................................................59
       9.7   Payments by the Borrowers to the Agents................................................................59
       9.8   Payment on a Business Day..............................................................................59
       9.9   Payments by the Lenders to the Agents..................................................................59
       9.10  Payments by the Agent to the Borrowers.................................................................59
       9.11  Netting................................................................................................60
       9.12  Application of Payments................................................................................60
       9.13  No Set-Off or Counterclaim by Borrowers................................................................60
       9.14  Debit Authorization....................................................................................61

10    SECURITY......................................................................................................61
       10.1  Security for Advances under Facility A.................................................................61


       10.2  Security for Advances Under Facility B and Facility C..................................................62
       10.3  Release Periods........................................................................................64

11    CONDITIONS PRECEDENT..........................................................................................66
       11.1  Initial Advance under the Credit.......................................................................66
       11.2  Conditions Precedent to any Advance....................................................................69

12    REPRESENTATIONS AND WARRANTIES................................................................................70
       12.1  Incorporation..........................................................................................70
       12.2  Authorization..........................................................................................70
       12.3  Compliance of this Agreement...........................................................................70
       12.4  Business...............................................................................................71
       12.5  Financial Statements...................................................................................71
       12.6  Contingent Liabilities and Indebtedness................................................................72
       12.7  Title to Assets........................................................................................72
       12.8  Litigation.............................................................................................72
       12.9  Taxes 72
       12.10 Insurance..............................................................................................72
       12.11 No Adverse Change......................................................................................72
       12.12 Regulatory Approvals...................................................................................73
       12.13 Compliance with Laws...................................................................................73
       12.14 Foreign Assets Control Regulations, etc................................................................73
       12.15 Pension and Employment Liabilities, Compliance with ERISA..............................................73
       12.16 Priority...............................................................................................74
       12.17 Complete and Accurate Information......................................................................75
       12.18 Event of Default.......................................................................................75
       12.19 Agreements with Third Parties..........................................................................75
       12.20 Environment............................................................................................75
       12.21 Solvency...............................................................................................77
       12.22 Existing Subsidiaries..................................................................................77
       12.23 Location of Assets and Head Offices....................................................................77
       12.24 Survival of Representations and Warranties.............................................................77

13    POSITIVE COVENANTS............................................................................................78
       13.1  Preservation of Juridical Personality..................................................................78
       13.2  Preservation of Licenses...............................................................................78
       13.3  Compliance with Applicable Laws........................................................................78
       13.4  Maintenance of Assets..................................................................................78
       13.5  Business...............................................................................................78
       13.6  Insurance..............................................................................................79
       13.7  Payment of Taxes and Duties............................................................................79
       13.8  Access and Inspection..................................................................................79
       13.9  Maintenance of Account.................................................................................80
       13.10 Performance of Obligations.............................................................................80
       13.11 Maintenance of Ratios..................................................................................80
       13.12 Mandatory Repayments...................................................................................83
       13.13 Maintenance of Security................................................................................83

       13.14 Priority of Debt........................................................................................84
       13.15 Payment of Legal Fees and Other Expenses................................................................84
       13.16 Financial Reporting.....................................................................................84
       13.17 Notice of Certain Events................................................................................89
       13.18 Accuracy of Reports.....................................................................................89
       13.19 Lenders' Option to Obtain Improved Terms and Conditions.................................................90
       13.20 Designation of Restricted Subsidiaries..................................................................90
       13.21 Undertaking with regard to Operating Assets.............................................................90
       13.22 Additional Undertakings.................................................................................91
       13.23 Intellectual Property...................................................................................91

14    NEGATIVE COVENANTS.............................................................................................91
       14.1  Liquidation, Amalgamation, Merger, Consolidation and Sale of Assets.....................................91
       14.2  Limitations on Debt.....................................................................................93
       14.3  Facility B/C Borrower Business..........................................................................94
       14.4  Charges.................................................................................................95
       14.5  Investments and Restricted Payments.....................................................................95
       14.6  Restrictions on Capital Expenditures....................................................................98
       14.7  Transactions with Affiliates............................................................................98
       14.8  Termination of Pension Plans............................................................................98
       14.9  Ownership of Subsidiaries...............................................................................99
       14.10 No Restrictions on Distributions........................................................................99
       14.11 No Amendments to Note Agreements........................................................................99
       14.12 Intellectual Property...................................................................................99

15    EVENTS OF DEFAULT AND REALIZATION..............................................................................99
       15.1  Event of Default........................................................................................99
       15.2  Remedies...............................................................................................102
       15.3  Bankruptcy and Insolvency..............................................................................102
       15.4  Application of Proceeds................................................................................103
       15.5  Notice.................................................................................................103
       15.6  Costs 103
       15.7  Relations with the Restricted Group....................................................................103

16    JUDGMENT CURRENCY.............................................................................................104
       16.1  Rules of Conversion....................................................................................104
       16.2  Determination of an Equivalent Currency................................................................104

17    ASSIGNMENT....................................................................................................105
       17.1  Assignment by the Borrowers............................................................................105
       17.2  Assignments and Transfers by the Lenders...............................................................105
       17.3  Transfer Agreement.....................................................................................105
       17.4  Notice.................................................................................................106
       17.5  Sub-Commitments........................................................................................106
       17.6  General................................................................................................106

18    THE AGENT AND THE LENDERS.....................................................................................107

       18.1  Authorization of Agent.................................................................................107
       18.2  Power of Attorney for Quebec Purposes..................................................................107
       18.3  Agent's Responsibility.................................................................................108
       18.4  Rights of Agent as Lender..............................................................................109
       18.5  Indemnity..............................................................................................109
       18.6  Notice by Agent to Lenders.............................................................................109
       18.7  Protection of Agent....................................................................................110
       18.8  Notice by Lenders to Agent.............................................................................110
       18.9  Sharing Among the Lenders..............................................................................111
       18.10 Derivative Obligations.................................................................................112
       18.11 Procedure with respect to Advances.....................................................................112
       18.12 Accounts kept by each Lender...........................................................................113
       18.13 Binding Determinations.................................................................................113
       18.14 Amendment of Article 18................................................................................113
       18.15 Decisions, Amendments and Waivers  of the Lenders......................................................113
       18.16 Authorized Waivers, Variations and Omissions...........................................................114
       18.17 Provisions for the Benefit of Lenders Only.............................................................114
       18.18 Resignation of Agent...................................................................................114
       18.19 Canadian Agent and US Agent............................................................................115

19    MISCELLANEOUS.................................................................................................115
       19.1  Notices................................................................................................115
       19.2  Amendment and Waiver...................................................................................115
       19.3  Determinations Final...................................................................................116
       19.4  Entire Agreement.......................................................................................116
       19.5  Indemnification and Compensation.......................................................................116
       19.6  Benefit of Agreement...................................................................................116
       19.7  Counterparts...........................................................................................117
       19.8  Applicable Law.........................................................................................117
       19.9  Severability...........................................................................................117
       19.10 Further Assurances.....................................................................................117
       19.11 Good Faith and Fair Consideration......................................................................117
       19.12 Excess Resulting From Exchange Rate Change.............................................................117
       19.13 Responsibility of the Lenders..........................................................................118
       19.14 Indemnity..............................................................................................118
       19.15 Jurisdiction and Service in respect of IPG, LLC and the Borrowers......................................119
       19.16 Undertaking and Representation of the Lenders..........................................................119
       19.17 Language...............................................................................................119

20    FORMAL DATE...................................................................................................120
       20.1  Formal Date............................................................................................120

SCHEDULE "A" - LIST OF LENDERS AND COMMITMENTS
SCHEDULE "B" - NOTICE OF BORROWING AND CERTIFICATE
SCHEDULE "C" - TRANSFER AGREEMENT
SCHEDULE "D" - RESTRICTED SUBSIDIARIES AND INACTIVE SUBSIDIARIES
SCHEDULE "E" - OFFICER'S CERTIFICATE

SCHEDULE "F" - OPINION
SCHEDULE "G" - LITIGATION
SCHEDULE "H" - ERISA DISCLOSURE
SCHEDULE "I" - EXISTING SECURITY
SCHEDULE "J" - UNRESTRICTED SUBSIDIARIES
SCHEDULE "K" - LIST OF FACILITY A BORROWERS
SCHEDULE "L" - LIST OF FACILITY B GUARANTORS
SCHEDULE "M" - EXISTING MATERIAL ADVERSE CHANGES, DEFAULTS AND EVENTS OF DEFAULT SCHEDULE "N" - LOCATION OF ASSETS AND HEAD OFFICES AND TAX IDENTIFICATION
               NUMBERS
SCHEDULE "O" - BORROWING BASE COMPLIANCE CERTIFICATE
SCHEDULE "P" - ENVIRONMENTAL MATTERS
SCHEDULE "Q" - COMPLIANCE CERTIFICATE
SCHEDULE "R" - INVESTMENTS AT NOVEMBER 30, 2001